UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
TREEHOUSE FOODS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Thank You to Our TreeHouse Employees

We have an extraordinary team at TreeHouse Foods who play an active role in engaging and delighting our stakeholders every day. We drove meaningful improvement in our results throughout 2022 as a direct product of our team's commitment and contributions. The agility our teams have demonstrated has been astounding, and we want to recognize those efforts. Thank you for all that you do and for living out our TreeHouse values in support of our purpose and mission.

Nick
TreeHouse
Sue

Our Purpose:

Engage and Delight – One Customer at a Time

Our Mission:

Notice of Annual Meeting of Stockholders

Meeting Details	To the Stockholders of TreeHouse Foods, Inc.:

DATE AND TIME Thursday, April 27, 2023 9:00 a.m. CDT
You are cordially invited to the Annual Meeting of Stockholders (“Annual Meeting”) of TreeHouse Foods, Inc. (“TreeHouse,” “Company,” "we," "us," or "our," as the context requires) to be held on Thursday, April 27, 2023 at 9:00 a.m. Central Daylight Time.
Your vote is very important to us. Whether or not you plan to attend the 2023 Annual Meeting online, we encourage you to vote promptly. You can vote via the internet, by telephone, by mail or by attending and voting online during the Annual Meeting. We hope that you vote your shares, which in turn helps us ensure that our corporate governance practices, decisions and strategy all remain aligned with the priorities of our stockholders and other stakeholders. Regular, transparent interaction with our stockholders is a cornerstone of our corporate governance practices.
The following matters will be considered at the Annual Meeting:

LOCATION Via live webcast at www.virtualshareholdermeeting.com/THS2023

	Proposals		Board Vote Recommendation	For Further Details

WHO CAN VOTE Stockholders of record as of March 1, 2023	1	Election of two directors named in the proxy statement to hold office until the 2026 Annual Meeting of Stockholders.	FOR each director nominee	Page 20
	2	Advisory vote to approve the Company’s executive compensation.	FOR	Page 33
	3	Advisory vote to approve the frequency of future advisory votes on the Company's executive compensation.	ONE-YEAR frequency option for future advisory votes to executive compensation	Page 34
	4	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023.	FOR	Page 81
	5	Approval of amendments to the Company's Certificate of Incorporation to declassify the Board of Directors and phase-in annual director elections.	FOR	Page 82
	6	Approval of the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan.	FOR	Page 88
Stockholders will also act on other business properly presented to the meeting.

Similar to last year, we will conduct our 2023 Annual Meeting in a virtual format with no physical in-person meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You can attend the 2023 Annual Meeting by visiting www.virtualshareholdermeeting.com/THS2023 where you will be able to listen to the meeting live, submit questions and vote.
This Notice of the 2023 Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the upcoming Annual Meeting. For more information about registering to attend the Annual Meeting, please refer to the Summary of the Annual Meeting section in the accompanying proxy statement. On or about March 15, 2023, we will mail our 2023 Proxy Statement (“Proxy Statement”), our 2022 Annual Report (“Annual Report”), and a proxy card to our stockholders.
On behalf of our Board, we thank you for your continued support and investment in TreeHouse Foods, Inc.
Kristy N. Waterman
EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary
March 13, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2023
Our proxy materials include this Proxy Statement, a proxy card and our 2022 Annual Report and are available free of charge at www.proxyvote.com.

Table of Contents

Proxy Statement Summary	1	Option Exercises and Stock Vested in 2022	66
Environmental, Social and Governance (ESG)	9	Retirement Plans	66
Corporate Governance	12	Potential Payments Upon Termination or Change in Control	67
Board Structure	12
Board Practices, Processes and Policies	15	CEO Pay Ratio	72
Compensation Committee Interlocks and Insider Participation	17	Pay Versus Performance	73
		Audit Matters	78
The Board’s Role and Responsibilities	18	Pre-Approval Policy	80
PROPOSAL 1 - Election of Directors	20	Fees Billed by Independent Registered Public Accounting Firm	80

Biographical Information of Director Nominees and Continuing Directors	23	PROPOSAL 4 - Ratification of the Selection of Independent Registered Public Accounting Firm	81

Director Compensation	27
Cash Compensation	28
Equity-Based Compensation	29	PROPOSAL 5 - Approval of Amendments to the Company's Certificate of Incorporation to Declassify the Board of Directors and Phase-In Annual Director Elections	82
Board Stock Ownership	29
Executive Officers	30
PROPOSAL 2 - Advisory Vote to Approve the Company’s Executive Compensation	33

		Stock Ownership	84
PROPOSAL 3 - Advisory Vote to Approve the Frequency of Future Advisory Votes on the Company's Executive Compensation	34	Holdings of Management	84
		Security Ownership of Management	85
		Persons Owning More than Five Percent of the Company's Common Stock	86

Executive Compensation	35	Delinquent Section 16(a) Reports	87
Compensation Discussion & Analysis	36	PROPOSAL 6 - Approval of the Amendment and Restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, Including an Increase in the Number of Shares Subject to the Plan	88
Executive Overview	36
Our Performance-Based Compensation Structure	37
Compensation Principles	38
2022 Executive Compensation Program Details	44
Other Compensation Policies	53
Other Compensation Information	54	Summary of the Annual Meeting	96
Report of the Compensation Committee	55	Appendix A	101
Named Executive Officer Compensation	56	Appendix B	103
2022 Summary Compensation Table	56	Appendix C	105
Grants of Plan Based Awards in 2022	60
Outstanding Equity Awards at 2022 Fiscal Year-End	64

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Meeting Details

DATE Thursday, April 27, 2023	TIME 9:00 a.m. Central Daylight Time	LOCATION Via live webcast at www.virtualshareholdermeeting.com/THS2023	WHO CAN VOTE Stockholders of record as of March 1, 2023
How to Vote

BY INTERNET
Go to www.proxyvote.com to use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Wednesday, April 26, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE
Call 1-800-690-6903 and use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on Wednesday, April 26, 2023. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DURING THE ANNUAL MEETING
Go to www.virtualshareholdermeeting.com/THS2023. You may attend the meeting via the internet and vote during the meeting. You will need the control number provided on your proxy card that accompanied your proxy materials in order to vote during the virtual Annual Meeting.

2023 Proxy Statement	TreeHouse Foods, Inc.	1

Proxy Statement Summary
Voting Matters

Proposals		Board Vote Recommendation	For Further Details

1	Election of two directors to hold office until the 2026 Annual Meeting of Stockholders.	FOR each director nominee	Page 20
2	Advisory vote to approve the Company’s executive compensation.	FOR	Page 33
3	Advisory vote to approve the frequency of future advisory votes on the Company's executive compensation.	ONE-YEAR frequency option for future advisory votes to executive compensation	Page 34
4	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023.	FOR	Page 81
5	Approval of amendments to the Company's Certificate of Incorporation to declassify the Board of Directors and phase-in annual director elections.	FOR	Page 82
6	Approval of the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan.	FOR	Page 88
Stockholders will also act on other business properly presented to the meeting.
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2022, under the heading “Risk Factors” in Item 1A, as updated in Part II of our subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this Proxy Statement speak only as of the date of this Proxy Statement. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more complete information regarding the Company’s 2022 performance, please review the Company’s Form 10-K for the year ended December 31, 2022.
Company Overview
TreeHouse is a leading private label snacking and beverages manufacturer in North America. Our purpose is to Engage and Delight - One Customer at a Time. Through our customer focus and category experience, we strive to deliver excellent service and build capabilities and insights to drive mutually profitable growth for both TreeHouse and our customers. Our purpose is supported by investments in depth, capabilities and operational efficiencies which aim to capitalize on the long-term growth prospects in the categories in which we operate. Our purpose underscores our mission -- to Make High Quality Food and Beverages Affordable to All.
TreeHouse believes it is well positioned across attractive snacking and beverage growth categories fueled by strong consumer demand trends. The portfolio includes snacking, beverage & drink mix, and other grocery offerings. The Company sells its products to retail, co-manufacturing, and food-away-from-home customers in shelf stable, refrigerated, and frozen formats. TreeHouse also offers its customer partners a range of value and nutritional solutions, including natural, organic and gluten free so they can meet the unique needs of their consumers.

2	TreeHouse Foods, Inc.	2023 Proxy Statement

Proxy Statement Summary
Strategy
Our strategic ambition is profitable growth driven by leadership in consumer trending categories. Our strategic plan is anchored around four strategic growth pillars:
•World Class Supply Chain. We strive to have an agile, resilient supply chain that seamlessly integrates customer demand, materials availability, manufacturing capacity and cost efficiency. We are making investments to support both our suppliers in delivering key inputs and our manufacturing capacity to not only fulfill the growing demand for private label, but the flexibility to meet our customers' and consumers' needs as they change. Delivering the best quality, cost, and service to our customers are critical to achieving our strategic ambition.
•Category Leadership. We are making investments in our business to build and further develop capabilities such as innovation pipelines, additional manufacturing capacity, and/or category and consumer insights, in order to drive growth and category leadership. By building our capabilities in attractive growth categories, we believe we are better positioned to drive growth, not only for TreeHouse, but also for our customers.
•Strategic Customer Partnerships. We serve as the supply chain for our customers' brands. It is of the utmost importance that we proactively engage with those customers with whom our goals are aligned - to drive both growth and profitability through a focused private brands strategy. Our goal is to drive outsized, profitable growth for both TreeHouse and our customers. We strive to do this by:
◦having an unrelenting focus on the customer at the heart of everything that we do, recognizing our customers' needs and challenges;
◦understanding how we can better grow together;
◦continuing to produce products that meet quality and safety standards and are competitively priced;
◦providing relevant category and consumer insights; and
◦executing on our commitments with the highest level of service.
•Talent Leader. Our people and talent are critical to achieving our strategic ambition. Our focus on being the employer of choice, by developing our talent and engaging employees, demonstrates our commitment and understanding of the importance of having a strong workforce. In addition, we seek to develop a high performance culture by aligning our employee incentive plans to our strategic growth pillars.
We continue to focus on advancing our environmental, social, and governance ("ESG") initiatives and have integrated those efforts across our strategic growth pillars. We recognize the importance of measurement and accountability, and we will continue to provide transparent disclosure of our progress along our ESG journey.
Performance Highlights
We made significant progress in improving our operating and financial results throughout fiscal year 2022. When we started the year, private label demand was strengthening as the overall economic backdrop remained challenging for consumers and inflation was being reflected in higher shelf prices. As a result, consumer’s shopping behavior began to shift, supporting private label share gains in our categories that continued throughout the year. These same macro factors supporting private label demand have continued to create challenges in the operating environment across the industry, including:
•Inflation across commodities, transportation and wages have required further pricing actions to recover elevated costs. The inherent timing lag between when we faced increased costs and when higher pricing was achieved was most impactful on our results in the first half of the year.
•Industry-wide supply chain disruption, including reduced materials and labor availability, has had a two-fold impact. Not only has it become more costly to service our customers, but it has also constrained our ability to service all of their orders.
While these factors weighed heavily on our financial performance in the early part of the year, the capabilities that we have built across the organization over the last several years enabled us to drive strong sequential improvement in our profitability as 2022 progressed. Our teams worked collaboratively with our customers to execute pricing actions to recover inflation. We also executed targeted labor and supply initiatives aimed to mitigate the industry-wide supply chain disruption, which enabled us to deliver steady operational improvement and improve our ability to service customer orders by almost 300 basis points from the first quarter through the fourth quarter of 2022. In

2023 Proxy Statement	TreeHouse Foods, Inc.	3

Proxy Statement Summary
combination with our pricing actions to recover inflation, these actions drove strong sequential progress toward restoring our profitability throughout FY22.
Importantly, we also took significant steps forward in our strategic evolution to simplify our business, improve execution and enhance management focus in FY22 with the divestiture of a significant portion of our Meal Preparation business to Investindustrial. The transaction, announced in August and completed in October, enables us to better focus the portfolio on higher-growth, higher-margin snacking and beverage offerings which are fueled by strong consumer demand trends. It also strengthens our financial profile as we used $500 million of the proceeds to pay-down debt and reduce our leverage. As a result, we believe we are better positioned to invest in our business, capitalize on the strong consumer demand trends in private label snacking and beverages and drive more profitable and predictable growth.
In addition, we launched a new statement of corporate purpose: to Engage and Delight – One Customer at a Time. Our attention on engaging and delighting isn’t solely focused only on our retail customers, but on all our stakeholders including consumers, employees, stockholders, and the communities in which we operate. We believe that by making investments in depth, capabilities and operational efficiencies, we can capitalize on the long-term growth prospects in the categories in which we operate, in turn driving value for our stakeholders.
As we exit the year and look to fiscal year 2023 with a renewed purpose, we are excited at the opportunities that lie ahead as a simpler, faster growing and higher-margin snacking and beverage company. We are focused on continuing to make progress in restoring service levels to target and capitalizing on the strong private label demand in snacking and beverages.
Key Financial Highlights Include:
•Net sales from continuing operations was $3,454.0 million in 2022, compared to $2,945.9 million in 2021, an increase of 17.2% driven by pricing actions to recover inflation;
•GAAP net loss from continuing operations was $(16.1) million, representing (0.5)% margin, in 2022, compared to $(80.9) million, representing (2.7)% margin, in 2021.
•Adjusted earnings before interest, taxes, depreciation and amortization (adjusted "EBITDA") from continuing operations of $287.0 million, or margin of 8.3%, represents strong sequential quarterly progress in 2022 as pricing actions to recover inflation and the efforts of targeted labor and supply chain initiatives were reflected in results. This compared to adjusted EBITDA from continuing operations of $288.3 million, or margin of 9.8%, in 2021.
•GAAP diluted loss per share from continuing operations was $(0.29) in 2022, compared to $(1.45) in 2021;
•Adjusted diluted EPS was $1.17 in 2022, compared to $0.94 in 2021;
Refer to Appendix A for a reconciliation of GAAP to Non-GAAP measures.

4	TreeHouse Foods, Inc.	2023 Proxy Statement

Proxy Statement Summary
Director Nominees and Continuing Directors
The following provides summary information about each director nominee and continuing directors.

				Committee Membership for 2022-2023 Board Year
	Age	Director Since	Independent	AC	CC	NCGC

Director Nominees

Term Expires in 2023

Scott D. Ostfeld Managing Partner and Co-Portfolio Manager of JANA Partners	46	2022		■
Jean E. Spence Independent Consultant, JES Consulting	65	2018			■ ■	■

Continuing Directors

Term Expires in 2024

Steven Oakland CEO & President, TreeHouse Foods, Inc.	62	2018
Jill A. Rahman Chief Operating Officer, Greater Chicago Food Depository	62	2020			■
Joseph E. Scalzo President & CEO, The Simply Good Foods Company	64	2022		■	■

Term Expires in 2025

Mark R. Hunter Former President & CEO of the Molson Coors Brewing Company	60	2020		■ ■
Linda K. Massman Former President & Chief Executive Officer, Clearwater Paper Corporation	56	2016		■	■	■ ■
Jason J. Tyler Chief Financial Officer, Northern Trust Corporation	51	2019			■	■

AC	Audit Committee	■ ■	Chair
CC	Compensation Committee	■	Member
NCGC	Nominating & Corporate Governance Committee

2023 Proxy Statement	TreeHouse Foods, Inc.	5

Proxy Statement Summary
Board of Directors Snapshot
Compensation Principles and Governance Practices
TreeHouse's executive compensation and governance practices are designed to drive Company performance and stockholder value while mitigating risk. This includes ongoing evaluation of emerging practices, which has led to several changes over the past few years to ensure that TreeHouse does not adopt practices in either the executive compensation program or governance practices that do not align to the interests of stockholders. TreeHouse's compensation program is based on three core principles:
•Align pay and performance, utilizing both absolute and relative goals that measure performance both on an annual and multi-year basis.
•Align stockholder and management interests by emphasizing rigorous goals that balance and measure value creation in both our short-term and long-term compensation programs.
•Pay the majority of compensation in the form of long-term incentives for our Chief Executive Officer.
Governance Practices

BOARD OVERSIGHT	BOARD PERFORMANCE	STOCKHOLDER RIGHTS

•87.5% of our Board members are independent, including all committee members
•Regular executive session meetings of independent directors
•Annual Board and committee evaluation process
•Regular risk assessment process

•Oversees management and provides strategic guidance
•Believes in steady Board refreshment to bring new and diverse perspectives
•Utilizes a resignation policy with respect to the election of our directors
•No super majority provisions •No "poison pill" •Majority voting standard in uncontested Director elections •50% threshold for special meeting vote

Stockholder Engagement
Our relationships with our stockholders are an important component of our success, and we highly value the insights and perspectives that they offer. We maintain a robust practice and regular cadence for our executive leadership team to engage with our stockholders by listening proactively, taking into account their opinions and working to understand different points of view. We value these opportunities to have constructive dialogue, gain feedback, and further strengthen our engagement. We are committed to delivering long-term stockholder value, clearly communicating our financial goals, and holding our management team accountable for the results.

6	TreeHouse Foods, Inc.	2023 Proxy Statement

Proxy Statement Summary
Engagement with our stockholders takes place year-round, enabling us to better understand the issues that are important to the investment community. At the Board of Directors meetings, management provides an update from Investor Relations to keep the Board informed of investor feedback. From time to time the Board of Directors will engage directly with stockholders to further understand their perspectives and contemplate their feedback.
In 2022, we actively conducted outreach, engaging both existing stockholders (representing approximately 75% of our outstanding shares of Common Stock as of December 31, 2022) and prospective investors to discuss items such as the Company’s strategy, performance, governance, compensation, and sustainability. Our approach to engagement with the investor community in 2022 was as follows:
•Hosted the quarterly earnings conference call webcasts and posted presentations to the Company's website
•Met with prospective investors and existing stockholders through one-on-one and group meetings both in-person and through virtual engagement platforms
•Conducted outreach and solicited feedback from stockholders through meetings with members of the executive leadership team and the Chair of the Board to understand their perspectives and gain feedback on pay, performance, governance, and sustainability policies
•Published annual communications to stockholders, including our Annual Report, Proxy Statement and Form 10-K
•Conducted the Annual Meeting of Stockholders
•Published quarterly Form 10-Q communications to stockholders
Pay for Performance Alignment
Our compensation approach is based on sound design principles that allow us to responsibly reward our executives in a labor climate where we need to attract and retain talent capable of executing our strategic business transformation. Our Compensation Committee is committed to aligning the interests of our executives with those of our stockholders by structuring our compensation programs so that actual compensation received by our executives is aligned to the business results of the Company. Our programs are designed to focus executives on achievement of our long-term business objectives and creation of stockholder value. This is achieved by maintaining a high level of "at-risk" incentive pay, the majority of which is linked to the achievement of long-term business results and delivered in equity - further aligning interests to those of our stockholders. Our performance goals require significant effort to attain target payouts and we hold our executives accountable to those stretch objectives. As we continue our business transformation, we believe our Compensation Committee needs the ability to ensure we are not only rewarding for current results, but also for actions that successfully set the Company up for future growth.
Over the past five years, our short-term incentive payouts as a percent of target have varied widely from year-to-year based on our operating performance. Further specifics on the Short-Term Incentive Program can be found in "Compensation Discussion and Analysis" ("CD&A") of this Proxy Statement.
Short-Term Incentive Payouts
as a % of Target Five Year History

2023 Proxy Statement	TreeHouse Foods, Inc.	7

Proxy Statement Summary

Additionally, 50% of our long-term incentives have been delivered as performance stock units or performance cash awards. Similar to our short-term incentives, payouts have varied widely over the past five years consistent with our operating net income and cash flow performance. Further specifics on the Long-Term Incentive Program can be found in the CD&A of this Proxy Statement.
Long-Term Performance Award Payouts
as % of Target Five Year History

8	TreeHouse Foods, Inc.	2023 Proxy Statement

Environmental, Social and Governance (ESG)

At TreeHouse, we work to bring Environmental, Social, and Governance ("ESG") concepts to life for our customers. We are committed to expanding environmental stewardship, stakeholder value creation and thoughtful governance in everything we do. We believe that our commitment to enterprise wide ESG integration is fundamental in meeting the expectations of our customers, employees, investors, consumers and suppliers.
Our Values
We are dedicated to a performance-based culture where we live our values – both with each other and our customers – to ensure our mutual success and safety. Our values serve as the foundation for our culture, which in turn creates an environment where corporate responsibility is inherent in every decision we make.

OWN IT	COMMIT TO EXCELLENCE	BE AGILE	SPEAK UP	BETTER TOGETHER

2022 ESG Report Overview
In 2022, we published our latest ESG Report, which highlights progress made in 2021 towards our ESG goals. Referencing both the Sustainable Accounting Standards Board ("SASB") and the Task Force for Climate-related Financial Disclosures ("TCFD") frameworks, our ESG report outlines our commitments to our customers, employees, stockholders, consumers and suppliers. Our latest ESG report can be found at https://www.treehousefoods.com/esg/reports-and-disclosures. The information contained in our ESG Report, or otherwise on or connected to our website as may be referenced throughout this Proxy Statement, is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report filed with the SEC.

2023 Proxy Statement	TreeHouse Foods, Inc.	9

Environmental, Social, and Governance (ESG)
Notable highlights from our 2022 ESG Report include:

Environmental
•Reduced scope 1 and 2 greenhouse gas emissions by 4% (compared to 2020 baseline)
•Completed a sustainable packaging assessment for primary and secondary packaging across all TreeHouse categories
•Reduced total waste by 9% and maintained >80% landfill diversion rate (compared to 2020 baseline)

Social
•Conducted annual employee engagement survey and developed centralized plan to unlock values-led, high performance and customer centric work culture
•Distributed survey to food suppliers to assess ingredient sourcing risks as part of responsible sourcing efforts
•Donated $7.9 million to charitable organizations, including 8 million pounds of food to those in need
•Formed our Diversity, Equity, and Inclusion Council
•Operated under a strategic plan with the objective of creating a diverse, equitable and inclusive workplace

Governance
•Board and committee oversight of human capital management, ESG programs and disclosures
•Robust enterprise risk oversight by full Board and its committees
•Strong commitment to Board diversity

ESG Governance
Our Board of Directors oversee our ESG strategy, through its Nominating and Corporate Governance Committee, which regularly reviews the Company’s ESG activities, developments, goals and objectives, including the Company’s ESG programs and disclosures. The Compensation Committee meets with the Company’s ESG Steering Committee to review human capital activities, developments, goals and objectives incorporated into the Company’s ESG initiatives. Our ESG Steering Committee drives our activities in this space, and is composed of our Executive Leadership Team, including our CEO & President. This committee is supported by four subcommittees and our ESG team, which is led by our VP, ESG & Deputy General Counsel, who reports to our EVP, Chief Human Resources Officer & General Counsel.

10	TreeHouse Foods, Inc.	2023 Proxy Statement

Environmental, Social, and Governance (ESG)
Each subcommittee is led by a chair and is made up of a cross-functional team of subject matter experts from the business. The subcommittees are responsible for setting the action plans needed to achieve our ESG goals, providing subject matter guidance to the Company on ESG issues, and assisting with ESG reporting and disclosure.

Nominating & Governance Board Committee			ESG Steering Committee

ESG Leader

Responsible Sourcing Subcommittee	Operational Sustainability Subcommittee	Transparency & Disclosure Subcommittee	Diversity, Equity & Inclusion (DEI) Council

Diversity Equity & Inclusion
Creating a values-led, high performance workforce and becoming a talent leader is critical to achieving success in our growth strategy. We are committed to building a diverse team, fostering an inclusive culture, and investing in equity across our organization. We believe building a team diverse in ideas, experiences, and backgrounds enables us to be more successful and better address the needs of customers and consumers. Our DEI Strategic Road Map is a multiyear, enterprise-wide approach to accelerating our DEI journey. Our DEI & Culture Council, which guides our work in this area, is composed of individuals from various levels and functions throughout the organization, working together to shape and advance our DEI commitments. The work of our DEI & Culture Council is guided by the pillars of our DEI Strategic Plan: Represent, Educate & Employee Experience. We have invested time and resources to ensure our workforce is representative of the communities in which they are located, and we utilize best practices to recruit and retain our diverse talent. Our leaders and employees are educated on how best to contribute to an inclusive culture through continuing education and training to increase DEI awareness and to create a great employee experience where everyone feels a sense of belonging.
As of December 31, 2022, our U.S. hourly and salaried workforce demographics were as follows:
We invest time and resources to ensure our workforce is representative of the communities in which they are located, and we utilize best practices to recruit and retain our diverse talent. We educate our leaders and employees on how best to contribute to an inclusive culture through continuing education and training to increase DEI awareness and to foster an employee experience where everyone feels a sense of belonging.

2023 Proxy Statement	TreeHouse Foods, Inc.	11

Corporate Governance

We are committed to high standards of business integrity and corporate governance. Accordingly, we have developed a corporate structure and culture that promotes the highest ethical standards and compliance with all applicable laws and regulations. Further, we understand that corporate governance is not static, and as a result, we regularly monitor and evaluate best practices and new developments in corporate governance against our own current practices.

Board Structure

The current members of the Board of Directors (the "Board") are: Mark R. Hunter, Linda K. Massman, Steven Oakland, Scott D. Ostfeld, Jill A. Rahman, Ann M. Sardini, Joseph E. Scalzo, Jean E. Spence, Kenneth I. Tuchman and Jason J. Tyler. In accordance with our Corporate Governance Guidelines' mandatory retirement age policy, Ms. Sardini and Mr. Tuchman will not be standing for reelection to the Board at the Annual Meeting. As a result, as of our Annual Meeting the size of our Board will be reduced to eight directors. Every director on our Board other than our CEO is independent. We believe that the number of independent, experienced directors that make up our Board benefits our Company and our stockholders.
Board Leadership
The Board does not have a fixed policy regarding the separation of the offices of Chair of the Board and CEO and believes that it should maintain the flexibility to select the Chair and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and our stockholders. In the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and our stockholders. For this reason, our Board evaluates issues that may be relevant to our leadership structure as part of our annual Board self-evaluation process, and the Nominating and Corporate Governance Committee regularly reviews the Board's leadership structure and recommends changes to the Board, as appropriate. However, in the event the Chair of the Board is not an independent director, the Corporate Governance Guidelines provide that the Board will elect a Lead Independent Director. The Board welcomes and takes under consideration any input received from our stockholders regarding the Board’s leadership structure, and informs stockholders of any change in the Board’s leadership structure on our website and in our annual proxy statements.
Currently, Ann Sardini serves as our independent Chair of the Board. In her capacity as Chair of the Board, Ms. Sardini's duties entail:
•Approving the Board meeting agendas;
•Determining the frequency and length of Board meetings;
•Conducting and presiding at executive sessions of the Board;
•Serving as a liaison to and acting as a regular communication channel between the independent members of the Board and the CEO of the Company; and
•Consulting with the CEO about the concerns of the Board.

12	TreeHouse Foods, Inc.	2023 Proxy Statement

Corporate Governance
Due to the mandatory retirement age policy, Ms. Sardini will not stand for reelection this year. Since joining our Board in May 2008, Ann has played a critical role as the Chair of the Board, in addition to previously serving as our Lead Independent Director, both Chair and a member of our Audit Committee, a member of our Nominating and Corporate Governance Committee, and both Chair and a member of our Compensation Committee throughout her tenure. We thank Ann for the strong leadership and counsel she has provided to our Board and the Company's leadership and employees, and for her many important contributions in helping us continue to build and develop an engaging and thriving culture and organization.
The succession planning discussions following Ms. Sardini's retirement as Chair of the Board, effective at our 2023 Annual Meeting, included discussions on the Board leadership structure, including the merits of keeping separate or combining the Chair and CEO roles. The Board considered several factors, including: the strategic goals of the Company, the status of TreeHouse's progress with respect to our transformation journey, the various capabilities of our directors, the dynamics of our Board, and best practices in the market. While the Company's independent directors bring experience, oversight and expertise from various perspectives outside the Company, Mr. Oakland's in-depth knowledge of our business, as well as his tenure as CEO & President enables him to identify areas of focus for the Board and effectively recommend appropriate agendas. The Board believes that the combined role of Chair and CEO facilitates information flow between our Executive Leadership Team and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance. The Board also reflected upon the Company’s independent oversight function exercised by our Board, which consists entirely of independent directors other than Mr. Oakland, as well as the independent leadership to be provided by each of the three standing Board Committees, which consist solely of, and are chaired by independent directors.
Based on the above, the independent directors of the Board determined that, upon Ms. Sardini's retirement at the 2023 Annual Meeting, the Board's independent directors will appoint Mr. Steven Oakland to the role of Chairman of the Board, in addition to his current position as CEO & President of the Company. The Board's leadership structure will be further enhanced by the appointment of Ms. Linda Massman as Lead Independent Director. The Board believes this structure provides the most effective leadership structure for the Company at this time for the reasons noted above. As Lead Independent Director, Ms. Massman will maintain clearly defined and robust responsibilities, including to:

•Call Board meetings in the event of the unavailability or incapacity of the Chair;
•Conduct and preside at executive sessions of the Board;
•Act as a liaison between the independent members of the Board and the CEO; and
•Participate in meetings with major stockholders, stakeholders and the public.

Director Independence
Except as may otherwise be permitted by the New York Stock Exchange ("NYSE") rules, our Corporate Governance Guidelines provide that a majority of the members of the Board shall be independent directors under applicable law and NYSE listing standards. To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual; and (2) in the Board’s judgment (based on a review of all relevant facts and circumstances and taking into consideration all applicable laws, regulations and stock exchange listing requirements), the director must not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
Pursuant to the policies listed above, we affirmatively assess whether each Director has a relationship that would interfere with the exercise of independent judgment pursuant to these policies and corporate governance best practices. In addition to the Nominating and Corporate Governance Committee’s review, the Board conducts an annual review of director independence, during which the Board also considers each Director's background, employment, affiliations, transactions, relationships and arrangements between each Director or an immediate family member of the Director and each of the Company and our executive officers. The Board has determined that each of the following non-employee directors who served during the last completed fiscal year qualifies as “independent” in accordance with the above listed guidelines, standards and rules: Messrs. Hunter, Ostfeld, Scalzo, Tuchman and Tyler and Mses. Massman, Rahman, Sardini and Spence. As Mr. Oakland is employed by TreeHouse as our CEO & President, Mr. Oakland does not qualify as independent.
All members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent directors and our Compensation Committee members meet the enhanced independence requirements for Compensation Committee members under the NYSE’s listing standards. The Board has determined that all of the members of our Audit Committee also satisfy the SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.

2023 Proxy Statement	TreeHouse Foods, Inc.	13

Corporate Governance
Our Board’s standards for director independence are available in our Corporate Governance Guidelines which can be located at https://www.treehousefoods.com/investors/governance/governance-documents.
Standing Committees of the Board
The Board has three standing committees to help oversee various matters of the Company: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board has approved a written charter for each standing committee, which we review annually and revise as appropriate. The charters define each committee’s roles and responsibilities. The charters are available on our website at: https://www.treehousefoods.com/investors/governance/governance-documents. The Board determines the membership of each of these committees from time to time, and each committee is composed entirely of independent directors, in accordance with our Corporate Governance Guidelines, the NYSE listing standards and SEC rules.
Ms. Sardini as Chair of the Board is an ex officio member of the respective committees, but is excluded from discussions regarding Chair of the Board compensation. Additionally, the CEO is permitted to attend committee meetings only at the invitation of the respective committee. Accordingly, the CEO is not permitted to attend committee meetings when the independent directors meet in executive session, such as when independent directors conduct performance evaluations or discuss the compensation of the CEO, or any other portion of any committee meeting that the independent directors deem appropriate to conduct outside of the CEO's presence for any reason.
Audit Committee

PRINCIPAL RESPONSIBILITIES
•Reviews and approves the scope and cost of all services, both audit and non-audit, provided by the firm selected to conduct the audit.
•Provides oversight of the audit process and financial reporting process and reviews the Company's financial and operating controls.
•Oversees the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.
In addition, the Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members pursuant to the listing standards of the NYSE and the rules and regulations of the SEC, and the Board has determined that each of them has accounting and related financial management expertise as required by the listing standards of the NYSE. Further, Messrs. Hunter, Scalzo and Tuchman and Ms. Massman qualified as audit committee financial experts.

MEMBERS IN 2022 Mark R. Hunter (Chair) Linda K. Massman Scott D. Ostfeld Joseph E. Scalzo Kenneth I. Tuchman MEETINGS IN 2022 9

Compensation Committee

PRINCIPAL RESPONSIBILITIES
•Reviews and approves the compensation of the Company’s CEO and executive officers, including the administration of the TreeHouse Foods, Inc. Equity and Incentive Plan.
•Approves and evaluates the compensation plans, policies and programs of the Company.
•Oversight of human capital management activities, developments, goals and objectives and executive leadership team succession.
•Reviews and recommends the director compensation to the Board.
The Compensation Committee engaged Pay Governance LLC as its independent executive compensation advisor in 2022. For more information regarding the role of compensation advisors in the Compensation Committee's decision-making process, please see the disclosure under the heading "Executive Compensation Decision Making Process" in the Compensation Discussion and Analysis section of this Proxy Statement.
In addition, the Board has determined that each member of the Compensation Committee meets the qualifications for compensation committee members as required by the listing standards of the NYSE and is a "non-employee director" within the meaning of SEC Rule 16b-3.

MEMBERS IN 2022 Jean E. Spence (Chair) Linda K. Massman Jill A. Rahman Joseph E. Scalzo Jason J. Tyler MEETINGS IN 2022 8

14	TreeHouse Foods, Inc.	2023 Proxy Statement

Corporate Governance
Nominating and Corporate Governance Committee

PRINCIPAL RESPONSIBILITIES
•Identifies individuals qualified to become members of the Board.
•Recommends to the Board the persons to be nominated for election as directors at any meeting of the stockholders.
•In the event of a vacancy on or increase in the size of the Board, the committee recommends to the Board the persons to be nominated to fill such vacancy or additional Board seat.
•Recommends to the Board the persons to be nominated for each committee of the Board.
•Develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics.
•Oversees the evaluation of the Board and CEO.
•Oversees the development of a succession plan for the Board and CEO.
•Considers nominees who are recommended by stockholders, provided such recommendations are made in accordance with the nominating procedures set forth in the Company’s By-laws.
•Regularly reviews the Company’s ESG activities, developments, goals and objectives, including the    Company’s ESG programs and disclosures.

MEMBERS IN 2022 Linda K. Massman (Chair) Jean E. Spence Kenneth I. Tuchman Jason J. Tyler MEETINGS IN 2022 8

Strategy and Long-Range Planning Committee
In March 2021, the Board formed the Strategy and Long-Range Planning Committee (“SLRP Committee”) as an ad hoc committee to assist the Board with respect to the development and implementation of the Company’s strategic plan. The SLRP Committee met at least quarterly, as the Chair of the SLRP Committee deemed appropriate. The SLRP Committee was not delegated any decision-making authority by the Board. SLRP Committee and its members serve as an advisory resource for the executive leadership team as it relates to the Company’s development and implementation of its long-term corporate strategy. The members during 2022 were: Jill A. Rahman (Chair), Mark R. Hunter, Jean E. Spence, Scott D. Ostfeld, Kenneth I. Tuchman, with Steven Oakland, our CEO & President serving as an ex officio member of the SLRP Committee.

Board Practices, Processes and Policies

Meetings of the Board of Directors and its Committees
Members of the Board are expected to attend each Board meeting, as set forth in the Company’s Corporate Governance Guidelines. The Board met 24 times in 2022. The number of Board meetings held in 2022 was driven by our Board's diligence and oversight of its strategic review process, including the October 3, 2022 divestiture of a significant portion of our Meal Preparation business. As detailed below, each current director of our Board attended at least 75% of all of the meetings of the Board and the committee(s) on which they served.

24 BOARD MEETINGS The Board met 24 times during 2022 and committees of the Board held a total of 25 meetings. Overall, attendance at such meetings was over 95%.

2023 Proxy Statement	TreeHouse Foods, Inc.	15

Corporate Governance
Annual Meeting of Stockholders
Our directors are expected to make every effort to attend the Company’s annual meeting of stockholders, and all of them did so in 2022. The Company believes that annual meetings provide an opportunity for stockholders to communicate with directors. It is the Board’s policy that all of our directors attend the annual meeting of stockholders, absent exceptional cause.

PARTICIPATION All of the directors attended the Annual Meeting of Stockholders in 2022.

Executive Sessions
The independent directors meet in executive session at least quarterly to discuss, among other matters, the performance of the Company and its executives. The independent directors will meet in executive session at other times at the request of any independent director. Absent unusual circumstances, these sessions shall be held in conjunction with regular Board meetings. The Chair of the Board currently presides at these sessions, and our Lead Independent Director will preside at these sessions effective as of the 2023 Annual Meeting of Stockholders.
Annual Board and Committee Evaluations
The Nominating and Corporate Governance Committee oversees the annual evaluation process for the Board and each of its committees. These evaluations are designed to assess whether the Board or the respective committee are functioning effectively and also to provide a mechanism for the Board or the respective committee to identify potential areas for improvement. Once completed, the results of the evaluations and any appropriate recommendations or action plans are discussed among the members of the Board and each of its committees. From time to time, our Board evaluation process includes an external evaluator. In our effort to ensure continuous governance improvements, for fiscal year 2022, the Board and committee evaluations were facilitated by an outside advisor with significant corporate governance experience. In this process, the Nominating and Corporate Governance Committee administered a survey and the outside advisor interviewed directors who provided input regarding the performance and effectiveness of the Board and each committee on which they served. The outside advisor reviewed the results of the survey and its evaluation with the Chair of the Board, Chair of the Nominating and Corporate Governance Committee and the full Board and made recommendations as appropriate.
Director Orientation and Continuing Education
The Nominating and Corporate Governance Committee is tasked with developing and overseeing a Company orientation program for new directors and a continuing education program for current directors, periodically reviewing these programs and updating them as necessary. As such, the Board and the Company’s management conduct a mandatory orientation program for new directors. The orientation program includes presentations by management to familiarize new directors with, among other things, the Company’s principal operational and financial objectives, strategies and plans; results of operations and financial condition of the Company and of significant subsidiaries; the relative standing of the business of the Company and vis-à-vis competitors; risk management processes and findings; compliance programs, relevant policies and procedures; fiduciary duties; and introductions to the Company's principal officers, internal and independent auditors, its General Counsel, and outside advisors.
Further, the Company encourages board education to continually enhance board effectiveness and director expertise in timely governance and oversight matters. Each director is expected to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise. The Company will cover reasonable costs related to continuing director education.

16	TreeHouse Foods, Inc.	2023 Proxy Statement

Corporate Governance
Certain Relationships and Related Person Transactions
We maintain procedures relating to the review, approval or ratification, if pre-approval was not feasible, of transactions in which we are a participant and in which any of our directors, director nominees, executive officers, major stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this Proxy Statement as related parties. Our Code of Ethics, which is available on our website at https://www.treehousefoods.com/investors/governance/governance-documents, prohibits our employees, including our executive officers and directors, from engaging in certain activities. These activities typically relate to conflict of interest situations where an employee or director may have significant financial or business interests in another company competing with or doing business with us, or who stands to benefit in some way from such a relationship or activity.
We review all relationships and transactions in which the Company and our directors, director nominees, executive officers, or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest and the dollar value. Our Legal Department has responsibility for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify such related party relationships and transactions. Further, any Director faced with any potential conflict is required to disclose any such potential conflict to the Chair of the Board, Chair of the Nominating and Corporate Governance Committee, and the General Counsel of the Company. As required under SEC rules, transactions involving the Company that exceed $120,000 and that a related party has a direct or indirect material interest in are disclosed in our Proxy Statement. Our Board has responsibility for reviewing and approving or ratifying, if pre-approval was not feasible, related person transactions.
Since January 1, 2022, there were no reportable related person transactions, and there are currently no proposed transactions in excess of $120,000 in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was, during the year ended December 31, 2022, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board, during the year ended December 31, 2022.
Code of Ethics
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, including the Code of Ethics. The Board has adopted a Code of Ethics (the "Code") that applies to all of the Company’s employees, officers and directors, as well as independent contractors working on behalf of the Company. Through our Code, we establish clear ethical and professional guidelines, and work though several mechanisms to hold the Company collectively to the highest professional ethical standards.
Our Code serves as a framework for our ethical business practices and provides us with high-level guidance and direction about difficult choices we might face. The Code defines our collective responsibilities to one another, our customers and consumers, the communities we call home and all our stakeholders. Adherence to the Code is critical for us to achieve our standards. The Code lays out a clear set of expectations for our employees, directors and suppliers and helps fortify our culture of integrity, accountability, and ownership for all who impact, or are impacted by, our business.
Our Code meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and also meets the requirements of a “code of business conduct and ethics” under NYSE Rules. All employees generally are required to certify that they have reviewed and are familiar with the Code annually. The Code can be located in its entirety on the Company’s website at https://www.treehousefoods.com/investors/governance/governance-documents.

2023 Proxy Statement	TreeHouse Foods, Inc.	17

Corporate Governance

The Board’s Role and Responsibilities

The Board’s Role in Risk Oversight
Management undertakes a regular review of a broad set of enterprise risks across the Company's business and operations to identify, assess, prioritize and manage potential issues over the short, intermediate and long-term. Specific emphasis is placed on identifying those risks that could have the highest impact to the Company and its operations, and the highest likelihood of risk occurrence. Management’s risk assessment also takes into account input from the internal audit function, which reports regularly to the Audit Committee, and the Board receives ongoing updates from management on trends in risk management and in new risks facing the business. Management is responsible for day-to-day risk assessment and mitigation activities, and our Board is responsible for risk oversight, focusing on our Company’s overall risk management strategy. While the Board as a whole maintains the ultimate oversight responsibility for risk management, the committees of the Board can be assigned responsibility for risk management oversight of specific areas, as set forth below:

FULL BOARD

Together with the Board’s standing committees, the Board regularly reviews material risks identified by management and the Board. The Board and its committees regularly review the actions, policies and guidelines that management uses to address material risk.	Develops a corporate governance structure that permits the Board to fulfill its responsibilities.	Further, the Board establishes a corporate environment that promotes timely and effective disclosure, sufficient controls, procedures and incentives, fiscal accountability, high ethical standards and compliance with all applicable laws and regulations.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

As part of its responsibilities as set forth in its charter, the Audit Committee discusses with management the Company’s policies and guidelines to govern the process by which risk assessment and risk management are undertaken by management, including guidelines and policies to identify the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures.
The Audit Committee also performs an oversight role with respect to financial and compliance risks.
The Compensation Committee considers risk in connection with its design of compensation programs for our employees and executives so that they do not encourage unnecessary or excessive risk-taking.
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of governance guidelines applicable to the Company, including the Code of Ethics.
This committee also provides oversight of the Company's ESG activities, developments, goals, objectives, programs and disclosures.

SENIOR MANAGEMENT

Senior management tracks, evaluates and works to mitigate risks across all aspects of the Company's business operations.

18	TreeHouse Foods, Inc.	2023 Proxy Statement

Corporate Governance
Cybersecurity
Our Board is engaged in the oversight of our cybersecurity risk program, and our Audit Committee receives quarterly cybersecurity updates. Management shares our cybersecurity plans with the Board and reports key performance indicators, which measure the effectiveness of our cybersecurity risk program. Further, the Company's enterprise level IT general controls are audited annually by the Company's internal audit function and the Company's independent public accounting firm. We conduct ongoing and mandatory information security awareness training for employees and provide education regarding our position on data privacy, intellectual property, protecting confidential and proprietary information and safeguarding technology systems to coincide with emerging and macro cyber risk factors that are unique to our business and work environment. The Company also maintains cybersecurity insurance in the event of a cybersecurity breach, which would potentially defray some of the costs associated with a breach. In the last three years, the Company has not experienced an information security breach, and as a result, the Company's net expenses associated with information security breaches have not impacted total revenue.
Stockholder Communication with the Board
Stockholders and other interested parties may contact the Board, the independent directors as a group or any individual director. All communications should be directed to:
TreeHouse Foods, Inc.
Attn: Corporate Secretary
2021 Spring Road, Suite 600
Oak Brook, IL 60523
Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board or a particular director. All appropriate communication intended for the Board or a particular director and received by the Corporate Secretary will be forwarded to the specified party following its clearance through normal security procedures.

2023 Proxy Statement	TreeHouse Foods, Inc.	19

Proposal One

Election of Directors

The Company’s Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-laws (the "By-laws") provide that the Board shall be composed of not less than three nor more than 15 directors divided into three classes to be determined by the Board, and that each director shall be elected for a term of three years with the term of one class expiring each year.

As the Company invests in strengthening the foundation of our business, we are continuously enhancing our corporate governance practices to align with our strategy. Over the past five years we have brought fresh and diverse perspectives to the Board, as eight highly-qualified directors have been added to our Board since 2018. We believe that the Board possesses the appropriate mix of diversity in terms of age, gender, race, national origin, skills, experience, viewpoints and service on our Board and the boards of other organizations. Each director nominee has agreed to be named in this Proxy Statement, and to serve as a director if elected.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

•SCOTT D. OSTFELD
•JEAN E. SPENCE

Proxies solicited by the Board will be voted for the election of each Director nominee unless stockholders specify a contrary vote.

Currently, our Certificate of Incorporation provides for a classified Board, with four directors currently in the 2023 Class (Ms. Sardini, Ms. Spence, Mr. Ostfeld and Mr. Tuchman), three directors currently in 2024 Class (Ms. Rahman, Mr. Oakland and Mr. Scalzo), and three directors currently in 2025 Class (Ms. Massman, Mr. Hunter and Mr. Tyler). One class of directors stands for election at each of our annual meetings of stockholders, with directors elected to serve for staggered three-year terms. As described in the section entitled “Proposal 5: Approval of Amendments to our Certificate of Incorporation” beginning on page 82, the Board has approved, and recommends that our stockholders adopt, the proposed amendment and restatement of the Certificate of Incorporation to eliminate the classification of the Board and implement the annual election of all our directors on a phased-in basis beginning in 2024.

20	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal One
The terms of our four current 2023 Class directors expire on the date of the Annual Meeting, subject to the election and qualification of their successors. Upon the recommendation of the Nominating and Corporate Governance Committee, there are two nominees to be considered for election to our Board of Directors: Ms. Spence and Mr. Ostfeld. The nominees’ biographies below describe each candidate’s background and relevant experience in more detail. As such, at the Annual Meeting, you will elect a total of two directors named in this Proxy Statement, subject to the provisions of the Company’s By-laws, to hold office until the Annual Meeting of Stockholders in 2026 and until their successors are duly elected and qualified.
Proxies cannot be voted for a greater number than the number of nominees named. The affirmative vote of a majority of the votes cast is required to elect each director. In other words, the number of votes “for” a director must exceed the number of votes “against” a director in order to elect such director. For information regarding our resignation policy, see the section titled "Summary of the Annual Meeting — Resignation Policy" in this Proxy Statement.
Nomination of Directors
The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with the Director Criteria (as defined below) and recommending to the Board the nominees for election as directors. The Board is responsible for approving criteria for selecting directors (the “Director Criteria”). The Nominating and Corporate Committee reviews and uses such criteria and the principles set forth in the Company’s Corporate Governance Guidelines to guide its director selection process. On an annual basis, the Nominating and Corporate Governance Committee reviews with the Board the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. In considering potential candidates for election to the Board, including with respect to incumbent directors and stockholder recommended candidates, the Nominating and Corporate Governance Committee shall consider, among other qualifications that it deems appropriate, the following:

Candidates who have a reputation for integrity, honesty, and adherence to high ethical standards
Candidates who provide diversity of occupational and personal backgrounds to the Board, including diversity with respect to self-identified diversity characteristics such as gender, ethnicity and national origin, geography, age and sexual orientation

Candidates whose background and qualifications provides a significant breadth of experience, knowledge, and abilities that assist the Board in fulfilling its responsibilities
Candidates with demonstrated business acumen, experience, and an ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company
Candidates time commitments, particularly the number of other boards on which the potential candidate may serve
Candidates who demonstrate independence and absence of conflicts of interest
Candidates committed to understand the Company and its industry

The Nominating and Corporate Governance Committee reviewed, updated and evaluated the Board’s skill and experience matrix and evaluated each of the directors’ qualifications against the Company’s long-term strategic plans. Within this framework, specific items relevant to the Board’s determination for each Director are listed in each Director’s biographical information beginning on page 23. The Directors’ ages are shown as of April 27, 2023. There are no family relationships among our Directors or named executive officers (“NEOs” which term is the same as and used interchangeably with “Executive Officers”).
Identifying New Directors
The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including current Board members and stockholders (when recommended in accordance with the nomination procedures set forth in our By-laws). It also may, in its discretion, employ a third-party search firm to assist in identifying potential candidates. In considering potential candidates for election to the Board, including with respect to incumbent directors and stockholder recommended candidates, the Nominating and Corporate Governance Committee shall consider, among other qualifications that it deems appropriate, the factors described above. For more information, please review the "Stockholder Proposals for 2024 Annual Meeting of Stockholders" section of this Proxy Statement.

2023 Proxy Statement	TreeHouse Foods, Inc.	21

Proposal One
Director Qualifications
The Board, acting through the Nominating and Governance Committee, considers its members, including those directors being nominated for reelection to the Board at the Annual Meeting, to be highly qualified for service on the Board. Generally, the Board seeks individuals with broad-based experience and the background, judgment, independence, and integrity to represent the stockholders in overseeing the Company’s management in their operation of the business. The current members of the Board, including our nominees, hold or have held senior executive positions in large, complex organizations and have operating experience that meets this objective. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other public companies and have an understanding of corporate governance practices and trends. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise.
Board Diversity
Over the past few years, we have refocused our efforts on Board refreshment. The Board believes the fresh perspectives brought by new directors are critical to a forward-looking and strategic Board while retaining those who have a deep understanding of TreeHouse’s business provided by longer-serving directors.
The Board is committed to having a Board that reflects diverse perspectives, including those based on gender, ethnicity, skills, experience at policy-making levels in areas that are relevant to the Company’s activities, and functional, geographic or cultural background. The Board assesses its effectiveness in this regard as part of the annual Board and committee evaluation process. As part of the search process for each new director, our Nominating and Corporate Governance Committee actively seeks out diverse candidates to include in the pool from which Board nominees are chosen.
Board Tenure Policy
The Board does not believe it should establish term limits. Term limits could result in the loss of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and an institutional memory that benefits the entire membership of the Board as well as management. However, the Board does believe that a mandatory retirement age for directors is appropriate and has adopted the policy that an individual may not stand for election or reelection to the Board if such individual (i) has reached 75 years of age or (ii) would reach 75 years of age during such individual’s term as a director if elected or re-elected; provided, however, from time to time the Board may re-nominate a director for additional terms if the Board determines that due to such director’s unique capabilities and/or special circumstances, such re-nomination is in the best interest of the Company.
Other Directorships
Directors and the Company’s executive officers must receive approval from the Chair of the Board and the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve, or being publicly reflected as a nominee to serve, on the board of another public company. The Nominating and Corporate Governance Committee shall take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to the Board. Service on boards and/or committees of other organizations shall comply with the Company’s conflict of interest policies. Directors generally will serve on no more than four boards of public companies (including the Company’s Board) or, if the director is serving as an executive officer of a public company, no more than two boards of public companies (including the Company’s Board).
Agreement with JANA Partners
Mr. Ostfeld joined the Board in April 2022 after an affiliate of JANA Partners LLC ("JANA") notified us of its intent to nominate three candidates, including Scott Ostfeld, for election as directors of the Company at the 2022 Annual Meeting. The Company entered into an agreement with JANA under which JANA agreed to cause the withdrawal of the nomination notice and pursuant to which the Company agreed to appoint Scott Ostfeld to the Company's Board as a Class III director for a term expiring at the 2023 annual meeting of the Company’s stockholders. Mr. Ostfeld has been nominated by the Board on its own initiative for election at the 2023 Annual Meeting.
In connection with Mr. Ostfeld joining the Board in April 2022, JANA and the Company entered into a confidentiality agreement (the “Confidentiality Agreement”) and Mr. Ostfeld delivered a director resignation letter, which is only effective upon, among other things, breaches of Company policies or the Confidentiality Agreement or if JANA undertakes certain steps to run a proxy contest while Mr. Ostfeld is on the Board. The director resignation letter delivered by Mr. Ostfeld in connection with him initially joining the Board continues in effect and provides that it will only become effective upon, among other things, breaches of Company policies or the Confidentiality Agreement or if JANA undertakes certain steps to run a proxy contest while Mr. Ostfeld is on the Board.

22	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal One

Biographical Information of Director Nominees and Continuing Directors

Nominees for Election as Directors with Terms Expiring In 2026
The Nominating and Corporate Governance Committee has recommended and the Board has nominated the following director nominees and continuing directors for election to the Board:

Scott D. Ostfeld

BACKGROUND
Mr. Ostfeld is a Managing Partner and Co-Portfolio Manager of JANA Partners, a New York based investment firm. Prior to joining JANA Partners in 2006, Mr. Ostfeld was at GSC Partners, where he served in their distressed debt private equity group and focused on acquiring companies through the restructuring process and enhancing value as an equity owner. Mr. Ostfeld was previously an investment banker at Credit Suisse First Boston Corporation. Mr. Ostfeld served on the board of Conagra Brands (NYSE: CAG), a packaged foods company in North America, from 2019 to 2022, HD Supply Holdings Inc., an industrial distributor, from 2017 to 2020, and Team Health Holdings, Inc., a supplier of outsourced healthcare professional staffing and administrative services, from 2016 to 2017. He serves as a member of the advisory board of Columbia University’s Richman Center for Business, Law, and Public Policy. Mr. Ostfeld holds a B.A. from Columbia University, a J.D. from Columbia Law School, and an M.B.A. from Columbia Business School.
DIRECTOR QUALIFICATIONS
Mr. Ostfeld has more than 17 years of experience investing in companies and driving shareholder value. He brings to the Board significant experience in finance and risk management and M&A transactions, and a broad understanding of governance issues facing public companies.

INDEPENDENT Age: 46 Director Since: April 2022 Committees: •Audit Other Current Public Company Boards: •None

Jean E. Spence

BACKGROUND
Ms. Spence is an independent consultant to several consumer products companies. Ms. Spence was formerly Executive Vice President of Research, Development, & Quality at Mondelēz International, Inc. (NASDAQ: MDLZ), a global leader in biscuits, chocolate, gum, candy and powdered beverages ("Mondelēz"), from 2012 to 2015. Prior to the 2012 spin-off transaction to form Mondelēz International, Inc., Ms. Spence served in the same capacity at Kraft Foods, Inc. ("Kraft") from 2004 to 2012, where she was responsible for research and development which included new product innovation, improving quality and food safety on a worldwide basis, coordinating global compliance programs, scientific relations, regulatory relations, microbiology, and auditing. She has represented the food industry on the Department of Homeland Security Advisory Council, and represented Kraft on the International Life Sciences Institute and Girl Scouts and Junior Achievement of Chicago Boards. Ms. Spence serves on the Advisory Council and Investment Committee of the Agri-Food Tech Fund of Praesidium Private Investments and is an External Advisor to Bain & Company. Ms. Spence is immediate past Chair and current Trustee of Clarkson University. Ms. Spence earned a B.S. in Chemical Engineering from Clarkson University and a Master’s in Chemical Engineering from Manhattan College.
DIRECTOR QUALIFICATIONS
Ms. Spence brings to the Board deep expertise in innovation, food safety and product quality, as well as insight into regulatory and consumer trends. Her broad management and operational experience in global enterprises provides significant industry acumen.

INDEPENDENT Age: 65 Director Since: September 2018 Committees: •Compensation (Chair) •Nominating and Corporate Governance Other Current Public Company Boards: •None

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE ON THE COMPANY’S BOARD.
Proxies solicited by the Board will be voted for the election of each Director nominee unless stockholders specify a contrary vote.

2023 Proxy Statement	TreeHouse Foods, Inc.	23

Proposal One
Biographical Information for Continuing Directors with Terms Expiring In 2024

Steven Oakland

BACKGROUND
Mr. Oakland was appointed to serve as our Chief Executive Officer and President, effective March 26, 2018. Mr. Oakland previously served as Vice Chair and President, U.S. Food and Beverage of The J.M. Smucker Company (“Smucker’s”) (NYSE: SJM), a manufacturer of branded food products, from May 2016 to February 2018. He previously served as President, Coffee and Foodservice of Smucker’s from April 2015 to April 2016; President, International Food Service of Smucker’s from May 2011 to March 2015; and President, U.S. Retail-Smucker’s Jif, and Hungry Jack from August 2008 to May 2011. Prior to that, Mr. Oakland served in increasingly senior positions, including General Manager of Smucker’s Canadian operations from 1995 to 1999. Mr. Oakland currently serves on the board of directors of Foot Locker, Inc. (NYSE: FL), an athletic footwear and apparel retailer, Foster Farms, a privately held poultry company, and The Green Coffee Company, a privately held Columbian coffee producer. Mr. Oakland earned his B.A in Marketing and Economics from the University of Mount Union.
DIRECTOR QUALIFICATIONS
Mr. Oakland is a food and beverage executive with a deep understanding of our business and the rapidly changing consumer demands across the broader food and beverage industry. He brings to the Board his in-depth knowledge of manufacturer and retailer strategies for both brands and private label are invaluable to help address the changing demands impacting our industry. Mr. Oakland also has extensive experience in domestic and international consumer product operations, with particular strength in customer engagement, marketing, brand-building and strategic planning. He understands risk management and business development as well as large scale M&A and its associated integration and operational priorities, and has significant public and private board of directors experience across both manufacturing and retailing.

Age: 62 Director Since: March 2018 Committees: •None Other Current Public Company Boards: •Foot Locker, Inc.

Jill A. Rahman

BACKGROUND
Ms. Rahman currently serves as Chief Operating Officer for the Greater Chicago Food Depository since June 2020, where she leads operations, finance, IT, human resources and strategic initiatives for the Greater Chicago Food Depository, which includes a network of more than 700 partner organizations that work together to bring food, dignity, and hope across Chicago. Ms. Rahman has more than 30 years of experience in the consumer-packaged goods industry at companies including The Kraft Heinz Company (NASDAQ: KHC), Newell Brands (NASDAQ: NWL), and Conagra Brands (NYSE: CAG). She most recently served as the President of the International division at Conagra Brands, a consumer packaged goods food company, from 2016 until her retirement in June 2020. From 2016 to 2020, Ms. Rahman served on the board of directors as Chairman for Agro Tech Foods, a publicly traded affiliate of Conagra Brands in India. Ms. Rahman currently serves on the board of directors for Berry Global, Inc. (NYSE: BERY), a global manufacturer and marketer of plastic packaging products. She earned her Bachelor of Business Administration from Howard University and her Master of Business Administration from Indiana University.
DIRECTOR QUALIFICATIONS
Ms. Rahman brings to the Board breadth and depth of experience in food manufacturing, food retail and growth strategies. Ms. Rahman is a proven business operator with 30 years of P&L leadership while driving organizational change. She has a proven track record of translating her operator experience to an effective director, internationally and domestic. In addition, Ms. Rahman places focus on social responsibility as demonstrated by her recent retirement and move to Chief Operating Officer of the Greater Chicago Food Depository.

Age: 62 Director Since: November 2020 Committees: •Compensation Other Current Public Company Boards: •Berry Global, Inc.

24	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal One

Joseph E. Scalzo

BACKGROUND
Since 2013, Mr. Scalzo has served as the Chief Executive Officer and President of Atkins Nutritionals, Inc. (“Atkins,” now known as Simply Good Foods USA, Inc.), and as a member of its Board of Directors. Mr. Scalzo has also served as the Chief Executive Officer and President of The Simply Good Foods Company (NASDAQ: SMPL), a manufacturer of nutrition bars, ready-to-drink shakes, snacks and confectionery products, and a member of its Board of Directors since its acquisition of Atkins in July 2017. From November 2005 to February 2011, Mr. Scalzo served as a senior executive in various roles at Dean Foods, including as President and Chief Operating Officer, as well as President and Chief Executive Officer of WhiteWave Foods, Inc. Prior to that, he held various executive roles at the Gillette Company, where he spearheaded the successful three-year turnaround of the company's one billion dollar global personal care business, and The Coca-Cola Company. Mr. Scalzo began his career at The Procter & Gamble Company in 1985. Mr. Scalzo previously served on the boards of HNI Corporation from 2003 to 2009, Earthbound Farm LLC from 2010 to 2013, and Focus Brands from 2014 to 2020. Mr. Scalzo received a Bachelor of Science in Chemical Engineering from the University of Notre Dame.
DIRECTOR QUALIFICATIONS
Mr. Scalzo is experienced as a currently active President and Chief Executive Officer of a food manufacturer company. He brings to the Board over thirty years of experience in the consumer packaged goods industry, including in beverages, snacking and private label.

INDEPENDENT Age: 64 Director Since: April 2022 Committees: •Audit •Compensation Other Current Public Company Boards: •The Simply Good Foods Company

Biographical Information for Continuing Directors with Terms Expiring In 2025

Mark R. Hunter

BACKGROUND
Mr. Hunter most recently served as the President and CEO of the Molson Coors Brewing Company (NYSE: TAP), an American-Canadian multinational drink and brewing company, from January 2015 to September 2019. From January 2013 to December 2014, he served as the President and Chief Executive Officer of Molson Coors Europe. From June 2012 to January 2013, he served as the President and Chief Executive Officer of Molson Coors Central Europe. From December 2007 to June 2012, he served as the President and Chief Executive Officer of Molson Coors UK. Prior to that, he served in various roles of increasing responsibility for Molson Coors and its predecessor, Bass Brewers, since 1989. Mr. Hunter is currently the Chairman of the Artisanal Spirits Company (LON: ART), a post he has held since March 2021. This is a U.K. public company following an IPO completed in June 2021. Mr. Hunter also served as a non-executive director from 2011 to 2014 of the 2 Sisters Food Group, a leading privately-owned European private label food business. Mr. Hunter holds a Bachelor Honours degree in Marketing and Business Administration from the University of Strathclyde in Glasgow, Scotland, where he was also awarded an Honorary Doctorate in 2009. Mr. Hunter also served for two terms as President of the Incorporated Society of British Advertisers and as Vice Chairman on the International Alliance for Responsible Drinking.
DIRECTOR QUALIFICATIONS
Mr. Hunter brings to the Board extensive marketing, sales, and business unit leadership experience both domestically and internationally with a track record of successful portfolio development, M&A, business integration and synergy delivery. Mr. Hunter also brings private label knowledge, both from his previous board service with 2 Sisters Food Group and his time at Molson Coors Brewing Company.

INDEPENDENT Age: 60 Director Since: April 2020 Committees: •Audit (Chair) Other Current Public Company Boards: •Artisanal Spirits Company

2023 Proxy Statement	TreeHouse Foods, Inc.	25

Proposal One

Linda K. Massman

BACKGROUND
Ms. Massman was the President and Chief Executive Officer of Clearwater Paper Corporation (NYSE: CLW), a pulp and paper product manufacturer, from 2013 until her retirement on April 1, 2020. Previously, Ms. Massman served as Clearwater Paper's President and Chief Operating Officer from 2011 to 2013. Prior to that, Ms. Massman served as Clearwater Paper’s Chief Financial Officer from 2008 to 2011. Before joining Clearwater Paper, Ms. Massman served as group vice president of finance and corporate planning for SUPERVALU Inc., following its acquisition of Albertson’s Inc, where she served in a similar capacity. Prior to that, Ms. Massman was a business strategy consultant for Accenture (NYSE: CAN). In 2016, she became the first vice chairwoman for the American Forest & Paper Association, and in 2017, she was the chairwoman for the American Forest & Paper Association. Ms. Massman currently serves on the board of directors of Caliber and Darigold Inc., and is a Senior Advisor to Citation Capital. She earned her Bachelor of Business Administration in Finance from the University of North Dakota and holds an M.B.A. from Harvard Business School.
DIRECTOR QUALIFICATIONS
Ms. Massman’s experience as a CEO, COO and CFO of a company with extensive private label offerings in paper products provides the Board with an experience-based understanding of key private label customers. Ms. Massman’s retail experience and experiences in strategic consulting provide highly valuable perspectives. In addition, Ms. Massman’s experience in corporate planning, capital structure optimization and transactional structuring provides great benefit to the Board and Company as it considers acquisitions and business integration. During her role as CEO of Clearwater Paper Corporation, she oversaw the company’s $71 million acquisition of Manchester Industries in 2016.

INDEPENDENT Age: 56 Director Since: July 2016 Committees: •Audit •Compensation •Nominating and Corporate Governance (Chair) Other Current Public Company Boards: •None

Jason J. Tyler

BACKGROUND
Mr. Tyler has served as Chief Financial Officer of Northern Trust Corporation (NASDAQ: NTRS), a financial services company, since January 1, 2020. Prior to that, he served as Executive Vice President and Chief Financial Officer of Northern Trust’s Wealth Management business. His prior roles include serving as Global Head of Corporate Strategy for the company and Global Head of the Institutional Group at Northern Trust Asset Management. Mr. Tyler joined Northern Trust in 2011 from Ariel Investments, where he served as Senior Vice President, Director of Research Operations, and as a member of the Investment Committee. Previously, he served in various leadership roles in Corporate Finance and Banking at American National Bank/Bank One. Mr. Tyler is a Trustee of the University of Chicago, Board Chair at the University of Chicago Laboratory Schools, and an Advisory Council member of the Becker Friedman Institute. He is a Director of Advance Illinois, Northwestern Memorial Healthcare Foundation, and the Joffrey Ballet where he formerly served as Chairman. Mr. Tyler earned an M.B.A. from University of Chicago Booth School of Business and an A.B. from Princeton University.
DIRECTOR QUALIFICATIONS
Mr. Tyler’s experience with institutional investors and financial markets provides the Board a deep understanding of capital markets. Additionally, with his experience in financial management, strategy, and planning matters, Mr. Tyler brings considerable execution experience.

INDEPENDENT Age: 51 Director Since: April 2019 Committees: •Compensation •Nominating and Corporate Governance Other Current Public Company Boards: •None

26	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal One

Director Compensation

Directors who are employees of the Company receive no additional fees for service as a director. Non-employee directors received a combination of cash payments and equity-based compensation for 2022 as shown in the table and narrative below:

Name	Fees Earned or Paid in Cash ($) (a)	Restricted Stock Units ($) (b)	Total ($)

Ashley Buchanan(1)	—	—	—
John P. Gainor(1)	—	—	—
Mark R. Hunter	120,000	172,250	292,250
Linda K. Massman	117,500	172,250	289,750
Scott D. Ostfeld(2)(3)	110,000	186,625	296,625
Jill A. Rahman	110,000	172,250	282,250
Ann M. Sardini	265,000	172,250	437,250
Joseph E. Scalzo(3)	110,000	186,625	296,625
Jean E. Spence	120,000	172,250	292,250
Kenneth I. Tuchman	107,500	172,250	279,750
Jason J. Tyler	100,000	172,250	272,250
(1)Mr. Buchanan and Mr. Gainor resigned from the Board effective April 30, 2022.
(2)Mr. Ostfeld has assigned his compensation for Board services to JANA Partners LLC.
(3)Mr. Ostfeld and Mr. Scalzo joined the Board on April 12, 2022 and April 18, 2022, respectively. In connection with their respective appointments, each of Messrs. Ostfeld and Scalzo received a pro-rated cash retainer and equity award for their partial period of service during the 2021-2022 Board service year.

2023 Proxy Statement	TreeHouse Foods, Inc.	27

Proposal One
Cash Compensation (column (a))
For the 2022-2023 Board year, non-employee directors of the Company received a cash retainer of $90,000 per year. Directors are generally permitted to defer up to 100% of this cash retainer under our Deferred Compensation Plan. The Chair of the Board received an additional annual cash retainer of $175,000. Committee members received additional annual cash retainers as follows: Audit Committee $7,500; Compensation Committee $5,000; and Nominating and Corporate Governance Committee $5,000. The Chair of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee received additional annual cash retainers of $25,000, $20,000, and $15,000, respectively. No individual meeting attendance fees are paid to Board or Committee members.
FEES EARNED OR PAID IN CASH

Name	Annual Retainer ($)	Nominating & Corporate Governance Committee ($)	Audit Committee ($)	Compensation Committee ($)	Chair of the Board ($)	Other(1) ($)	Total ($)

Ashley Buchanan(2)	—	—	—	—	—	—	—
John P. Gainor(2)	—	—	—	—	—	—	—
Mark R. Hunter*	90,000	—	25,000	—	—	5,000	120,000
Linda K. Massman*	90,000	15,000	7,500	5,000	—	—	117,500
Scott D. Ostfeld(3)(4)	97,500	—	7,500	—	—	5,000	110,000
Jill A. Rahman(5)	90,000	—	—	5,000	—	15,000	110,000
Ann M. Sardini	90,000	—	—	—	175,000	—	265,000
Joseph E. Scalzo(4)	97,500	—	7,500	5,000	—	—	110,000
Jean E. Spence*	90,000	5,000	—	20,000	—	5,000	120,000
Kenneth I. Tuchman	90,000	5,000	7,500	—	—	5,000	107,500
Jason J. Tyler	90,000	5,000		5,000	—	—	100,000
*    Committee Chair
(1)Directors may receive additional compensation for performing duties assigned by the Board or its committees that are considered beyond the scope of the ordinary responsibilities of directors or committee members. The Board formed the SLRP Committee to assist the Board with respect to the development and implementation of the Company’s strategic plan. The SLRP Committee meets at least quarterly and additionally as the Chair of the SLRP Committee deems appropriate and SLRP Committee Members serve as an advisory resource for the management team as it relates to the Company’s development and implementation of its strategy. Ms. Spence and Messrs. Hunter, Ostfeld, and Tuchman each received an additional $5,000 in 2022 for their service on the SLRP Committee, and Ms. Rahman received $15,000 in 2022 for chairing the SLRP Committee.
(2)Mr. Buchanan and Mr. Gainor resigned from the Board effective April 30, 2022.
(3)Mr. Ostfeld has assigned his compensation for Board services to JANA Partners LLC.
(4)Mr. Ostfeld and Mr. Scalzo joined the Board on April 12, 2022 and April 18, 2022, respectively. In connection with their respective appointments, each of Messrs. Ostfeld and Scalzo received a pro-rated cash retainer for their partial period of service during the 2021-2022 Board service year.
(5)Jill A. Rahman elected to defer $55,000 into the Deferred Compensation Plan.

28	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal One
Equity-Based Compensation (column (b))
To ensure that directors have an ownership interest aligned with other stockholders, each non-employee director is granted options and/or restricted stock units of the Company’s stock as determined by the Board. For 2022-2023 Board service, the Board determined to award each non-employee director 5,512 restricted stock units, which vest and settle on the 12-month anniversary of the date of grant. The grant date fair value of the annual award of restricted stock units granted in 2022 for each non-employee director was $172,250 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
OUTSTANDING AWARDS (as of December 31, 2022)
As of December 31, 2022, neither Ms. Buchanan nor Mr. Gainor held any outstanding Company equity awards.

Name	Unvested Restricted Stock Units (#)	Vested & Deferred Restricted Stock Units* (#)

Mark R. Hunter	5,512	—
Linda K. Massman	5,512	—
Scott D. Ostfeld(1)(2)	5,972	—
Jill A. Rahman	5,512	—
Ann M. Sardini	5,512	3,700
Joseph E. Scalzo(2)	5,972	—
Jean E. Spence	5,512	9,563
Kenneth I. Tuchman	5,512	—
Jason J. Tyler	5,512	6,883
*    Settlement of vested and deferred restricted stock units is deferred until termination of service from the Board.
(1)Mr. Ostfeld has assigned his compensation for Board services to JANA Partners LLC.
(2)Mr. Ostfeld and Mr. Scalzo joined the Board on April 12, 2022 and April 18, 2022, respectively. In connection with their respective appointments, each of Messrs. Ostfeld and Scalzo received a pro-rated equity award for their partial period of service during the 2021-2022 Board service year.
Board Stock Ownership
We have adopted equity ownership and holding guidelines for the non-employee members of the Board. All non-employee directors are covered by the guidelines and must achieve a stock ownership level equal to five times their annual cash retainer within five years of joining the Board. Similar to the management guidelines, shares of stock owned outright or through a trust, and vested restricted stock and restricted stock units (including deferred restricted stock units) count towards fulfillment of the guidelines. All of our current outside directors are currently in compliance with these guidelines.

2023 Proxy Statement	TreeHouse Foods, Inc.	29

Executive Officers

The following sets forth biographical information for the Company’s executive officers, except for the Chief Executive Officer, Steven Oakland, whose biographical information appears in this Proxy Statement under “Biographical Information for Continuing Directors with Terms Expiring In 2024”:

Patrick M. O'Donnell
Mr. O’Donnell joined TreeHouse in July 2017. He previously served as Corporate Controller, and he also led Corporate Financial Planning & Analysis and served as Assistant Controller. Prior to joining TreeHouse, Mr. O’Donnell held roles with increasing responsibility for more than 14 years at PricewaterhouseCoopers. He holds a Bachelor’s degree in Accounting from Marquette University.
Interim Chief Financial Officer and Chief Accounting Officer Age: 44

Kristy N. Waterman
Ms. Waterman joined TreeHouse in July 2021 as Executive Vice President, General Counsel, and Corporate Secretary. In January 2022 she was additionally appointed Chief Human Resources Officer. Prior to joining TreeHouse, from April 2020 to July 2021, Ms. Waterman served as SVP, Strategy and Chief Administrative Officer of DFA Dairy Brands, a division of Dairy Farmers of America that acquired a substantial portion of Dean Foods Company. Prior to DFA Dairy Brands, Ms. Waterman served as SVP, General Counsel, Corporate Secretary and Government Affairs of Dean Foods Company, a leading food and beverage company and the largest processor and direct-to-store distributor of dairy products in the U.S., from July 2019 to April 2020, and had responsibility for all legal and regulatory matters. She joined Dean Foods in 2014 and held positions of increasing responsibility within the legal department. Ms. Waterman began her career in the Dallas offices of Gardere, Wynne, Sewell and Norton Rose Fulbright, where she practiced general and corporate law, with a focus on mergers, acquisitions, transactions, securities, corporate governance and reporting and filing obligations. Ms. Waterman received her undergraduate degree from University of Texas at Austin and earned her law degree from St. Mary’s University School of Law.
Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary Age: 43

30	TreeHouse Foods, Inc.	2023 Proxy Statement

Executive Officers

Steve Landry

Mr. Landry joined TreeHouse in February 2022 as Senior Vice President, Chief Operations Officer. Prior to joining TreeHouse, Mr. Landry served as Chief Operations Officer for Country Pure Foods, an American manufacturer of fruit drinks, juices, and plant-based beverages for retail food purveyors and foodservice operators, from April 2021 to November 2021. Prior to Country Pure Foods, Mr. Landry held a range of operations leadership roles at The J.M. Smucker Company ("Smucker's") (NYSE: SJM), a manufacturer of branded food products, from June 2002 to April 2021. Mr. Landry spent his early career in Operations and Continuous Improvement roles at Procter & Gamble (NYSE: PG). Mr. Landry holds a B.S. degree in electrical engineering from the University of Maine.

Senior Vice President, Chief Operations Officer Age: 58

Sean Lewis

Mr. Lewis has held this role since March 2021. Mr. Lewis joined TreeHouse in August 2019 as Vice President of Sales, National & Regional West and is a seasoned commercial leader with extensive consumer packaged goods experience. Prior to joining TreeHouse, Mr. Lewis was with Mizkan America, a food production company, from 2016 to 2019, as Customer Vice President, West Area, where he was responsible for all aspects of driving revenue including strategic planning, team leadership and development, territory alignment, and customer management. Prior to Mizkan America, Mr. Lewis was with The Kraft Heinz Company (NASDAQ: KHC), an American multinational food company, from 1997 to 2016, where he held several regional, district, category and business lead roles with increasing responsibility, including the development, pursuit and leadership of customer relationships to achieve revenue, share and distribution growth and optimal shelving. He earned his Bachelor of Arts in Business Administration from the University of Phoenix.

Senior Vice President, Chief Customer Officer Age: 48

Amit R. Philip

Mr. Philip has held this role since April 2022. Mr. Philip joined TreeHouse Foods in September 2019 as Senior Vice President, Chief Strategy Officer. Prior to joining TreeHouse, Mr. Philip was with The Hershey Company (NYSE: HSY) ("Hershey"), an American multinational company and one of the largest chocolate manufacturers in the world, from 2011 to 2018, where he was most recently Vice President, Global Analytics & Insights. Mr. Philip also held leadership roles in both Corporate and Business Unit strategy at Hershey. Prior to joining Hershey, Mr. Philip was a Management Consultant with A.T. Kearney. Mr. Philip started his career with Schlumberger as a technology consultant. Mr. Philip holds an M.B.A. from Duke University and a Bachelor's degree in Computer Science from Purdue University.

Senior Vice President, Chief Strategy and Growth Officer Age: 45

2023 Proxy Statement	TreeHouse Foods, Inc.	31

Executive Officers

Timothy J. Smith
Tim Smith joined TreeHouse in April 2019 and has held this role since February 2022. Prior to joining TreeHouse, Mr. Smith served as Senior Vice President and General Manager of Consumer Products at Blue Apron (NYSE: APRN), an American ingredient-and-recipe meal kit company, from August 2016 to December 2018. Prior to Blue Apron, Mr. Smith served in various general management positions at Sara Lee, Hillshire Brands, and Tyson Foods, Inc. (NYSE: TSN), ultimately serving as Vice President and General Manager, Emerging Brands Food Group. Mr. Smith has a solid track record of food and beverage innovation built in start-ups like Blue Apron as well as industry leaders like Tyson and has proven his ability to translate that expertise to private label growth. Mr. Smith holds a B.A. degree in business from the University of Iowa, and an M.B.A. from Washington University in St. Louis.
Senior Vice President, Division President Age: 49

32	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal Two

Advisory Vote to Approve the Company’s Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval by our stockholders of the Company’s executive compensation as disclosed in this Proxy Statement. As approved by our stockholders at the 2017 Annual Meeting of Stockholders, consistent with the Board’s recommendation, the Company currently submits this proposal for a non-binding vote on an annual basis. Thus, pending the Board's review of results of Proposal 3 below, the next advisory vote to approve the Company’s executive compensation program after this meeting is expected to be held at the Company’s 2024 annual meeting. Stockholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2023 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”
Although the vote is non-binding, the Board and Compensation Committee will carefully review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, the Board urges our stockholders to read the "Compensation Discussion & Analysis", which describes in detail our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the "Compensation Discussion & Analysis":
•We seek input from our stockholders and consider their views when designing our executive compensation programs;
•Our programs are designed to pay for performance with a majority of our NEOs' total compensation based on the performance of the Company and a significant portion linked to the achievement of long-term financial goals;
•Our executive compensation program incorporates practices that ensure ongoing good governance, including a "claw-back" policy, anti-hedging and anti-pledging policies, stock ownership guidelines and no excise tax gross-ups.
The affirmative vote of a majority of the votes cast is required to approve this Proposal 2.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION.

Proxies solicited by the Board will be voted for the approval of the advisory resolution unless stockholders specify a contrary vote.

2023 Proxy Statement	TreeHouse Foods, Inc.	33

Proposal Three

Advisory Vote to Approve the Frequency of Future Advisory Votes on the Company's Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval of stockholders as to whether future advisory votes to approve executive compensation of the nature reflected in Proposal 2 above should occur every year, every two years or every three years. Our stockholders previously supported a one-year frequency for this stockholder advisory vote at the 2017 Annual Meeting of Stockholders.
After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes to approve executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.
This advisory vote on the frequency of future advisory votes to approve executive compensation is non-binding on the Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The frequency alternative that receives the most votes will be the choice of stockholders. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "1 YEAR" ON THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION.
Proxies solicited by the Board will be voted for the approval of one-year for the frequency of future advisory votes to approve executive compensation unless stockholders specify a contrary vote.

34	TreeHouse Foods, Inc.	2023 Proxy Statement

Executive Compensation

Our Compensation Discussion & Analysis (the "CD&A") details the Company's executive compensation philosophy and programs, which are governed by our Compensation Committee. The CD&A describes the 2022 compensation for our Named Executive Officers ("NEOs"), who are listed below1.

Steven Oakland	Patrick M. O'Donnell	Kristy N. Waterman
Chief Executive Officer and President	Interim Chief Financial Officer and Chief Accounting Officer	Executive Vice President, Chief Human Resources Officer, General Counsel and Corporate Secretary

Amit R. Philip	Timothy J. Smith
Senior Vice President, Chief Strategy and Growth Officer	Senior Vice President, Division President
(1)Although not pictured above, Messrs. William J. Kelley Jr. (Former Executive Vice President, Chief Financial Officer through June 30, 2022) and Mark A. Fleming (Former Senior Vice President, Division President, Meal Preparation through October 3, 2022) are also Named Executive Officers for 2022.

2023 Proxy Statement	TreeHouse Foods, Inc.	35

Compensation Discussion & Analysis

Executive Overview

2022 Key Performance Highlights
2022 was a pivotal year for TreeHouse Foods, marked by a significant transformation in our business structure and operational performance, all while contending with continued challenges posed by supply chain disruptions and inflation.
Our executive pay program aligns with long-term value creation. More than 85% of our CEO compensation and more than 60% of the average compensation for our other NEOs is variable and/or at risk, tied to our stock price performance, or subject to achievement of predetermined rigorous performance goals that the Company believes are integral in creating value for our stockholders.
We delivered strong results and continued to advance our strategic growth initiatives in 2022 following the divestiture of a significant portion of our business and despite continued macroeconomic challenges. Some of the results as of December 31, 2022 include:

Net Sales Increase	Prior Year TSR Increase	Cumulative TSR Increase

17.2% Increase A 17.2% increase in Net Sales YOY	22% Increase Our total shareholder return has increased 22% from the prior year as of December 31, 2022	32% Increase Our total shareholder return increased 32% cumulatively since Mr. Oakland joined TreeHouse Foods

See page 2-4 for our Company Overview, Strategy, and Performance Highlights.

36	TreeHouse Foods, Inc.	2023 Proxy Statement

Compensation Discussion & Analysis

Our Performance-Based Compensation Structure

Our Compensation Program Objectives
Our executive compensation program design is guided by the following key principles:

ALIGNED TO OUR BUSINESS	MARKET COMPETITIVE	PERFORMANCE LINKED	OWNERSHIP ORIENTED

Incentives are aligned to our business objectives, stockholder interests, and avoid excessive risk-taking	Total compensation is designed to attract, retain, and motivate the talent needed to successfully execute our business strategy	Programs are designed to create an effective link between pay outcomes and performance at both the Company and individual level	Compensation is linked to stockholder interests by delivering meaningful equity awards and maintaining robust ownership guidelines

Components of Our Executive Compensation Program
The following table provides an overview of TreeHouse's core compensation program and the objectives for each of our compensation components:

Pay Element	Target Pay Mix	Description	Component Objective

Annual Cash Compensation

Base Salary		Fixed cash compensation based on size and scope of individual’s role and level of experience and performance.	•Attract and retain talented executives •Provide baseline competitive pay
Short-Term Incentives		Annual cash incentive awards based on a percentage of base salary. Pool funding ranges from 0%-200% of target, dependent upon Company performance.	•Motivate achievement of annual financial and strategic goals

Long Term Incentive Compensation

Long-Term Incentives - Performance Stock Units ("PSUs")		Performance-based, overlapping 3-year performance cycles. Represents 50% of the total target long-term incentive opportunity. Typically settled in stock.	•Drive long-term performance on financial goals •Create direct alignment to stockholder experience through relative TSR metric
Long-Term Incentives -Restricted Stock Units ("RSUs")		Time-based equity awards that vest 1/3 annually over 3 years beginning on the first anniversary of the grant date. Represents 50% of the total target long-term incentive opportunity. Typically settled in stock.	•Retain talented executives •Align executive interests with those of our stockholders and increase stock ownership

2023 Proxy Statement	TreeHouse Foods, Inc.	37

Compensation Discussion & Analysis

Compensation Principles

What We Do	What We Do Not Do

Provide a strong alignment between pay and performance with a pay mix that is primarily performance-based	No “single trigger” change in control benefits
Utilize quantitative metrics for incentive programs intended to correlate to stockholder returns	No employment agreements with guaranteed salary increases
Incorporate maximum payout caps into performance-based plans	No excess perquisites
Retain an independent compensation consultant	No excise tax gross-ups
Maintain robust stock ownership guidelines	No repricing of stock options without stockholder approval
Maintain clawback policy applicable to cash and equity incentive awards	No current dividends or dividend equivalents paid on unvested equity awards
Engage stockholders on an ongoing basis on executive pay	No hedging or pledging of Company shares by directors, officers or other employees
Conduct regular risk assessments of compensation programs and practices	No guaranteed bonuses
Hold annual advisory “say on pay” vote
Maintain independence by conducting Compensation Committee executive sessions without management present
Say on Pay Vote Results and Stockholder Engagement
SAY ON PAY VOTE RESULTS

The Compensation Committee (the "Committee") considered the results of our 2022 advisory vote to approve executive compensation, among many factors, in connection with the discharge of its responsibilities. Approximately 84% of our votes cast at the 2022 Annual Meeting approved the NEO compensation program described in our 2022 Proxy Statement, reflecting a decrease from 2021. The Committee values the opinions of our stockholders and continues to consider their perspective when structuring our executive compensation program.

38	TreeHouse Foods, Inc.	2023 Proxy Statement

Compensation Discussion & Analysis
OUR STOCKHOLDER ENGAGEMENT EFFORTS
The perspective of stockholders is a critical input considered by the Committee for structuring our executive compensation programs and we remain committed to consistently soliciting this input through ongoing dialogue with our investors. As is our standard practice, the Committee reviewed the results of our 2022 say on pay vote and the specific feedback we received from investors and proxy advisors regarding our executive compensation program. We continue to listen carefully to input from our investors as we focus on aligning our pay programs with our business strategy.
TreeHouse proactively conducted outreach in mid-2022 to two of our top ten stockholders. The purpose was to provide an update on our retention efforts, including a rationale for issuing one-time equity awards under our "Transformation Performance-Based Awards" program, discussed in greater detail below. Both stockholders, representing 20% of our outstanding common stock, were in full support of our program.
In the fall, we also conducted outreach to the governance teams of our largest institutional shareholders, and in November, members of our executive leadership team and the Chair of the Board solicited feedback with regard to our executive compensation program and governance practices. Combined with our other stockholder engagement efforts throughout the year, our meetings included stockholders representing approximately 75% of our outstanding common stock (as of December 31, 2022) and proxy advisory firms. Key topics discussed in the November meetings included:
•An update on the Company's long-term strategy;
•Governance practices;
•An overview of the Board of Directors composition and committees;
•Our executive compensation philosophy and program design;
•The one-time Transformation Performance-Based Awards;
•Our focus on ESG matters; and
•Delivering long-term value to stockholders.
The reaction to the meeting content was positive and the intent of Transformation-Based Awards was understood. No specific request regarding our Executive Compensation programs was made following the meetings.
2022 Transformation Performance-Based Awards
In May 2022, the Committee, in consultation with the Company’s independent compensation consultant, and with unanimous support of the full Board of Directors, determined that, in order to retain and incentivize the executive officers that are key to leading the Company’s ongoing successful transformation during the Board's ongoing strategic review process and to further align their interests with those of long-term stockholders and drive stock price growth, it would be appropriate and in the best interests of the Company to grant long-term incentive awards consisting of performance-based restricted stock units (“PBRSU Awards”) and premium-priced stock options (“Option Awards”) to select members of our executive team. 100% of the PBRSU Awards and Option Awards are performance-based. The number of PBRSUs granted were determined by dividing the Target PBRSU Award value by the closing stock price on the date of grant. The number of stock options granted were determined by dividing the Option Award value by the Black-Scholes value on the date of grant. The target awards were issued to the NEOs as follows:

	Target PBRSU Award ($)(1)	Option Award ($)(1)	Total Target Award Value ($)(1)

Steven Oakland	3,600,000	2,400,000	6,000,000
William J. Kelley Jr.(2)	794,475	529,650	1,324,125
Patrick M. O’Donnell(2)	400,000	133,000	533,000
Kristy N. Waterman	693,000	462,000	1,155,000
Amit R. Philip	600,000	400,000	1,000,000
Timothy J. Smith	600,000	400,000	1,000,000
Mark A. Fleming(3)	600,000	400,000	1,000,000

2023 Proxy Statement	TreeHouse Foods, Inc.	39

Compensation Discussion & Analysis
(1)These target award amounts are in addition to our NEOs’ 2022 target total compensation and are excluded from any discussion of target total compensation.
(2)Mr. Kelley forfeited his PBRSU Award and Option Award at the time of his voluntary resignation. Mr. O’Donnell was granted a PBRSU Award and Option Award on the same terms as the grants in May 2022.
(3)In connection with Mr. Fleming's transfer from TreeHouse as part of the Meal Preparation business divestiture in October 2022, a pro-rata portion of his PBRSU and Option Awards accelerated and vested.

The PBRSU Awards are eligible to become earned based on the Company’s absolute annualized total shareholder return (“TSR”) relative to the annualized TSR of the S&P Food & Beverage Select Industry Index (the “Index”) over a two-year performance period beginning on May 13, 2022, the date of grant, generally subject to continued employment through the end of the performance period. The Committee believed that a two-year performance period was appropriate to accelerate the Company's transformation efforts. In the event the Company’s annualized TSR is greater than the annualized TSR of the Index, 0% to 450% of the target units may be earned based on a threshold absolute annualized TSR of 6.5% and a maximum absolute annualized TSR of 24.3%. In the event the Company’s annualized TSR is less than the annualized TSR of the Index, 0% to 338% of the target units may be earned based on a threshold absolute annualized TSR of 6.5% and a maximum absolute annualized TSR of 24.3%. Mr. Oakland is required to hold his earned units through the third anniversary of the grant date.
The table below provides the performance levels and corresponding payout opportunities for the PBRSU Awards:

Annualized TSR Outperforms S&P Index		Annualized TSR Underperforms S&P Index

Annualized TSR over Performance Period	Percentage of Units Earned*	Annualized TSR over Performance Period	Percentage of Units Earned*

Less than 6.5%	0%	Less than 6.5%	0%
6.5%	33%	6.5%	25%
8.9%	66%	8.9%	50%
11.2%	100%	11.2%	75%
13.5%	150%	13.5%	113%
15.8%	200%	15.8%	150%
18.0%	300%	18.0%	225%
20.1%	400%	20.1%	300%
22.2%	425%	22.2%	319%
24.3% or greater	450%	24.3% or greater	338%
*Interpolation: To the extent performance falls between two levels in the table above, linear interpolation shall apply in determining the percentage of the units that are earned.
The Option Awards were granted with an exercise price equal to 110% of the closing price of the Company’s common stock on May 13, 2022 and vest one-third on the second anniversary of the grant date and two-thirds on the third anniversary of the grant date, generally subject to continued employment through each such vesting date.

40	TreeHouse Foods, Inc.	2023 Proxy Statement

Compensation Discussion & Analysis
Our CEO Pay Program
In March 2022, with input from Pay Governance, the Committee conducted a pay review for Mr. Oakland and other members of the executive leadership team that considered peer compensation data, current pay positioning, and stockholder perspectives. Based on this review, the Committee recommended, with support of the full Board, no changes to Mr. Oakland's base salary or target total compensation for 2022.

Chief Executive Officer 2022 Target Total Compensation At-A-Glance

Steven Oakland Chief Executive Officer and President

14%
Base Salary
68%
2022
Long-Term
Incentives
Granted
March 2022
Pay Mix
86% at Risk
18%
2022
Short-Term
Incentive

BASE COMPENSATION (as of December 31, 2022)	$1,060,000 (No change since 2019)
TARGET SHORT-TERM INCENTIVE ($)	$1,378,000 (No change since 2019)
TARGET LONG-TERM INCENTIVE ($)	$5,300,000 (No change since 2019) •$2,650,000 in Performance Stock Units (2022 - 2024) •$2,650,000 in Time-Based Restricted Stock Units vesting One-Third Ratably

CEO PAY ALIGNMENT TO PERFORMANCE
The Company delivered 32% cumulative total shareholder return from Mr. Oakland's March 26, 2018 hire date through December 31, 2022. Since a higher percentage of Mr. Oakland's compensation is "at risk" compensation and delivered in equity, the compensation he can realize ("Realizable") and that which he actually receives ("Realized") has fluctuated over time. This fluctuation demonstrates alignment between pay and performance. Mr. Oakland has not sold Company shares since he joined TreeHouse Foods, so the vested equity he holds continues to align his interests directly with the Company's stockholders.
Mr. Oakland's target total compensation includes his fixed base salary, target annual incentive, and target value of long-term incentives for the applicable year. Realizable pay includes his fixed base salary, actual short-term incentive earned for the performance year, and the value as of December 31, 2022, of equity granted since hire (reflecting actual or projected performance as applicable). For purposes of this chart, Mr. Oakland's PSU awards are shown based on current performance projections, which values the financial components of the three tranches of 2022 - 2024 PSU award at target. Realized pay includes his fixed base salary, actual short-term incentive earned for the performance year, and the actual value of equity that vested in that year. New hire awards are not included.

2023 Proxy Statement	TreeHouse Foods, Inc.	41

Compensation Discussion & Analysis
CEO Pay vs. Performance
+32% TSR (Since CEO start date)
(1)The PBRSUs granted as part of the Transformation Performance-Based Awards on May 13, 2022 are valued at target. However, based on annualized TSR performance of 22.8% since the start of the measurement period, this award is tracking near max payout as of December 31, 2022.
Executive Compensation Decision Making Process
ROLES OF THE COMMITTEE AND MANAGEMENT
Our executive compensation program is developed and overseen by the Committee, and the Committee holds ultimate responsibility for making decisions regarding executive compensation. In carrying out its duties, the Committee seeks input from our CEO and Pay Governance LLC ("Pay Governance"), who advise the Committee on executive compensation matters. Our CEO considers the performance of the other NEOs and makes recommendations to the Committee regarding their respective individual performance for future increases to base salary and incentive compensation opportunities. The Committee takes these recommendations into consideration when making its decisions. Our CEO is not involved in making decisions with respect to his own compensation.
ROLE OF OUR INDEPENDENT ADVISOR
For 2022, the Committee engaged Pay Governance as the Committee’s independent executive compensation advisor. Pay Governance generally does not provide services to the Company other than the services provided directly to the Committee. Pay Governance advises the Committee on the Company’s directors and executive compensation strategies and program design, including the design of strategic retention awards, as well as providing regulatory and market trend updates. Pay Governance carries out competitive reviews as directed by the Committee and provides input on specific compensation recommendations for our CEO and other members of the executive leadership team, some of whom are NEOs.
Pay Governance participates in Committee meetings, including regular discussions with the Committee, without management present, to ensure impartiality on certain decisions. In April 2022, the Committee reviewed the independence of Pay Governance in light of SEC rules and NYSE listing standards regarding compensation consultants and concluded that Pay Governance was independent and that its work for the Compensation Committee does not raise any conﬂict of interest.
EXECUTIVE COMPENSATION PLANNING AND EVALUATION
The Committee routinely works with its compensation advisor to evaluate the competitiveness of our executive compensation programs. When setting annual compensation for our NEOs, the Committee balances the current state of the business with future goals of the Company. The Committee, with assistance from their independent advisor, considers peer company pay practices for comparable positions, NEO experience, tenure, scope of responsibility and performance, internal pay alignment, and succession planning.
The primary data used to evaluate our competitiveness is a publicly-traded company peer group of similarly sized companies in our industry with whom we believe we compete for executive talent (the “Peer Group”). We supplement this information with general industry survey data to benchmark those roles for which proxy data is unavailable and to ensure we are also evaluating pay practices within the general

42	TreeHouse Foods, Inc.	2023 Proxy Statement

Compensation Discussion & Analysis
industry competitive market. For 2022, the Committee considered both Peer Group and general industry survey data in evaluating the competitiveness of our executive compensation program.
HOW WE SET GOALS FOR OUR COMPENSATION PROGRAMS
At the beginning of each year, the Board of Directors reviews and approves TreeHouse's business plan and budget. Management proposes corporate goals for that year for the short-term incentive program and the multiyear performance stock units. The Compensation Committee reviews the proposed goals and adopts any revisions it deems appropriate. The approved targets are intended to be rigorous, with any annual goals consistent with our short-term business outlook provided to the investment community and our annual operating plan.
DETERMINING ACHIEVEMENT
At the end of each year, the CEO reviews and reports to the Compensation Committee his assessment of the achievement of the corporate goals for both the short-term incentive plan and the performance stock units under the long-term incentive program. Recommendations for bonus awards and compensation changes for the other executive officers, and cash bonus awards and any compensation changes for the CEO are approved by the Compensation Committee. The CEO's compensation is also ratified by the independent directors of the Board who would qualify for membership on the Compensation Committee.
HOW WE SELECT OUR COMPENSATION PEER GROUP
The private label food manufacturing business is largely dominated by non-publicly traded companies, making the construct of an appropriate peer group complex. Pay Governance utilized a detailed screening process, that considered a variety of factors, such as industry (consumer staples GICS code traded on a major U.S. Exchange), geographic location, revenue (0.2x - 4.0x), market capitalization (0.25x - 4.0x), total enterprise value (0.2x - 4.0x), and business model (primarily packaged foods and meats). Each screening factor was used to further reﬁne our group of companies to the resulting ﬁnal 17 company Peer Group approved by the Committee for setting target total compensation for 2022. The peer group remained unchanged from the prior year.

2022 Compensation Peers

B&G Foods, Inc.	Perrigo Company plc
Campbell Soup Company	Pilgrim's Pride Corporation
Conagra Brands, Inc.	Post Holdings, Inc.
Flowers Foods, Inc.	Primo Water Corporation
Fresh Del Monte Produce Inc.	Sanderson Farms, Inc.
Ingredion Incorporated	The Hain Celestial Group, Inc.
Lamb Weston Holdings, Inc.	The Hershey Company
Lancaster Colony Corporation	The J. M. Smucker Company
McCormick & Company, Incorporated
The Company re-evaluated the appropriateness of the peer group for making compensation decisions in 2023 due to the change in our company size following the Meal Preparation divestiture utilizing the same screening process described above. As a result of the analysis, the Committee approved the following peer group for 2023, which excludes The Hershey Company, Campbell Soup Company, Pilgrim's Pride Corporation, and Sanderson Farms, Inc. and includes ACCO Brands Corporation, The Edgewell Personal Care Company, and Energizer Holdings Inc.:

2023 Compensation Peers

ACCO Brands Corporation	Lamb Weston Holdings, Inc.
B&G Foods, Inc.	Lancaster Colony Corporation
Conagra Brands, Inc.	McCormick & Company, Incorporated
Edgewell Personal Care Company	Perrigo Company plc
Energizer Holdings Inc.	Post Holdings, Inc.
Flowers Foods, Inc.	Primo Water Corporation
Fresh Del Monte Produce Inc.	The Hain Celestial Group, Inc.
Ingredion Incorporated	The J.M. Smucker Company

2023 Proxy Statement	TreeHouse Foods, Inc.	43

Compensation Discussion & Analysis
COMPENSATION RISK ASSESSMENT
In partnership with Pay Governance, we annually assess our employee compensation programs to determine whether our programs appropriately balance risk/reward in our executive compensation programs and do not incentivize our employees, including the NEOs, to take excessive risks. This risk assessment is reviewed annually with the Committee. The Committee determined during its most recent review that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse eﬀect on the Company.

2022 Executive Compensation Program Details

2022 NEO Target Total Compensation
The following table summarizes the target total compensation for our NEOs, other than Mr. Oakland, whose compensation is detailed above in the section titled “Our CEO Pay Program.”

	Annual Base Salary ($) (as of 12/31/22 or last day of employment)	STI % of Base Salary (%)	Target Total Cash ($)	Target Value of Annual RSU ($)	Target Value of Annual PSU ($)	Target Total Annual Compensation ($)	Target Total Annual Compensation Increase from 2021 (%)

William J. Kelley Jr.(1)	615,000	80	1,107,000	461,250	461,250	2,029,500	5
Patrick M. O'Donnell	375,000	35	506,250	93,750	93,750	693,750	18
Kristy N. Waterman	550,000	75	962,500	385,000	385,000	1,732,500	—
Amit R. Philip	437,750	75	766,063	273,594	273,594	1,313,251	3
Timothy J. Smith(2)	425,000	75	743,750	265,625	265,625	1,275,000	130
Mark A. Fleming(3)	480,000	75	840,000	300,000	300,000	1,440,000	7
(1)Mr. Kelley resigned employment with TreeHouse in June 2022.
(2)Mr. Smith was promoted in January 2022 to his current role and received a significant increase in target total annual compensation as a result of his increased responsibilities.
(3)Mr. Fleming separated from TreeHouse as part of the Meal Preparation business divestiture in October 2022.

44	TreeHouse Foods, Inc.	2023 Proxy Statement

Compensation Discussion & Analysis
Base Salary
Base salary is a central component of compensation for all of our salaried employees. While they are reviewed annually, base salaries for our NEOs are only adjusted by the Committee as needed. Increases are not guaranteed or automatic. Mr. Oakland's base salary remained unchanged since 2019 following a review and assessment of his base salary relative to the market. Mr. O'Donnell received an 18% increase as a result of his promotion from Vice President, Corporate Controller to Chief Accounting Officer on June 6, 2022, prior to assuming the role of Interim Chief Financial Officer. Ms. Waterman's base salary remained unchanged from the prior year due to the increase received in 2021 in connection with her expanded role. Messrs. Philip, Smith, and Fleming received base salary increases in 2022 following a review of their individual performance and contributions as well as competitive market alignment and, for Mr. Smith, in light of his promotion to SVP, Division President in January 2022.

	Previous Base Salary ($)	New Base Salary as of 12/31/22 (or last day of employment) ($)	Base Salary Increase (%)

Steven Oakland	1,060,000	1,060,000	—
William J. Kelley Jr.	588,500	615,000	5
Patrick M. O'Donnell	317,201	375,000	18
Kristy N. Waterman	550,000	550,000	—
Amit R. Philip	425,000	437,750	3
Timothy J. Smith	300,300	425,000	42
Mark A. Fleming	450,000	480,000	7
Short-Term Incentives
TreeHouse's short-term incentive program ("STIP") rewards executives and employees for achieving prescribed performance objectives tied to the Company's annual operating plan and strategic objectives that the Company believes need to be met within a given year to advance our objectives. Annual metrics generally relate to items that can be completed within a year, but we may establish annual metrics from time to time that are linked to longer term objectives to incentivize completion of a milestone. The goals are generally weighted higher for financial metrics. A range of payout opportunities is established for each executive at the beginning of the performance period, expressed as a percentage of base salary and aligned to three performance levels (threshold, target, and maximum) for the financial metrics. Non-financial metrics are generally formulaic and are relevant to the Company's priorities for the year.
The STIP for our Vice Presidents and above employee levels, including our NEOs, is calculated using the following formula:

EARNED BASED SALARY	x	STIP TARGET %	=	STIP TARGET OPPORTUNITY	x	METRIC WEIGHT	=	STIP TARGET $	x	PERFORMANCE ACHIEVEMENT %	=	PAYOUT $

The Compensation Committee has the authority to determine the corporate performance payout based on its assessment of our performance against our metrics following approval of our annual operating plan results by the full Board.

2023 Proxy Statement	TreeHouse Foods, Inc.	45

Compensation Discussion & Analysis
2022 SHORT-TERM INCENTIVE PROGRAM DESIGN
For 2022, our STIP was modified to simplify the program and foster greater transparency with goals aligned to guidance provided to the investor community. Specifically, we replaced Revenue and Operating Net Income with TreeHouse Adjusted EBITDA from Continuing Operations (weighted 80%). We believe that Adjusted EBITDA from Continuing Operations reinforces profitability. We retained our strategic objectives (weighted 20%). These goals are set to be sufficiently ambitious to ensure alignment between pay and performance and also provide the opportunity to earn higher payouts where performance exceeds expectations.
The strategic objectives (weighted 20%) for 2022 consisted of Service Level Improvement, Net Sales Growth, and Employee Engagement.

2022 Strategic Objectives Metric	Definition	Why We Selected The Metric

Service Level Improvement	Service Level Improvement was measured as how much product we delivered compared to how much we committed to provide to customers.	This metric was selected for 2022 in response to macro supply chain challenges and our ability to serve an increased demand. The Committee determined that this opportunity warranted an increased focus on service levels.
Net Sales Growth	Percentage year-over-year growth in net sales dollars.	This metric was chosen to stimulate growth as part of our rebound efforts from the effects of commodities inflation, supply chain disruptions, and other macro factors.
Employee Engagement (Engagement Score & Salaried Workforce Diversity)	Improvement in our annual Better Together employee engagement survey score and attraction and retention of racially and ethnically underrepresented salaried employees.	Measures the impact of our increased focus on driving employee engagement throughout TreeHouse and our emphasis on expanding our diverse workforce.
Company improvement for Employee Engagement was measured using a scorecard approach detailed below.

NO FUNDING	FUNDING FROM 50%-80% OF TARGET	TARGET FUNDING

Overall Employee Engagement Index score declines from prior year AND TreeHouse racially and ethnically diverse employee population declines	Overall Employee Engagement Index score increases by at least 1 point OR TreeHouse achieves at least a 1% increase in racially and ethnically diverse employee representation.	Overall Employee Engagement Index score improves at least 1 point AND TreeHouse achieves a 2% or greater increase in racially and ethnically diverse employee representation.

46	TreeHouse Foods, Inc.	2023 Proxy Statement

Compensation Discussion & Analysis
2022 SHORT-TERM INCENTIVE ACHIEVEMENT
The table below provides a summary of the metrics, weights, goals, and results used to determine the final payout for the NEOs reflected in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table.

Weight	Metric	Threshold	Target	Maximum	2022 Result	Payout

		15%	100%	150%
	Adjusted Net EBITDA from Continuing Operations(1)	$268.7M	$279.2M - $286.4M	$300.6M	$287.0M	101.3%

	Strategic Objectives (weight)
	•Service Level Improvement (35%)	2.5 bps YOY Improvement			Below Target	117.2%

	•Net Sales Growth (30%)	11% YOY Growth			17.2% YOY Growth

	•Employee Engagement (35%)	Engagement Index Score Increase – +1 Salaried Workforce Diversity Increase – +2%			Engagement Index Score – +4 Salaried Workforce Diversity – +2%

					Total Weighted Achievement	104.5%

(1)Defined as adjusted net income from continuing operations before interest expense, interest income, income tax expense and depreciation and amortization expense. Refer to Appendix A on page 101 for a reconciliation to the GAAP financial measure.
As shown above, for 2022, the Company achieved slightly above target performance level for the financial component and Employee Engagement. Net Sales results were above target while Service Level Improvement was slightly less than target.

2023 Proxy Statement	TreeHouse Foods, Inc.	47

Compensation Discussion & Analysis
Over the past five years, our short-term incentive payouts as a percent of target have varied widely from year-to-year based on our operating performance; reinforcing our pay and performance philosophy.
The price information reflected for our common stock in the following graph represents the closing sales prices of the common stock for the period from December 31, 2018 through December 31, 2022. The graph assumes an investment of $100 on December 31, 2017 in TreeHouse Foods’ common stock.

Short-Term Incentive Payouts
as a % of Target vs. TreeHouse Total Shareholder Return Five Year History
2021 ONE-TIME STRATEGIC REVIEW RETENTION AWARDS
Given the significant business challenges, along with our strategic review announcement, and an increase in executive turnover, the Compensation Committee determined that in order to incentivize certain officers and key employees to remain with and be committed to the continued success of the Company, the Compensation Committee, in consultation with the Company’s independent compensation consultant, and with unanimous support of the full Board of Directors, determined it to be appropriate and in the best interests of the Company to provide cash retention payments as a result of the strategic review. As part of this, in March 2022, Messrs. Kelley, O'Donnell, Philip, Smith, and Fleming and Ms. Waterman each received a cash payment in connection with the 2021 One-Time Strategic Review Retention Award as described in our 2022 Proxy Statement. Mr. Oakland did not receive a 2021 One-Time Strategic Review Retention Award. In August and October 2022, Mr. O'Donnell received additional cash retention payments as a result of the strategic review. These payments are reflected in the Bonus column of the 2022 Summary Compensation Table on page 56.
Long-Term Incentives
The long-term incentive program ("LTIP") is designed to ensure our NEOs focus on long-term growth, profitability, and value creation. Long- term incentives are the largest portion of our NEO's compensation and are delivered 100% in equity. This ensures that our executives are rewarded largely based on long-term stock performance in the interest of our key stakeholders, which include our stockholders and employees. Each NEO's long-term incentive award value is determined annually by the Compensation Committee based on an analysis of our competitive market along with an assessment of individual performance.
2022 LONG-TERM INCENTIVE PROGRAM
The long-term incentive program consists of PSUs and RSUs granted under the TreeHouse Foods, Inc. Equity and Incentive Plan (the “Equity Plan”). By delivering our long-term awards 100% in equity, our program directly aligns with stockholder interests by linking pay outcomes to long-term performance. Providing a portion of our long-term incentives in time-vested RSUs has been and continues to be critical to provide some degree of stability as we move through our organizational transformation and navigate a challenging macro environment.
Awards are granted annually typically in March and we do not structure the timing of our equity awards to precede or coincide with the disclosure of material non-public information.

48	TreeHouse Foods, Inc.	2023 Proxy Statement

Compensation Discussion & Analysis
2022 Award Mix: In March 2022, the Compensation Committee approved a target long-term equity award for each NEO, expressed as a percentage of base salary, and approved the equity award mix for the NEOs of 50% RSUs and 50% PSUs, with the PSUs earned based on the Company's Operating Net Income ("ONI"), Cash Flow Pre-Financing and relative Total Shareholder Return (“r-TSR”). The goals for the ONI and Cash Flow Pre-Financing are set and measured annually, allowing the Committee to adapt to an evolving macro environment and set goals that remain rigorous, while r-TSR is measured over a three-year performance period to ensure a long-term focus and stockholder alignment. In 2022, we did not make changes to the long-term incentive targets for our NEOs except Mr. Smith who had a target increase as part of his promotion-related target total compensation adjustment.
The 2022 long-term incentive target award values for each of the NEOs were as follows:

Name	LTI % of Base Salary (%)	Target LTI ($)	Value of RSU Award (50%)($)	Target Value of Financial PSUs (37.5%)($)	Target Value of r-TSR PSUs (12.5%)($)

Steven Oakland	500	5,300,000	2,650,000	1,987,500	662,500
William J. Kelley Jr.	150	922,500	461,250	345,938	115,312
Patrick M. O'Donnell(1)	50	187,500	187,500	—	—
Kristy N. Waterman	140	770,000	385,000	288,750	96,250
Amit R. Philip	125	547,188	273,594	205,195	68,399
Timothy J. Smith	125	531,250	265,625	199,219	66,406
Mark A. Fleming	125	600,000	300,000	225,000	75,000
(1) Mr. O'Donnell did not receive PSUs as part of the 2022 annual long-term incentive grants.
Restricted Stock Units: The RSUs vest annually in three equal tranches, generally subject to the grantee’s continued employment with the Company from the grant date through each vesting date.
2022 PSU Grants: The 2022 PSU grants contain the following performance metrics and weights:

GRANT YEAR 2022	Performance Measurement Year

	2022 (25%) Operating Net Income and Cash Flow Pre-Financing	2023 (25%) Operating Net Income and Cash Flow Pre-Financing	2024 (25%) Operating Net Income and Cash Flow Pre-Financing

3-Year Relative TSR (25%)

2023 Proxy Statement	TreeHouse Foods, Inc.	49

Compensation Discussion & Analysis
PSUs Relative TSR Performance Metric: Awards are earned based on our relative TSR percentile rank against the Russell 3000 Packaged Foods & Meats Index over the 2022-2024 measurement period based on the following payout scale:

Performance Level	Payout (% Target)*	Percentile Rank

Maximum	150	100th Percentile
Target	100	50th Percentile
Threshold	50	25th Percentile
*Payouts are capped at 100% of target if TSR is negative and payouts are linearly interpolated for performance between two levels in the table. To the extent performance falls between two levels in the table above, linear interpolation will apply in determining the percentage of the units that are earned.
PSUs Operating Net Income & Cash Flow Pre-Financing Performance Metric: ONI and Cash Flow Pre-Financing goals are measured annually over the 2022-2024 performance period, but earned awards do not vest until the end of the full three-year performance period, generally subject to continued employment with TreeHouse. This design allows the Committee to effectively reward progress toward achievement of our long-term strategy at a time when long-term goal setting is particularly challenging given the recent organizational changes and external market factors, including COVID-19 and inflation, which created unpredictable business volatility. Award payouts range from zero to two times the target amount, based upon performance achievement levels. Earned awards are typically settled in stock, however the Committee has discretion to settle the awards in either stock or cash following the conclusion of the three-year performance period. Awards are earned based on the following payout scale:

	Percentage of Target Units Earned*

Performance Level	ONI (%)	Cash Flow Pre-Financing (%)

Maximum (120%)	200	200
Target (100%)	100	100
Threshold (80%)	50	50
Below Threshold (<80%)	0	0
*Interpolation: To the extent performance falls between two levels in the table above, linear interpolation will apply in determining the percentage of the units that are earned.

50	TreeHouse Foods, Inc.	2023 Proxy Statement

Compensation Discussion & Analysis
PSUs cliff vest on the third anniversary of the date of grant following the end of the performance period.
PRIOR PSU PERFORMANCE STOCK UNITS
The 2020 performance stock unit awards covering performance period 2020-2022 were earned based on meeting or exceeding the threshold performance level for each of the three annual goals set for the ONI and Cash Flow Pre-Financing metrics as well as the three-year cumulative ONI and Cash Flow Pre-Financing metrics.
The payout opportunity for these awards ranged from 0% - 200% with the units earned for each performance period determined as follows:

	Percentage of Target Units Earned*

Performance Level	ONI (%)	Cash Flow Pre-Financing (%)

Maximum (120%)	200	200
Target (100%)	100	100
Threshold (80%)	50	50
Below Threshold (<80%)	0	0
*Interpolation: To the extent performance falls between two levels in the table above, linear interpolation shall apply in determining the percentage of the units that are earned.
2022 PERFORMANCE GOAL UPDATE
The Performance Stock Unit 2022 performance targets were established early in the year based on operating objectives prior to the divestiture of the Meal Preparation business that occurred in October 2022. The Company's Annual Operating Plan was subsequently recast to exclude the impact of non-recurring items associated with the transaction. As a result, the ONI target originally established for the January 1, 2022 - December 31, 2022 performance period within our 2020-2022, 2021-2023 and 2022-2024 PSUs, respectively, was adjusted to account for these discontinued operations post-divestiture. Excluding the impact of the transaction resulted in a target of $51.0 million for 2022 ONI, which was originally $87.1 million.
Performance over the three year period resulted in a 54% payout, which was earned based on the average three-year performance over the period.

Performance Metric ($ in millions)	Weighting (%)	Year	Target ($)	Actual Result ($)	Percentage of Target Earned (%)	Payout Earned (%)	Weighted Payout Earned (%)

Operating Net Income	12.5	2020	144.5	140.0	96.9	92.2	11.6
	12.5	2021	168.9	66.9	39.6	0.0	0.0
	12.5	2022	51.0	66.1	129.6	200.0	25.0
	12.5	2020 - 2022	364.4	273.0	74.9	0.0	0.0
Cash Flow Pre-Financing	12.5	2020	275.0	296.7	107.9	139.5	17.4
	12.5	2021	280.0	216.2	77.2	0.0	0.0
	12.5	2022	233.0	(176.4)	0.0	0.0	0.0
	12.5	2020 - 2022	788.0	336.5	42.7	0.0	0.0
						Total Payout %	54.0

2023 Proxy Statement	TreeHouse Foods, Inc.	51

Compensation Discussion & Analysis
Similar to our short-term incentives, payouts for our performance unit/cash awards have varied widely over the past five years consistent with our operating net income and cash flow performance; demonstrating alignment between our pay and performance.
The price information reflected for our common stock in the following graph represents the closing sales prices of the common stock for the period from December 31, 2018 through December 31, 2022. The graph assumes an investment of $100 on December 31, 2017 in TreeHouse Foods’ common stock.
Long-Term Performance Award Payouts
as % of Target vs. TreeHouse Total Shareholder Return Five Year History
2021 AND 2022 PERFORMANCE STOCK UNITS
One-fourth of the 2021-2023 and 2022 - 2024 PSUs were earned based on the Company’s ONI and Cash Flow Pre-Financing during 2022, with each performance measure weighted 50%. Performance during 2022 resulted in 100% of this portion of the PSUs (25% of the total award) becoming earned, as described below. These awards do not vest until the end of the three-year performance period and remain subject to each NEO’s continued employment through the full three-year performance period.

Performance Metric ($ in millions)	Weighting (%)	Year	Target ($)	Actual Result ($)	Percentage of Target Earned (%)	Payout Earned (%)	Weighted Payout Banked (%)

Operating Net Income	12.5	2022	51.0	66.1	129.6	200.0	25.0
Cash Flow Pre-Financing	12.5	2022	233.0	(176.4)	0.0	0.0	0.0

52	TreeHouse Foods, Inc.	2023 Proxy Statement

Compensation Discussion & Analysis
Executive Perquisites
We do not provide our NEOs with excessive perquisites, but do provide the benefits and perquisites detailed in the table below to enhance our ability to attract and retain talented executives and keep them safe, healthy and focused on the Company's business. Many of these benefits are also available to all salaried full-time employees.

Benefit or Perquisite	Named Executives	Other Executives & Managers	All Eligible Full-Time Employees

Retirement(1) & Savings Plans
Health & Welfare Benefits(2)
Deferred Compensation
Perquisite Allowance(3)
Executive Physicals
Personal Use of Aircraft(4)
(1)Pension plans are only provided to select employee groups hired prior to September 30, 2017. All pension plans are closed to new participants and none of the NEOs participate in these historical pension plans.
(2)Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability, and work life programs.
(3)Each NEO receives a perquisite allowance in lieu of other perquisites such as financial planning.
(4)Mr. Oakland uses our corporate aircraft primarily for business purposes related to productivity and safety. In limited circumstances, Mr. Oakland, and as approved by the CEO, other employees are permitted to use our corporate aircraft for personal purposes.

Other Compensation Policies

Clawback Policy
In 2014, the Company adopted its Clawback Policy under which the Compensation Committee of the Board may seek the recoupment of the amount of excess annual cash bonuses, performance-based compensation and time-based equity and equity-based awards granted or paid to officers of the Company holding the title of Senior Vice President or above during the three-year period preceding in the event of a restatement or correction of our financial statements. The Company will also have the right to seek recoupment of the proceeds from the sale of shares issued upon exercise of stock options or upon vesting and settlement of restricted stock units occurring during the twelve-month period preceding the announcement by the Company of its obligation to restate its financial statements, in an amount determined appropriate by the Compensation Committee under the circumstances. Our Clawback Policy requires reimbursement to the extent permitted by governing law and any employment arrangements entered into prior to the adoption of the Clawback Policy, among other requirements. The Company is reviewing its recoupment policy in light of the final Exchange Act Rule 10D-1 and expects to adopt a new policy or amend its policy upon or prior to the effectiveness of the final listing standards from the NYSE implementing such rule.
Insider Trading Policy
The Company maintains policies prohibiting hedging or similar transactions designed to decrease the risk associated with holding the Company's securities. Our Insider Trading Policy makes it clear that the Company’s executive officers, members of the Board, and stockholders who possess more than 10% of the Company’s common stock may not engage in short sales and “may not engage in transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market.” We also prohibit holding Company stock in a margin account or pledging Company securities as collateral for a loan. Our Insider Trading Policy makes it clear that the Company’s executive officers, members of the Board, and stockholders who possess more than 10% of the Company’s common stock may not engage in short sales and “may not engage in transactions in publicly traded options on Company securities (such as

2023 Proxy Statement	TreeHouse Foods, Inc.	53

Compensation Discussion & Analysis
puts, calls and other derivative securities) on an exchange or in any other organized market.” We also prohibit holding Company stock in a margin account or pledging Company securities as collateral for a loan. The full text of our Insider Trading Policy, which includes details on our restrictions on hedging of TreeHouse securities can be located on our website at: https://www.treehousefoods.com/investors/governance/governance-documents.
Stock Ownership Requirements
To ensure strong alignment of our senior management with the interests of our stockholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. The Committee reviews compliance with the ownership guidelines annually.
Our guidelines provide that members of our executive team must meet, within ﬁve years of becoming subject to the applicable ownership requirement, speciﬁed stock ownership levels equal to a multiple of their annual base salary. If the ownership requirement is not satisﬁed within the 5-year period, the executive is required to hold at least 50% of net shares acquired under equity-based awards until the stock ownership guidelines are met. Shares of stock owned outright or through a trust and unvested time-based restricted stock units count towards fulﬁllment of the guidelines. Unearned performance-based awards and unexercised stock options do not count towards fulfillment of the guidelines. In the Committee’s last review, it was determined that all NEOs had met their stock ownership requirements or were within the ﬁve-year achievement period.
The required stock ownership levels are as follows:

Position	Required Stock Ownership Level

Chief Executive Officer	6x Base Salary
Executive Vice Presidents	3x Base Salary
Senior Vice President (executive team only)	2x Base Salary

Other Compensation Information

Employment Agreements and Executive Severance Plan
We have entered into an employment agreement with Mr. Oakland, and all other currently employed NEOs are covered under the TreeHouse Foods, Inc. Executive Severance Plan. These arrangements provide for payments and other benefits if the NEO’s employment terminates for a qualifying reason, including termination without “Cause” or for “Good Reason” (as defined in the agreements). The arrangements also provide for benefits upon a qualifying termination following a “Change in Control” (as defined in the agreements) of the Company. Under our Executive Severance Plan, in the event of a change in control, no severance payments or equity award acceleration will occur unless both a Change in Control and a qualifying termination of employment occur—a double trigger construct. Additional information regarding the agreements, including a definition of key terms and a quantification of benefits that would have been received by each NEO had a termination of employment occurred on the last business day of the ﬁscal year ended December 31, 2022, is found under the heading “Potential Payments Upon Termination or Change in Control.”
We believe these severance programs are an important part of our overall compensation arrangements for our NEOs. We also believe these arrangements will help to secure the continued employment and dedication of our NEOs prior to or following a change in control, without concern for their own continued employment. We believe it is in the best interest of our stockholders to have a plan in place that will allow management to pursue all alternatives for the Company without undue concern for their own financial security. These agreements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

54	TreeHouse Foods, Inc.	2023 Proxy Statement

Compensation Discussion & Analysis
EMPLOYMENT AGREEMENT WITH STEVE OAKLAND
In connection with his appointment as President and Chief Executive Oﬃcer of the Company, the Company entered into an employment agreement with Mr. Oakland, eﬀective as of March 2, 2018.
The agreement currently renews each March on an annual basis unless either party gives the other party 90 days’ advance written notice of intent not to renew the then current term. Mr. Oakland is entitled to an annual base salary of no less than $1,000,000 and is eligible to receive annual incentive bonuses with a target amount at least equal to 130% of his base salary. Mr. Oakland is also eligible for annual awards under the Company’s long-term incentive program, with each annual award approximately equal in aggregate value to $5,000,000. Mr. Oakland is eligible to participate in the employee benefits plans and programs generally available to oﬃcers of the Company and is eligible for an annual perquisite allowance of $25,000.
Mr. Oakland is subject to a nondisclosure covenant regarding confidential information, a twelve-month post-termination non-competition covenant and a twelve-month post-termination non-solicitation covenant. Mr. Oakland’s employment agreement does not provide for any “gross up” payment from the Company in the event that Mr. Oakland would incur excise taxes under Section 4999 of the Internal Revenue Code (the “Code”).
Tax Impact on Executive Compensation Program Design
The tax impact of various elements of our total compensation program has been an important, but not the sole, consideration in its design. Section 162(m) of the Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive oﬃcers (together the “covered oﬃcers”) to $1,000,000 annually. While the Compensation Committee generally considers this limit when determining compensation, the Compensation Committee reserves the right to provide for compensation to executive oﬃcers that may not be deductible pursuant to Section 162(m) of the Code.

Report of the Compensation Committee

The Compensation Committee is comprised of Ms. Massman, Ms. Rahman, Mr. Scalzo, Ms. Spence, and Mr. Tyler and operates pursuant to a written charter. The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement to be filed in connection with the Annual Meeting and incorporated by reference into the Form 10-K for the fiscal year ended December 31, 2022, each of which will be filed with the SEC.

This report is respectfully submitted by the Compensation Committee of the Board. Jean E. Spence, Chair Linda K. Massman Jill A. Rahman Joseph E. Scalzo Jason J. Tyler

2023 Proxy Statement	TreeHouse Foods, Inc.	55

Named Executive Officer Compensation

2022 Summary Compensation Table

The table below summarizes the compensation amounts paid in or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020. Ms. Waterman and Mr. Fleming were not Named Executive Officers for 2020 and Messrs. O’Donnell, Philip and Smith were not Named Executive Officers for 2020 or 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)

Steven Oakland Chief Executive Officer and President	2022	1,060,000	—	10,864,016	2,423,750	1,439,831	—	176,600	15,964,197
	2021	1,060,000	—	4,796,553	—	—	—	94,337 (8)	5,950,890
	2020	1,060,000	—	3,441,581	—	1,624,662	—	123,803	6,250,046
William J. Kelley Jr. Former Executive Vice President and Chief Financial Officer(9)	2022	325,633	232,278	2,128,091	534,891	250,434	—	26,226	3,497,553
	2021	580,479	—	1,231,262	—	—	—	25,688(8)	1,837,429
	2020	538,333	—	535,716	—	690,098	—	27,475	1,791,622
Patrick M. O'Donnell Interim Chief Financial Officer(9)	2022	347,719	151,483	833,991	142,531	127,201	—	16,261	1,619,186
Kristy N. Waterman Executive Vice President, Chief Human Resources Officer, General Counsel and Corporate Secretary	2022	550,000	98,640	1,642,066	466,567	431,009	—	27,072	3,215,354
	2021	260,938	163,375	908,470	—	—	—	118,205(8)	1,450,988
Amit R. Philip Senior Vice President, Chief Strategy Officer	2022	435,094	159,375	1,468,290	403,953	341,018	—	26,659	2,834,389
Timothy J. Smith President, Division General Manager	2022	415,081	52,045	1,357,320	403,953	314,705	—	26,248	2,569,352
Mark A. Fleming Former Senior Vice President, Division President, Meal Preparation (through October 3, 2022)(10)	2022	368,673	168,750	2,123,208	403,953	—	—	26,368	3,090,952
	2021	450,000	—	790,182	—	—	—	25,472(8)	1,265,654
(1)Reflects actual payments received and includes amounts deferred under the Company’s 401(k).
(2)Ms. Waterman received a new hire cash payment upon commencing employment with the Company in 2021. In 2022, all NEOs except Mr. Oakland each received a One-Time 2021 Strategic Review Retention Award as described on page 48.

56	TreeHouse Foods, Inc.	2023 Proxy Statement

Named Executive Officer Compensation

(3)The awards shown in this column include PSUs and RSUs granted in 2020, 2021 and 2022 under the Equity Plan, the PBRSU Awards granted in 2022, as well as for 2022, the incremental fair value of PSUs and RSUs granted in prior years to Mr. Fleming in connection with accelerated vesting of certain awards he held in connection with his employment transfer with the divestiture of the Meal Preparation business. The amounts listed above are based on the grant date fair market value of the awards computed in accordance with FASB ASC Topic 718. The fair value for Mr. Fleming's accelerated equity awards are based on the incremental fair value of the awards resulting from the modification on October 3, 2022. The value of RSUs is based solely on the closing stock price of our common stock on the NYSE on the grant date and no assumptions were used in the calculation of this value. The value of PSUs based on ONI and Cash Flow Pre-Financing metrics is based on the closing stock price of our common stock on the NYSE on the date the goal was approved by the Compensation Committee of the Board of Directors. For goals approved in 2022, the closing stock price of $30.97 per share on March 24, 2022 was used. The value of PSUs apportioned to r-TSR is based on the Monte Carlo value on the grant date. For the 2022 - 2024 PSUs, the Monte Carlo value was $26.84. For the PBRSU Awards, the Monte Carlo value was $55.58 for Mr. Oakland, $59.62 for Messrs. Kelley, Philip, Smith, and Fleming and Ms. Waterman, and $62.00 for Mr. O'Donnell.
For additional information regarding the calculation of the grant date fair value of the awards, see Note 16 to our financial statements for the fiscal year ended December 31, 2022.
Due to the uncertainty in recent years, we did not set a three-year performance goal for our financial performance stock units granted in 2020, 2021, or 2022. Instead, we set annual goals for each of the three years in the performance cycle at the beginning of each year and a cumulative goal for the 2020 - 2022 PSUs. PSU awards granted in 2021 and 2022 are comprised of three one-year measurement periods for our financial performance metrics and a three-year measurement period for our r-TSR performance metric.

Name	2022 Tranche of 2020 - 2022 PSUs ($)	3-Year Cumulative of 2020 - 2022 Fin PSUs ($)	2022 Tranche of 2021 - 2023 PSUs ($)	2022 Tranche of 2022 - 2024 Fin PSUs ($)	2022 - 2024 r-TSR PSUs ($)	2022 RSUs ($)	2022 - 2024 PBRSU Awards ($)	Incremental Expense for Accelerated RSUs and PSUs	Total Stock Awards

Mr. Oakland	482,822	482,853	392,762	850,003	849,996	2,649,979	5,155,601	—	10,864,016
Mr. Kelley Jr.	75,164	75,164	65,409	115,332	115,305	461,236	1,220,481	—	2,128,091
Mr. O'Donnell	12,760	12,760	10,840	—	—	158,597	639,034	—	833,991
Ms. Waterman	—	—	—	96,255	96,248	384,988	1,064,575	—	1,642,066
Mr. Philip	48,406	48,406	39,363	68,413	68,388	273,589	921,725	—	1,468,290
Mr. Smith	13,038	13,038	11,118	66,400	66,402	265,599	921,725	—	1,357,320
Mr. Fleming	51,255	51,255	41,686	75,009	74,991	299,975	921,725	607,312	2,123,208
Therefore, our performance stock unit awards earned based on the achievement of financial performance metrics originally granted in 2020, 2021 and 2022, have a grant date fair value for financial accounting purposes for the portion of the award subject to the current year performance criteria only. The portion of the 2022 award based on the achievement of r-TSR and the 2022 PBRSU Awards have a grant date fair value for financial accounting purposes for the full portion of that award. The annual PSUs awarded in 2022 were 59,115 for Mr. Oakland, 8,020 for Mr. Kelley, 0 for Mr. O’Donnell, 6,694 for Ms. Waterman, 4,757 for Mr. Philip, 4,618 for Mr. Smith and 5,216 for Mr. Fleming, and the PBRSU Awards awarded in 2022 were 92,760 for Mr. Oakland, 20,471 for Mr. Kelley, 10,307 for Mr. O’Donnell, 17,856 for Ms. Waterman, 15,460 each for Messrs. Philip, Smith, and Fleming. If maximum performance is achieved for the applicable tranches of the 2020, 2021 and 2022 annual PSUs subject to 2022 performance criteria and for the 2022 PBRSU Awards, the aggregate grant date fair value would be as detailed below.

2023 Proxy Statement	TreeHouse Foods, Inc.	57

Named Executive Officer Compensation

Name	Grant	Grant Date Fair Value (Target Performance) ($)	Grant Date Fair Value (Maximum Performance) ($)

Steven Oakland	2022 PBRSU Awards	5,155,601	23,200,204
	2022 PSUs	1,699,999	2,974,999
	2021 PSUs	392,762	785,523
	2020 PSUs	482,822	965,645
William J. Kelley Jr.	2022 PBRSU Awards	1,220,481	5,492,165
	2022 PSUs	230,637	403,622
	2021 PSUs	65,409	130,817
	2020 PSUs	75,164	150,328
Patrick M. O'Donnell	2022 PBRSU Awards	639,034	2,875,653
	2022 PSUs	—	—
	2021 PSUs	10,840	21,679
	2020 PSUs	12,760	25,519
Kristy N. Waterman	2022 PBRSU Awards	1,064,575	4,790,586
	2022 PSUs	192,503	336,882
Amit R. Philip	2022 PBRSU Awards	921,725	4,147,763
	2022 PSUs	136,801	239,408
	2021 PSUs	39,363	78,726
	2020 PSUs	48,406	96,812
Timothy J. Smith	2022 PBRSU Awards	921,725	4,147,763
	2022 PSUs	132,802	232,403
	2021 PSUs	11,118	22,236
	2020 PSUs	13,038	26,077
Mark A. Fleming	2022 PBRSU Awards	921,725	4,147,763
	2022 PSUs	150,000	262,505
	2021 PSUs	41,686	83,371
	2020 PSUs	51,255	102,511
(4)The awards shown in this column include premium-priced Option Awards granted in 2022 under the Equity Plan. The amounts listed above are based on the grant date fair value of the Option Awards computed using a Black-Scholes model in accordance with FASB ASC Topic 718. For additional information regarding the calculation of the grant date fair value of Option Awards, see Note 16 to our financial statements for the fiscal year ended December 31, 2022.

58	TreeHouse Foods, Inc.	2023 Proxy Statement

Named Executive Officer Compensation
(5)For 2022, the amounts in this column reﬂect the earned awards determined by the Compensation Committee in March 2023 based upon the achievement of performance metrics established for 2022 under our Short-Term Incentive Plan (“STIP”). For more information on the STIP, see “Our Performance-Based Compensation Structure – Short-Term Incentives”.
(6)None of the NEOs have pension beneﬁts or participate in the Deferred Compensation Plan.
(7)The following table shows “All Other Compensation” amounts for 2022 for the NEOs. These include cash payments in lieu of perquisites, personal use of the Company’s corporate aircraft, life insurance premiums, employer contributions under the Company’s 401(k) plan as detailed below:

Name	Perquisite Allowance ($)	Personal Aircraft Usage ($)(a)	Life Insurance ($)	401(k) Company Contributions ($)	Total ($)

Steven Oakland	25,000	134,197	2,153	15,250	176,600
William J. Kelley Jr.	10,000	—	976	15,250	26,226
Patrick M. O'Donnell	—	—	1,011	15,250	16,261
Kristy N. Waterman	10,000	—	1,822	15,250	27,072
Amit R. Philip	10,000	—	1,409	15,250	26,659
Timothy J. Smith	10,000	—	998	15,250	26,248
Mark A. Fleming	10,000	—	1,118	15,250	26,368
(a)The value of personal aircraft usage reported represents the incremental cost to the Company for the personal use of private aircraft based on the direct variable operating cost per hour of ﬂight incurred by the Company for such use (including empty plane miles if applicable). These variable costs primarily include items such as fuel charges, maintenance, crew expenses, supplies, and catering.
(8)Values reported for 2021 have been updated to correct the amount of life insurance premiums previously paid on behalf of each applicable NEO for the reported year.
(9)On June 30, 2022, Mr. Kelley resigned as Executive Vice President and Chief Financial Officer to pursue another professional opportunity and Mr. O’Donnell was appointed as Interim Chief Financial Officer.
(10)As Division President, Mr. Fleming transferred with the Meal Preparation business.

2023 Proxy Statement	TreeHouse Foods, Inc.	59

Named Executive Officer Compensation

Grants of Plan Based Awards in 2022

The table below provides information regarding grants of awards made to the NEOs under the TreeHouse incentive plans.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Threshold ($)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards: Threshold (#)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	Estimated Future Payouts Under Equity Incentive Plan Awards: Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Stock on Option Award Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(10)

Steven Oakland	STIP(1)	--	206,700	1,378,000	2,067,000	—	—	—	—	—	—	—	—
	Annual RSU(2)	3/24/2022	—	—	—	—	—	—	85,566	—	—		2,649,979
	2020 PSU(3)	3/24/2022	—	—	—	15,591	31,181	62,362	—	—	—	—	965,676
	2021 Fin PSU(4)	3/24/2022	—	—	—	6,341	12,682	25,364	—	—	—	—	392,762
	2022 Fin PSU(5)	3/24/2022	—	—	—	13,723	27,446	54,892	—	—	—	—	850,003
	2022 r-TSR PSU(6)	3/24/2022	—	—	—	15,835	31,669	47,504	—	—	—	—	849,996
	PBRSU Awards(7)	5/13/2022	—	—	—	23,190	92,760	417,420	—	—	—	—	5,155,601
	Option Awards(8)	5/13/2022	—	—	—	—	—	—	—	155,768	42.69	38.81	2,423,750
William J. Kelley Jr.	STIP(1)	--	35,952	239,680	359,520	—	—	—	—	—	—	—	—
	Annual RSU(2)	3/24/2022	—	—	—	—	—	—	14,893	—	—	—	461,236
	2020 PSU(3)	3/24/2022	—	—	—	2,427	4,854	9,708	—	—	—	—	150,328
	2021 Fin PSU(4)	3/24/2022	—	—	—	1,056	2,112	4,224	—	—	—	—	65,409
	2022 Fin PSU(5)	3/24/2022	—	—	—	1,862	3,724	7,448	—	—	—	—	115,332
	2022 r-TSR PSU(6)	3/24/2022	—	—	—	2,148	4,296	6,444	—	—	—	—	115,305
	PBRSU Awards(7)	5/13/2022	—	—	—	5,118	20,471	92,120	—	—	—	—	1,220,481
	Option Awards(8)	5/13/2022	—	—	—	—	—	—	—	34,376	42.69	38.81	534,891

60	TreeHouse Foods, Inc.	2023 Proxy Statement

Named Executive Officer Compensation

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Threshold ($)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards: Threshold (#)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	Estimated Future Payouts Under Equity Incentive Plan Awards: Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Stock on Option Award Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(10)
Patrick M. O'Donnell	STIP(1)	--	18,261	121,738	182,607	—	—	—	—	—	—	—	—
	Annual RSU(2)	3/24/2022	—	—	—	—	—	—	5,121	—	—	—	158,597
	2020 PSU(3)	3/24/2022	—	—	—	412	824	1,648	—	—	—	—	25,519
	2021 Fin PSU(4)	3/24/2022	—	—	—	175	350	700	—	—	—	—	10,840
	2022 Fin PSU(5)	3/24/2022	—	—	—	—	—	—	—	—	—	—	—
	2022 r-TSR PSU(6)	3/24/2022	—	—	—	—	—	—	—	—	—	—	—
	PBRSU Awards(7)	6/03/2022	—	—	—	2,577	10,307	46,382	—	—	—	—	639,034
	Option Awards(8)	6/03/2022	—	—	—	—	—	—	—	8,654	42.69	40.05	142,531
Kristy N. Waterman	STIP(1)	--	61,875	412,500	618,750	—	—	—	—	—	—	—	—
	Annual RSU(2)	3/24/2022	—	—	—	—	—	—	12,431	—	—	—	384,988
	2022 Fin PSU(5)	3/24/2022	—	—	—	1,554	3,108	6,216	—	—	—	—	96,255
	2022 r-TSR PSU(6)	3/24/2022	—	—	—	1,793	3,586	5,379	—	—	—	—	96,248
	PBRSU Awards(7)	5/13/2022	—	—	—	4,464	17,856	80,352	—	—	—	—	1,064,575
	Option Awards(8)	5/13/2022	—	—	—	—	—	—	—	29,985	42.69	38.81	466,567
Amit R. Philip	STIP(1)	--	48,956	326,374	489,561	—	—	—	—	—	—	—	—
	Annual RSU(2)	3/24/2022	—	—	—	—	—	—	8,834	—	—	—	273,589
	2020 PSU(3)	3/24/2022	—	—	—	1,563	3,126	6,252	—	—	—	—	96,812
	2021 Fin PSU(4)	3/24/2022	—	—	—	636	1,271	2,542	—	—	—	—	39,363
	2022 Fin PSU(5)	3/24/2022	—	—	—	1,105	2,209	4,418	—	—	—	—	68,413
	2022 r-TSR PSU(6)	3/24/2022	—	—	—	1,274	2,548	3,822	—	—	—	—	68,388
	PBRSU Awards(7)	5/13/2022	—	—	—	3,865	15,460	69,570	—	—	—	—	921,725
	Option Awards(8)	5/13/2022	—	—	—	—	—	—	—	25,961	42.69	38.81	403,953

2023 Proxy Statement	TreeHouse Foods, Inc.	61

Named Executive Officer Compensation

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Threshold ($)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards: Threshold (#)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	Estimated Future Payouts Under Equity Incentive Plan Awards: Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Stock on Option Award Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(10)
Timothy J. Smith	STIP(1)	--	45,179	301,190	451,785	—	—	—	—	—	—	—	—
	Annual RSU(2)	3/24/2022	—	—	—	—	—	—	8,576	—	—	—	265,599
	2020 PSU(3)	3/24/2022	—	—	—	421	842	1,684	—	—	—	—	26,077
	2021 Fin PSU(4)	3/24/2022	—	—	—	180	359	718	—	—	—	—	11,118
	2022 Fin PSU(5)	3/24/2022	—	—	—	1,072	2,144	4,288	—	—	—	—	66,400
	2022 r-TSR PSU(6)	3/24/2022	—	—	—	1,237	2,474	3,711	—	—	—	—	66,402
	PBRSU Awards(7)	5/13/2022	—	—	—	3,865	15,460	69,570	—	—	—	—	921,725
	Option Awards(8)	5/13/2022	—	—	—	—	—	—	—	25,961	42.69	38.81	403,953
Mark A. Fleming	STIP(1)	--	54,000	360,000	540,000	—	—	—	—	—	—	—	—
	Annual RSU(2)	3/24/2022	—	—	—	—	—	—	9,686	—	—	—	299,975
	2020 PSU(3)	3/24/2022	—	—	—	1,655	3,310	6,620	—	—	—	—	102,511
	2021 Fin PSU(4)	3/24/2022	—	—	—	673	1,346	2,692	—	—	—	—	41,686
	2022 Fin PSU(5)	3/24/2022	—	—	—	1,211	2,422	4,844	—	—	—	—	75,009
	2022 r-TSR PSU(6)	3/24/2022	—	—	—	1,397	2,794	4,191	—	—	—	—	74,991
	PBRSU Awards(7)	5/13/2022	—	—	—	3,865	15,460	69,570	—	—	—	—	921,725
	Option Awards(8)	5/13/2022	—	—	—	—	—	—	—	25,961	42.69	38.81	403,953
	Modified Awards(9)		—	—	—	—	—	—	—	—	—	—	607,312
(1)Amounts in these rows reﬂect the possible payout range under our 2022 Short-Term Incentive Program (STIP), which are payable in cash. The STIP is the Company’s annual bonus plan that is based on the Company’s achievement of ﬁnancial performance and strategic objectives. For the actual amounts earned pursuant to the STIP for 2022, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a detailed discussion of the STIP, including targets and plan mechanics, see “Components of 2022 Executive Compensation Program—Short-Term Incentives — 2022 Short-Term Incentives Program Design.” Payouts can range from 0% -150%. Awards under the STIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year.
(2)Represents RSUs granted under the Equity Plan that vest in three equal installments commencing on the ﬁrst anniversary of the grant date, subject to the grantee’s continued employment with the Company from the grant date through each vesting date. For more information regarding the 2022 annual RSU awards, see “Components of 2022 Executive Compensation Program—Long-Term Incentives—2022 Long-Term Incentive Program.”
(3)Represents the threshold, target and maximum shares that may become earned for the portion of the PSUs originally granted in 2020 under the Equity Plan subject to 2022 performance criteria. For a discussion of the awards, see “2022 Executive Compensation Program Details—Long-Term Incentives—2020-2022 Performance Stock Units.”

62	TreeHouse Foods, Inc.	2023 Proxy Statement

Named Executive Officer Compensation
(4)Represents the threshold, target and maximum shares that may become earned for the portion of the PSUs originally granted in 2021 under the Equity Plan subject to 2022 performance criteria. For a discussion of the awards, see “2022 Executive Compensation Program Details—Long-Term Incentives—2021-2023 and 2022-2024 Performance Stock Units.”
(5)Represents the threshold, target and maximum shares that may become earned for the portion of the PSUs granted in 2022 under the Equity Plan subject to 2022 performance criteria. For a discussion of the awards, see “2022 Executive Compensation Program Details—Long-Term Incentives—2022 Long-Term Incentive Program.”
(6)Represents the threshold, target and maximum shares that may become earned for the portion of the PSUs granted in 2022 under the Equity Plan that are subject to r-TSR performance over the three-year performance period ending December 31, 2024. For a discussion of the awards, see “2022 Executive Compensation Program Details—Long-Term Incentives—2022 Long-Term Incentive Program.”
(7)Represents the threshold, target and maximum shares that may become earned pursuant to the 2022 retention PBRSU Awards, which are subject to the Company’s absolute and relative TSR performance over the two-year performance period ending May 13, 2024. For a discussion of the awards, see "Compensation Principles - 2022 Transformation Performance-Based Awards."
(8)Represents the 2022 premium-priced Option Awards granted under the Equity Plan that vest one-third on the second anniversary of the date of grant and two-thirds on the third anniversary of the date of grant. For a discussion of the awards, see "Compensation Principles - 2022 Transformation Performance-Based Awards."
(9)Represents the acceleration of certain of Mr. Fleming's RSUs and PSUs in connection with the divestiture of the Meal Preparation business.
(10)Amounts in this column reflect the grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718.

2023 Proxy Statement	TreeHouse Foods, Inc.	63

Named Executive Officer Compensation

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth equity-based awards granted to our Named Executive Officers that were outstanding on December 31, 2022.

		Option Awards(1)				Stock Awards(2)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Grant(3) Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Steven Oakland	5/13/2022	—	155,768	42.69	5/13/2032	3/31/2020	38,845	1,918,166	—	—
						3/31/2021	33,818	1,669,933	11,198	552,957
						3/24/2022	141,284	6,976,604	47,503	2,345,698
						5/13/2022	—	—	417,420	20,612,200
William J. Kelley Jr.	8/31/2016	4,390	—	94.73	8/31/2026	3/31/2020	2,810	138,758	—	—
	3/31/2017	5,180	—	84.66	3/31/2027	3/31/2021	—	—	932	46,022
						3/24/2022	4,131	203,989	1,072	52,935
Patrick M. O'Donnell	9/29/2017	510	—	67.73	9/29/2027	3/31/2020	1,025	50,615	—	—
	6/3/2022	—	8,654	42.69	6/3/2032	3/31/2021	933	46,072	175	8,642
						3/24/2022	5,883	290,503	—	—
						6/3/2022	—	—	15,460	763,415
Kristy N. Waterman	5/13/2022	—	29,985	42.69	5/13/2032	7/30/2021	8,175	403,682	—	—
						12/29/2021	3,031	149,671	—	—
						3/24/2022	15,539	767,316	5,379	265,615
						5/13/2022	—	—	80,352	3,967,782
Amit R. Philip	5/13/2022	—	25,961	42.69	5/13/2032	3/31/2020	3,892	192,187	—	—
						3/31/2021	3,389	167,349	1,122	55,404
						12/29/2021	2,211	109,179	—	—
						3/24/2022	13,877	685,246	3,822	188,730
						5/13/2022	—	—	69,570	3,435,367
Timothy J. Smith	5/13/2022	—	25,961	42.69	5/13/2032	3/31/2020	1,047	51,701	—	—
						3/31/2021	958	47,306	179	8,839
						6/16/2021	4,184	206,606	—	—
						12/29/2021	1,249	61,676	—	—
						3/24/2022	11,500	567,870	3,711	183,249
						5/13/2022	—	—	69,570	3,435,367
Mark A. Fleming	2/01/2016	2,130	—	79.94	1/1/2023
	6/27/2016	2,440	—	98.28	1/1/2023
	3/31/2017	2,560	—	84.66	1/1/2023
(1)Options vest annually in three equal installments beginning on the first anniversary of the grant date except for the May 13, 2022 and June 3, 2022 grant dates. Options granted on these dates vest one-third on the second anniversary of the grant date and two-thirds on the third anniversary of the grant date.
(2)Restricted stock units vest annually in three equal installments beginning on the first anniversary of the grant date, except the December 29, 2021 RSUs that vest in three equal installments on each of the six, twelve and eighteen month anniversaries following the grant date. PSUs vest on the third anniversary of the grant date, subject to achievement of ONI and Cash Flow Pre-Financing performance targets and may be earned between 0%-200% of

64	TreeHouse Foods, Inc.	2023 Proxy Statement

Named Executive Officer Compensation
target. The PBRSU Awards granted on May 13, 2022 and June 3, 2022 vest on the second anniversary of the grant date, subject to achievement of absolute and relative TSR performance targets. The PBRSU Awards may be earned between 0% to 450% of target.
(3)Reflects the date of approval for annual ONI and Cash Flow Pre-Financing targets set by the Compensation Committee for PSU awards (the deemed grant date per FASB ASC Topic 718) and grant date for RSU awards.
(4)Reflects both RSUs and PSUs. PSUs included in this column are deemed earned as of December 31, 2022 as follows:

Name	Tranche	Performance Target Approval Date	ONI and Cash Flow Pre-Financing Weighted Achievement on December 31, 2022 (%)	Performance Level Reported	Amount Reported As Units That Have Not Vested (#)	Market Value of Amount Reported As Units That Have Not Vested ($)

Steven Oakland	FY2020	3/31/2020	115.8	Actual	18,058	891,704
	FY2021	3/31/2021	0.0	Actual	-	-
	FY2022	3/24/2022	100.0	Actual	55,718	2,751,355
William J. Kelley Jr.	FY2020	3/31/2020	115.8	Actual	2,810	138,758
	FY2021	3/31/2021	0.0	Actual	-	-
	FY2022	3/24/2022	100.0	Actual	4,131	203,989
Patrick M. O'Donnell	FY2020	3/31/2020	115.8	Actual	476	23,505
	FY2021	3/31/2021	0.0	Actual	-	-
	FY2022	3/24/2022	100.0	Actual	762	37,628
Kristy N. Waterman	FY2022	3/24/2022	100.0	Actual	3,108	153,473
Amit R. Philip	FY2020	3/31/2020	115.8	Actual	1,809	89,328
	FY2021	3/31/2021	0.0	Actual	-	-
	FY2022	3/24/2022	100.0	Actual	5,043	249,023
Timothy J. Smith	FY2020	3/31/2020	115.8	Actual	486	23,999
	FY2021	3/31/2021	0.0	Actual	-	-
	FY2022	3/24/2022	100.0	Actual	2,924	144,387
(5)Amounts in these columns reflect the value of the reported RSU and PSU awards as of December 31, 2022, based on the $49.38 closing price of the Company's common stock on December 30, 2022, the last trading day of 2022.
(6)Represents the in-progress performance periods for the PSUs that have not concluded as of December 31, 2022. PSUs included in this column are reported as following:

Performance Target Approval Date	Performance Metric	Achievement on December 31, 2022	Performance Level Reported

3/31/2021	3-Year Cumulative ONI & Cash Flow Pre-Financing	Below Threshold	Threshold
3/31/2021	3-Year Cumulative TSR	Above Threshold	Target
3/24/2022	3-Year Cumulative TSR	Above Target	Max
5/13/2022	2-Year Cumulative TSR	Above Target	Max
6/3/2022	2-Year Cumulative TSR	Above Target	Max

2023 Proxy Statement	TreeHouse Foods, Inc.	65

Named Executive Officer Compensation

Option Exercises and Stock Vested in 2022

The following table provides information regarding the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during 2022 for the Named Executive Officers. None of the NEOs exercised stock options during 2022.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Steven Oakland	77,456	2,512,647
William J. Kelley Jr.	16,264	619,993
Patrick M. O'Donnell	2,243	86,581
Kristy N. Waterman	10,150	450,382
Amit R. Philip	10,335	421,425
Timothy J. Smith	6,253	251,998
Mark A. Fleming	43,700	1,863,135
(1)Represents the vesting of restricted stock unit awards granted in 2019, 2020, and 2021. Mr. Fleming's amount includes 24,844 PSUs that vested in accordance with his separation from the Company in October 2022, but are deferred for six-months as a result of being a specified employee under Section 409A of the Code.
(2)The value realized on vesting is the number of shares, multiplied by the fair market value of the shares on the vesting date.

Retirement Plans

None of the NEOs are eligible to participate in a defined benefit pension plan. The Company does offer a defined contribution 401(k) plan, which permits employee deferrals and provides for an employer matching contribution. All NEOs participated in the 401(k) plan in 2022.
401(K) PLAN
The TreeHouse Foods 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax and/or Roth after-tax contributions, up to the first 5% of eligible compensation. Employees are permitted to contribute up to 80% of eligible compensation on a pre-tax and/or Roth after-tax basis and up to 80% of eligible compensation as after-tax contributions, subject to IRS limits.
2022 NON-QUALIFIED DEFERRED COMPENSATION
Our Deferred Compensation Plan allows certain employees, including the NEOs, to defer receipt of up to 100% of eligible salary and/or bonus payments on a tax deferred basis. Deferred amounts are credited with earnings or losses based on the rate or return of mutual funds selected by the participants in the Plan. We do not "match" amounts that are deferred by employees in the Deferred Compensation Plan.
Distributions are paid either upon termination of employment or at a specified date (at least 2 years after the original deferral) in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. The Deferred Compensation Plan is not funded by the Company, and participants have an unsecured contractual commitment from the Company to pay the amounts when due. When such payments are due to employees, the cash will be distributed from the Company's general assets.
None of our NEOs participated in the Deferred Compensation Plan in 2022.

66	TreeHouse Foods, Inc.	2023 Proxy Statement

Named Executive Officer Compensation

Potential Payments Upon Termination or Change in Control

Benefits upon termination are provided for in either an Executive’s individual employment agreement (Mr. Oakland) or the Executive Severance Plan (other currently employed NEOs). The rights upon termination of Executive’s employment depend upon the circumstance of the termination.
Termination Without Change in Control
Central to an understanding of the rights of each NEO under the agreements is an understanding of the definitions of “Cause” and “Good Reason” that are used in the employment agreements and the Severance Plan:
Cause: Under the individual employment agreements for Mr. Oakland, as well as under the Severance Plan, a termination for “Cause” may occur if the NEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his position, committing an act materially detrimental to the financial condition and/or goodwill of us or our subsidiaries, commission of a felony or other actions specified in the definition.
•Payments: Under the individual employment agreements and the Severance Plan, an NEO is not eligible for any severance benefits in the event of a termination for Cause.
Good Reason: Under the terms of his employment agreement, Mr. Oakland may terminate his employment for “Good Reason” if there is an assignment of duties that is materially inconsistent with his position, a reduction in compensation, or certain other actions specified in the agreement. Under the terms of the Severance Plan (applies to all other NEOs), the participant is said to have Good Reason to terminate his employment and thereby gain access to the benefits described below if there is a reduction in compensation other than a reduction of no more than ten percent (10%) which applies to all Executive Officers of the Company, or a call for relocation. Following a Change in Control, Good Reason shall also include a material reduction in the Executive’s duties and responsibilities, or the assignment of duties and responsibilities that are materially inconsistent with the Executive’s duties.
Payments following an involuntary termination without Cause or a voluntary termination for Good Reason:
•Mr. Oakland: Two times base salary and target bonus plus continuation of certain health and welfare benefits for up to two years.
•Other NEOs as covered under the Executive Severance Plan: Base salary and target bonus plus continuation of certain health and welfare benefits for up to one year.
Mr. Oakland’s employment agreement and the Executive Severance Plan require, as a precondition to the receipt of these payments, that the NEOs sign a standard form of release in which the NEO waives all claims that the NEO might have against us and certain associated individuals and entities. Mr. Oakland’s employment agreement also includes non-compete and non-solicit provisions that would apply for a period of one year following his termination of employment, and confidentiality provisions that would apply for an unlimited period of time following his termination of employment. The Executive Severance Plan includes non-solicit provisions.
Termination Following a Change in Control
Payments following a termination without Cause or resignation for Good Reason (as defined above) within a 24-month period immediately following a change-in-control of the Company:
•Mr. Oakland will receive three times the amount of base salary and target bonus plus continuation of certain health and welfare benefits for up to three years.
•Other NEOs as covered under the Executive Severance Plan: Two times base salary and target bonus plus the continuation of certain health and welfare benefits for two years.
Mr. Oakland’s employment agreement and the Executive Severance Plan do not provide a “gross-up” payment from the Company to the extent covered individuals incur excise taxes under Section 4999 of the Code.
Treatment of Equity Awards
The Company has issued equity awards to our NEOs that are subject to the terms and conditions of the Equity Plan and applicable award agreements.

2023 Proxy Statement	TreeHouse Foods, Inc.	67

Named Executive Officer Compensation
INVOLUNTARY TERMINATION
In the event of an involuntary termination of the NEO without Cause or resignation by the NEO for Good Reason, (i) no accelerated vesting will occur for unvested options or RSUs, and (ii) the accrued portion of outstanding annual PSUs and 2022 PBRSU Awards, plus a pro-rata portion (based on the number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which such termination occurs will become vested.
CHANGE IN CONTROL
In the event of a Change in Control, the Equity Plan provides that each outstanding award may be assumed by the acquirer or replaced with an economically equivalent award. Any such assumed or replaced award will vest in full if a participant’s employment is terminated without Cause or the participant resigns for Good Reason within the 24 months following the Change in Control. Performance conditions applicable to performance-based awards, including annual PSUs and the 2022 PBRSU Awards, that are assumed or replaced will be deemed satisﬁed at the greater of target or actual performance through the date of the Change in Control, and such awards will be subject only to vesting based on the passage of time for the remainder of the original performance period. If the acquirer does not assume outstanding awards or replace outstanding awards with economically equivalent awards, such awards will be treated as follows: (i) unvested stock options will become fully vested; (ii) the restrictions on the restricted stock and RSUs will lapse, and (iii) performance units will be canceled in exchange for a payment equal to the value that would have been payable had each performance unit been deemed equal to 100% (or such greater or lesser percentage as determined by the Compensation Committee) of its initially established dollar value. The Compensation Committee may instead provide that outstanding awards that are not assumed or substituted with economically equivalent awards in connection with a Change in Control will be canceled in exchange for a cash payment.
DEATH, DISABILITY AND RETIREMENT
In the event of death or disability, unvested options will become fully vested. Upon death, disability or retirement (age 55 with five years of service), (i) a pro rata portion of the unvested RSUs that would be eligible for lapse of restrictions on the next anniversary date of the grant will lapse (based on the number of full calendar months served during the 12-month period between vesting dates) and (ii) a pro-rata portion of outstanding PSUs (based on the number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which the NEO was terminated will vest.
Treatment of Short-Term Incentives
In general, NEOs are ineligible to receive short-term incentives under the STIP in the event of a termination of employment or Change in Control. However, in the event of an NEO’s death, disability or retirement, the NEO will be eligible to receive a pro-rata portion of the earned STIP award (based on the number of days served during the performance period divided by the length of the performance period), based on actual performance.
In the event of a Change in Control without termination, no portion of the short-term incentive will be received by the NEO.
Qualification of Potential Payments Upon Termination or Change in Control
The following tables illustrate the payouts to each NEO employed as of December 31, 2022 under each of the various separation and Change in Control situations. The tables assume that the events took place on December 31, 2022, with equity awards amount based on $49.38, the closing price of the Company’s common stock on the last trading day of 2022. Some of the NEOs may be subject to the “best net” provision in the event benefits received in connection with or following a Change in Control result in excess parachute payments under Section 280G of the Code; however, no NEOs are eligible to receive gross-ups for any excise taxes resulting from such excess parachute payments. Further, none of the NEOs were eligible for retirement benefits on December 31, 2022.
PAYMENTS MADE TO WILLIAM J. KELLEY JR. UPON SEPARATION
Mr. Kelley was retirement eligible at the time of his departure. As such, 3,603 unvested RSUs accelerated in 2022 in accordance with the terms of the amended and restated TreeHouse Foods, Inc. Equity and Incentive Plan. Mr. Kelley will also receive a pro rata payout of his earned 2020 PSUs on March 31, 2023 based on the number of full months he served during the three-year performance period in accordance with the terms of the amended and restated TreeHouse Foods, Inc. Equity and Incentive Plan. Lastly, Mr. Kelley will receive his 2022 STIP payment in the amount of $250,434 on March 15, 2023 per our STIP guidelines.
PAYMENTS MADE TO MARK A. FLEMING UPON SEPARATION
Mr. Fleming's separation from the Company was not a result of a termination or Change in Control, and as a result, Mr. Fleming did not receive any cash payments from the Company following his transfer with the Meal Preparation business. However, his outstanding equity awards were accelerated following his transfer.

68	TreeHouse Foods, Inc.	2023 Proxy Statement

Named Executive Officer Compensation
NAME OF PARTICIPANT: STEVEN OAKLAND

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination -Awards Not Assumed or Replaced by Acquirer ($)

Severance	4,901,523	—	7,352,284	—
Short-Term Incentives	—	1,439,831	—	—
Restricted Stock Units	—	2,452,384	6,921,644	6,921,644
Performance Awards(1)	6,984,596	6,984,596	12,641,725	12,641,725
Welfare Benefits(2)	25,523	—	38,284	—
Total	11,911,642	10,876,811	26,953,937	19,563,369
NAME OF PARTICIPANT: PATRICK M. O'DONNELL

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination -Awards Not Assumed or Replaced by Acquirer ($)

Severance	524,703	—	1,049,406	—
Short-Term Incentives	—	127,201	—	—
Restricted Stock Units	—	100,818	326,056	326,056
Performance Awards(1)	114,878	114,878	578,092	578,092
Welfare Benefits(2)	18,453	—	36,906	—
Total	658,034	342,897	1,990,460	904,148

2023 Proxy Statement	TreeHouse Foods, Inc.	69

Named Executive Officer Compensation
NAME OF PARTICIPANT: KRISTY N. WATERMAN

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination -Awards Not Assumed or Replaced by Acquirer ($)

Severance	980,854	—	1,961,709	—
Short-Term Incentives	—	431,009	—	—
Restricted Stock Units	—	237,548	1,316,866	1,316,866
Performance Awards(1)	416,533	416,533	1,519,176	1,519,176
Welfare Benefits(2)	18,354	—	36,709	—
Total	1,415,741	1,085,090	4,834,460	2,836,042
NAME OF PARTICIPANT: AMIT R. PHILIP

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination -Awards Not Assumed or Replaced by Acquirer ($)

Severance	776,376	—	1,552,751	—
Short-Term Incentives	—	341,018	—	—
Restricted Stock Units	—	139,935	924,838	924,838
Performance Awards(1)	760,963	760,963	1,460,068	1,460,068
Welfare Benefits(2)	10,313	—	20,626	—
Total	1,547,652	1,241,916	3,958,283	2,384,906

70	TreeHouse Foods, Inc.	2023 Proxy Statement

Named Executive Officer Compensation
NAME OF PARTICIPANT: TIMOTHY J. SMITH

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination -Awards Not Assumed or Replaced by Acquirer ($)

Severance	761,046	—	1,522,092	—
Short-Term Incentives	—	314,705	—	—
Restricted Stock Units	—	90,147	828,448	828,448
Performance Awards(1)	450,137	450,137	1,274,152	1,274,152
Welfare Benefits(2)	17,296	—	34,592	—
Total	1,228,479	854,989	3,659,284	2,102,600
(1)PSUs and PBRSU Awards are represented based upon attainment of actual performance for complete performance periods and target performance for other performance periods. The value of the PSUs and PBRSU Awards are determined multiplying the number of units by $49.38, the closing stock price of our common stock on December 30, 2022.
(2)Reflects company-paid medical, dental, and vision insurance premiums (COBRA rates as of December 31, 2022) for up to 24 months for Mr. Oakland and up to 12 months for the other NEOs, based on the NEO's healthcare elections as of December 31, 2022.

2023 Proxy Statement	TreeHouse Foods, Inc.	71

CEO Pay Ratio

CEO Pay Ratio

Our CEO pay ratio, calculated in accordance with the requirements set for in Item 402(u) of Regulation S-K, is 274:1.
•Mr. Oakland's total annual compensation was $15,977,645(1); and
•Our median employee was a full-time, hourly, United States based employee with total annual compensation of $58,341.
TreeHouse Foods is a global private label food manufacturer with 8,792 employees, excluding the CEO, as of November 1, 2022. Our median employee was identified using the Company's global full-time, part-time, temporary, and seasonal employees employed on that date. The date differs from the October 1 date reported in last year's proxy statement to account for the large number of employees who transferred with the sale of a significant portion of the Meal Preparation business on October 3, 2022. Including such employees would have resulted in an increased number of employees with annualized compensation.
We then measured compensation for the period beginning January 1, 2022 and ending on December 31, 2022 for the remaining employees. Each employee's 2022 earnings (gross pay) was used as our consistently applied compensation measure to identify the median employee, and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly hired during 2022 and therefore not employed for the full measurement period.
After identifying the median employee, we calculated that employee's total annual compensation in the same manner as for the NEOs in the 2022 Summary Compensation Table ("SCT") and added the value of non-discriminatory benefits. The annual total compensation of our Chief Executive Officer and President, Mr. Oakland, is his total compensation from the SCT plus the value of non-discriminatory benefits.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
(1)     Mr. Oakland's one-time PBRSU Award with a grant date fair value of $5.2 million and his premium-priced options with a grant date fair value of $2.4 million are included in this total.

72	TreeHouse Foods, Inc.	2023 Proxy Statement

Pay Versus Performance

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. Further information concerning the Company’s pay for performance philosophy and how the Company’s aligns executive compensation with the Company’s performance is described under “Compensation Discussion & Analysis” beginning on page 36.
The following table sets forth information concerning the compensation of our CEO and other NEOs for each of the fiscal years ending December 31, 2022, 2021, and 2020 and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based On:		(In millions)

Year	Summary Compensation Table for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income (Loss) ($)(7)	Adjusted EBITDA from Continuing Operations ($)(8)

2022	15,964,197	25,945,144	2,804,464	3,338,806	101.8	130.9	(146.3)	287.0
2021	5,950,890	4,931,932	1,864,415	1,440,060	83.6	134.6	(12.5)	288.3
2020	6,250,046	7,571,287	2,152,693	2,101,081	87.6	117.9	13.8	370.5
(1)Amounts in this column represent the amounts reported for Mr. Oakland, our Chief Executive Officer and President, in the “Total” column of the Summary Compensation Table for each applicable year.
(2)Amounts in this column represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Summary Compensation Table Total for CEO ($)	LESS: Reported Value of Equity Awards ($)(a)	PLUS: Equity Award Adjustment ($)(b)	Compensation Actually Paid to CEO ($)

2022	15,964,197	13,287,766	23,268,713	25,945,144
2021	5,950,890	4,796,553	3,777,595	4,931,932
2020	6,250,046	3,441,581	4,762,822	7,571,287
(a)Amounts in this column represent the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable year.

2023 Proxy Statement	TreeHouse Foods, Inc.	73

Pay Versus Performance
(b)The amounts deducted or added in calculating the equity award adjustments are as set forth in the following table. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year over Year Change in Fair Value of Equity Awards Grant In Prior Years that Vested in the Applicable Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Total Equity Award Adjustments ($)

2022	24,342,077	1,339,895	—	2,512,647	(4,925,906)	—	23,268,713
2021	3,842,009	(1,990,317)	—	8,076,168	(6,150,265)	—	3,777,595
2020	5,440,687	(365,760)	—	1,425,795	(1,737,900)	—	4,762,822
(3)Amounts in this column represent the average of the amounts reported for the Company’s NEOs as a group, excluding our CEO, in the “Total” column of the Summary Compensation Table for each applicable year. The NEOs included for purposes of calculating the average amounts for each applicable year are as follows: (i) for 2022, Ms. Waterman, Messrs. Kelley, O'Donnell, Philip, Smith, and Fleming; (ii) for 2021, Ms, Waterman, Messrs. Kelley, Fleming, Craig, and O’Neill; and (iii) for 2020, Messrs. Kelley, O’Neill, Clifford Braun, and Ms. Lori G. Roberts.
(4)Amounts in this column represent the average amount of “compensation actually paid,” to the Company’s NEOs as a group, excluding our CEO, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to average total compensation for the NEOs as a group, excluding our CEO, to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Summary Compensation Table Total for Non-CEO NEOs ($)	LESS: Reported Value of Equity Awards ($)(a)	PLUS: Equity Award Adjustment ($)(b)	Compensation Actually Paid to Non-CEO NEOs ($)

2022	2,804,464	1,984,802	2,519,144	3,338,806
2021	1,864,415	946,041	521,686	1,440,060
2020	2,152,693	546,202	494,590	2,101,081
(a)Amounts in this column represent the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable year.
(b)The amounts deducted or added in calculating the equity award adjustments are as set forth in the following table.

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year over Year Change in Fair Value of Equity Awards Grant In Prior Years that Vested in the Applicable Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Total Equity Award Adjustments ($)

2022	2,669,270	86,844	—	275,633	(512,603)	—	2,519,144
2021	754,480	(152,044)	4,928	285,845	(371,523)	—	521,686
2020	707,732	(26,516)	—	561,427	(748,053)	—	494,590

74	TreeHouse Foods, Inc.	2023 Proxy Statement

Pay Versus Performance
(5)Cumulative TSR is calculated by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company’s share price at the end of the measurement period and the beginning of the measurement period (December 31, 2019) by (ii) the Company’s share price at the beginning of the measurement period (December 31, 2019).
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P Food & Beverage Select Index.
(7)Represents the amount of net (loss) income reflected in the Company’s audited financial statements for each applicable year.
(8)Adjusted EBITDA from continuing operations represents adjusted net income from continuing operations before interest expense, interest income, income tax expense, and depreciation and amortization expense. Adjusted net income from continuing operations is also known as operating net income, and it represents GAAP net loss from continuing operations as reported in the Consolidated Statements of Operations adjusted for items that, in management's judgment, significantly affect the assessment of earnings results between periods. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. Adjusted EBITDA is also used as a component of the Board of Directors' measurement of the Company's performance for incentive compensation purposes. Refer to Appendix A for a reconciliation of GAAP to Non-GAAP measures.
Financial Performance Measures
As described in greater detail in “Compensation Discussion & Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are as follows:
•Adjusted EBITDA from Continuing Operations
•Operating Net Income
•Cash Flow Pre-Financing
ANALYSIS OF INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
As described in greater detail in “Compensation Discussion & Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table above. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following illustrations of the relationships between information presented in the Pay Versus Performance table above.
The following graph compares the compensation actually paid to our CEO, the average of the compensation actually paid to our remaining NEOs and the cumulative total stockholders' return on our common units with the cumulative total return of the S&P Food & Beverage Select

2023 Proxy Statement	TreeHouse Foods, Inc.	75

Pay Versus Performance
Index. The graph assumes an investment of $100 on December 31, 2019 in each of TreeHouse Foods’ common stock and the stock comprising the S&P Food & Beverage Select Index.
TreeHouse Foods(1) & S&P Food & Beverage Select Index vs. Compensation Actually Paid
(1)TreeHouse Foods common stock total shareholder return increased 22% as of December 31, 2022 when compared to December 31, 2021.

The following graph compares the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs with net income (loss).
TreeHouse Foods Net Income (Loss) and Net Loss from Continuing Operations(1) vs. Compensation Actually Paid
(1)We have included Net loss from Continuing Operations as supplemental information as it better demonstrates alignment between compensation actually paid and performance when compared to Net income (loss) as presented in the table above primarily due to the fact that the Company recognized a significant $128.5 million loss on sale on the divestiture of a significant portion of the Meal Preparation business during the year ended December 31, 2022 which was excluded from Net loss from Continuing Operations.

76	TreeHouse Foods, Inc.	2023 Proxy Statement

Pay Versus Performance
The following graph compares the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs with Adjusted EBITDA from Continuing Operations.
TreeHouse Foods Adjusted EBITDA from Continuing Operations(1) vs. Compensation Actually Paid
(1)On October 3, 2022, the Company completed the sale of a significant portion of the Company’s Meal Preparation business. The sale of this business met the criteria for discontinued operations presentation, and, as such, has been excluded from Adjusted EBITDA from Continuing Operations for all periods presented. In order to retain and incentivize the executive officers that are key to leading the Company’s ongoing successful transformation following 2021's strategic review and the then-ongoing divestiture of the Meal Preparation business, and to further align their interests with those of long-term stockholders, long-term incentive awards consisting of PBRSU Awards and Option Awards were granted to select members of our executive team, including the CEO and other NEOs, during 2022. As of December 31, 2022, the CEO's PBRSU Award fair value has increased 104% when compared to the grant date of May 13, 2022 as a result of the Company's favorable market performance, and it is tracking near max payout. The CEO's one-time PBRSU Award remains at risk of achievement through the two-year performance period ending on May 13, 2024.

2023 Proxy Statement	TreeHouse Foods, Inc.	77

Audit Matters

Report of the Audit Committee

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory financial accounting requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's internal audit function and independent registered public accounting firm; to provide a line of communication among the Board, independent registered public accounting firm, management and internal auditors; and to oversee the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.
The Audit Committee is currently comprised of five directors, Messrs. Hunter, Ostfeld, Scalzo and Tuchman and Ms. Massman. The Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members pursuant to the Company's Corporate Governance Guidelines, rules and regulations of the SEC, and Messrs. Hunter, Scalzo and Tuchman and Ms. Massman qualified as an audit committee financial expert pursuant to the listing standards of the NYSE. During 2022, the Audit Committee met nine times. The Audit Committee's meetings included executive sessions with the independent registered public accounting firm and with the Company's internal auditors, in each case without the presence of management during which members of the Audit Committee raised and discussed any issues they may have about the financial statements the adequacy and proper functioning of the Company's internal and disclosure control systems and procedures.
The Audit Committee’s responsibilities are to monitor and oversee the audit process, and to appoint, compensate and evaluate the performance and independence of the independent registered public accounting firm. The Audit Committee reviews and approves the scope and cost of all services, both audit and non-audit, provided by the firm selected to conduct the audit. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained a formal written statement describing all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP's independence consistent with applicable requirements of the PCAOB and the SEC and discussed with Deloitte & Touche LLP any relationships that may impact its objectivity and independence, and the Audit Committee satisfied itself as to Deloitte & Touche LLP’s independence.
In order to assure that the provision of audit and non-audit services provided by Deloitte & Touche LLP does not impair its independence, the Audit Committee is required to pre-approve all audit services to be provided to the Company by Deloitte & Touche LLP, and all other services, including review, attestation and non-audit services, other than de minimis services that satisfy the NYSE and SEC requirements, pertaining to de minimis exceptions.
The Company’s management is responsible for the Company's financial statements, internal accounting controls and the financial reporting process, including its systems of internal and disclosure controls. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with management. The Audit Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with Deloitte & Touche LLP and the internal auditors their audit plans, audit scope, and identification of audit risks.

78	TreeHouse Foods, Inc.	2023 Proxy Statement

Audit Matters
The Audit Committee discussed and reviewed with Deloitte & Touche LLP all matters required by the applicable requirements of the PCAOB and the SEC, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP’s audit of the financial statements. The Audit Committee also discussed the results of internal audit examinations.
Based on the Audit Committee’s aforementioned discussions with management and Deloitte & Touche LLP and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board. Mark R. Hunter, Chair Linda K. Massman Scott D. Ostfeld Joseph E. Scalzo Kenneth I. Tuchman

2023 Proxy Statement	TreeHouse Foods, Inc.	79

Audit Matters

Pre-Approval Policy

The Audit Committee has established a policy governing the engagement of the Company's independent registered public accounting firm for audit and non-audit services. Under this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company's independent registered public accounting firm to assure that the provision of such services does not impair the auditor's independence. The Audit Committee pre-approved all of the services in 2021 and 2022 under the audit fees, audit-related fees, tax fees, and all other fees described below in accordance with the pre-approval policies described above under the heading “Report of the Audit Committee” and determined that the independent accountant’s provision of non-audit services is compatible with maintaining the independent accountant’s independence.

Fees Billed by Independent Registered Public Accounting Firm

The following table presents fees billed for professional services rendered for the audit of our consolidated financial statements, audit of our internal controls over financial reporting and review of our quarterly reports on Form 10-Q and fees billed for other services rendered by Deloitte & Touche LLP for 2022 and 2021:

	2022 ($)	2021 ($)

Audit Fees(1)	4,325,045	3,934,847
Audit-Related Fees(2)	1,747,631	745,802
Tax Fees(3)	94,620	121,997
All Other Fees(4)	—	—
Total Fees	6,167,296	4,802,646
(1)Audit fees include fees associated with the annual audit of our consolidated financial statements and internal controls over financial reporting and reviews of the Company’s quarterly reports on Form 10-Q.
(2)Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include carve-out audits associated with a divestiture in 2022 and due diligence services related to acquisitions and divestitures in 2021.
(3)Tax fees include professional services in connection with tax compliance and advice.
(4)All other fees include fees for other services billed that are not included in the above categories.

80	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal Four

Ratification of the Selection of Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for fiscal year 2022 and has been selected by the Audit Committee of our Board to audit our financial statements for fiscal year 2023. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered Deloitte & Touche LLP’s integrity, controls and processes to ensure Deloitte & Touche LLP’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services, external data on audit quality and performance, including recent Public Company Accounting Oversight Board ("PCAOB") reports on Deloitte & Touche LLP and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor.
The affirmative vote of the shares of stock present or represented and voting is required to approve this Proposal 4. Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our By-laws. However, our Board is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm if they determine such a change would be in the best interests of the Company and the Company’s stockholders.
For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered in fiscal years 2021 and 2022, see “Fees Billed by Independent Registered Public Accounting Firm” on page 80 in this proxy statement.
A representative of Deloitte & Touche LLP will attend the Annual Meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder questions.

THE BOARD AND
AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
Proxies solicited by the Board will be voted for the ratification of the selection of our independent registered public accounting firm unless stockholders specify a contrary vote.

2023 Proxy Statement	TreeHouse Foods, Inc.	81

Proposal Five

Approval of Amendments to the Company's Certificate of Incorporation to Declassify the Board of Directors and Phase-In Annual Director Elections

As a result of continued evaluation of our corporate governance practices and consideration of views held by the investor community, our Board has determined that it is advisable and in the best interests of the Company and our stockholders to amend our Certificate of Incorporation (the “Certificate”) to declassify our Board of Directors and phase-in the annual election of all directors, as described below (the “Declassification Amendments”). We believe these amendments reflect our commitment to good corporate governance and better align our governance processes with governance practices supported by the investor community. As a result, the Board is asking our stockholders to approve and adopt the Declassification Amendments.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PHASE-IN ANNUAL DIRECTOR ELECTIONS.

Background on the Declassification Amendments

Our Certificate currently divides our Board of Directors into three classes, with members of each class elected to serve a staggered three-year term. As a result, at each annual meeting of stockholders, approximately one-third of our directors are elected to serve for a three-year term. The current terms of our director classes expire as follows: Class I - the 2024 annual meeting; Class II - the 2025 annual meeting; and Class III - the 2023 annual meeting.
Our Nominating and Corporate Governance Committee and Board regularly review the implementation of appropriate corporate governance measures. In connection with this review, they considered the advantages of maintaining the classified board structure as well as the advantages of declassifying the board. The advantages of the classified board structure include that a classified board may promote board continuity, encourage a long-term perspective by management and the Board, and provide protection against certain abusive takeover tactics. Our Board understands that many investors believe that annually elected boards increase accountability of directors to a company’s stockholders. The Board also recognizes that stockholders of public companies generally support shifting from classified boards to the annual election of directors. Further, we did receive feedback from our stockholders in 2022 requesting that our Board consider this amendment. Our Board believes this amendment better aligns our governance with governance practices supported by the investor community. Our Board also considered that if the board is declassified that it would be easier for one or more stockholders holding a large number of shares, whether an existing or long-term stockholder or one that accumulates a large position in or for a short period of time, to replace the entire Board at one

82	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal Five
meeting. In addition, as our Board is classified, currently directors can be removed only for cause, whereas under Delaware law, directors elected to a board that is not classified can be removed with or without cause.
Our Nominating and Corporate Governance Committee and our Board have evaluated the Declassification Amendments in light of the considerations described above. Based on these considerations, upon the recommendation of the Nominating and Corporate Governance Committee, our Board adopted resolutions setting forth the Declassification Amendments, declaring the Declassification Amendments advisable and in the best interests of the Company and our stockholders, and unanimously resolving to submit the Declassification Amendments to our stockholders for approval.

Overview of the Declassification Amendments

Article NINTH, subsections 3 and 4 in our Certificate currently provide, respectively, that our Board is divided into three classes of approximately equal size and that each director shall serve a term of office of three years. The Declassification Amendments would amend subsections 3 and 4 to provide for the termination of the division of our Board into classes and for the annual election of directors. If the Declassification Amendments are approved by our stockholders, they would provide for the annual election of directors, and the declassification of our Board would be phased in over a period of three years. The Declassification Amendments would not shorten the existing terms of our directors. Accordingly, a director who has been elected to a three-year term (including directors elected at the 2023 annual meeting) may complete that term. The Declassification Amendments would mean that, beginning with the 2026 annual meeting of stockholders, the declassification of our Board would be complete and all directors would be subject to annual election for one-year terms.
Consistent with Delaware law, the Declassification Amendments also amend Article NINTH, subsection 5 to provide that directors elected annually may be removed either for or without cause. Directors elected for and serving out the remainder of a three-year term would continue to be removable only for cause. The Declassification Amendments also amend Article NINTH, subsection 6 to reflect that once our Board is fully declassified, directors elected to fill vacancies and newly created seats on the Board will serve for a term expiring at the next annual meeting of stockholders, and that while the declassification of our Board is being phased in, any director elected to a newly created seat on the Board will serve for the same term as the remainder of the class to which the director is elected.
The general description of the Declassification Amendments set forth above is qualified in its entirety by reference to the text of the Declassification Amendments, which is attached as Appendix B to this Proxy Statement. Additions to the Certificate are indicated by underlining and deletions to the Certificate are indicated by strike-outs.

Related Changes to the By-laws

In connection with the Declassification Amendments, our Board approved conforming amendments to Article II, Sections 2.3, 2.4, 2.7 and 2.8 of our By-laws, contingent upon stockholder approval and implementation of the Declassification Amendments.

Additional Information

If our stockholders approve the Declassification Amendments, they will become effective upon filing of a certificate of amendment to our Certificate with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the Declassification Amendments. In addition, we intend to file a Restated Certificate of Incorporation to integrate the Declassification Amendments (if approved) into a single document. However, even if our stockholders approve the Declassification Amendments, our Board retains discretion under Delaware law not to implement them. If our Board was to exercise such discretion, it will publicly disclose that fact, and our Board would remain classified.
If our stockholders do not approve the Declassification Amendments, our Board will remain classified, the certificate of amendment will not be filed with the Delaware Secretary of State, and the By-law amendments described above will not take effect.

2023 Proxy Statement	TreeHouse Foods, Inc.	83

Stock Ownership

Holdings of Management

The executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 466,766 shares of Common Stock or approximately 0.8% of the 56,109,145 outstanding shares of Common Stock as of March 1, 2023 (see “Security Ownership of Management”).

84	TreeHouse Foods, Inc.	2023 Proxy Statement

Security Ownership of Management

Security Ownership of Management

The following table sets forth, as of the close of business on March 1, 2023, certain information with respect to the beneficial ownership of common stock beneficially owned by (i) each director and director nominee of the Company, (ii) the NEOs, and (iii) all executive officers, directors, and director nominees as a group. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated. The address of the directors and officers listed below is c/o TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523. No director or NEO beneficially owned 1% or more of the 56,109,145 outstanding shares of Common Stock as of March 1, 2023.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Stock Options (#)	Stock Options Currently Exercisable and Exercisable Within 60 Days After March 1, 2023 (#)	Deferred RSU and PSU (#)(1)	Total (#)

Directors, Director Nominees, and Named Executive Officers:
Steven Oakland	243,994	—	—	243,994
Mark R. Hunter	6,883	—	—	6,883
Linda K. Massman	17,803	—	—	17,803
Scott D. Ostfeld(2)	—	—	—	—
Jill A. Rahman	5,796	—	—	5,796
Ann M. Sardini	6,883	—	3,700	10,583
Joseph E. Scalzo	—	—	—	—
Jean E. Spence	2,022	—	9,563	11,585
Kenneth I. Tuchman	4,182	—	—	4,182
Jason J. Tyler	2,680	—	6,883	9,563
William J. Kelley Jr.(3)	20,899	9,570	—	30,469
Patrick M. O'Donnell	8,048	510	—	8,558
Kristy N. Waterman	11,318	—	—	11,318
Amit R. Philip	18,871	—	—	18,871
Timothy J. Smith	8,326	—	—	8,326
Mark A. Fleming(4)	27,357	16,504	24,844	68,705
All directors and executive officers as a group (18 persons)(5)(6)	395,192	26,584	44,990	466,766
(1)This column includes the number of vested RSUs, deferred until termination of service from the Board. Mr. Fleming vested in 24,844 PSUs, deferred until April 3, 2023 as a result of being a specified employee under Section 409A of the Code.

2023 Proxy Statement	TreeHouse Foods, Inc.	85

Security Ownership of Management
(2)Scott Ostfeld assigns all of his RSUs that he receives as a director to JANA Partners LLC, ("JANA"). JANA may be deemed to be a director by deputization by virtue of the fact that Mr. Ostfeld currently serves on TreeHouse Foods, Inc.’s board of directors. JANA's common stock ownership is included within the table below.
(3)Represents the ending share ownership for Mr. Kelley as of June 30, 2022, his date of separation from the Company.
(4)Represents the ending share ownership for Mr. Fleming as of October 3, 2022, his date of separation from the Company.
(5)This group includes, in addition to those individuals named in the table, Messrs. Landry and Lewis.
(6)The total represents approximately 0.8% of the shares of Common Stock outstanding at the close of business of March 1, 2023.

Persons Owning More than Five Percent of the Company's Common Stock

The following table sets forth, as of the close of business on March 1, 2023, certain information with respect to the beneficial ownership of common stock beneficially owned by each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than five percent of the outstanding Common Stock. The percentage calculations set forth in the table below are based on the 56,109,145 outstanding shares of Common Stock as of March 1, 2023, rather than the percentages set forth in the stockholders’ filings with the SEC.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	(1)	8,501,530	15.2
T. Rowe Price Investment Management, Inc. 101 E. Pratt Street Baltimore, Maryland 21201	(2)	6,689,668	11.9
The Vanguard Group 100 Vanguard Blvd Malvern, Pennsylvania 19355	(3)	6,385,115	11.4
JANA Partners LLC 767 Fifth Avenue 8th Floor New York, New York 10153	(4)	4,747,942	8.5
(1)We have been informed pursuant to the Schedule 13G/A filed with the SEC on January 23, 2023 by BlackRock, Inc. ("BlackRock") that (i) BlackRock beneficially owns 8,501,530 shares of our Common Stock; (ii) BlackRock has (A) sole voting power as to 8,362,756 shares, (B) no shared voting power, (C) sole dispositive power as to 8,501,530 shares, and (D) no shared dispositive power.
(2)We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 14, 2023 by T. Rowe Price Investment Management, Inc. ("T. Rowe Price") that (i) T. Rowe Price beneficially owns 6,689,668 shares of our Common Stock; and (ii) T. Rowe Price has (A) sole voting power as to 2,596,728 shares, (B) no shared voting power, (C) sole dispositive power as to 6,689,668 shares, and (D) no shared dispositive power.
(3)We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”) that (i) Vanguard is the beneficial owner of 6,385,115 shares of our Common Stock; (ii) Vanguard has (A) no sole voting power, (B) shared voting power as to 42,431 shares, (C) sole dispositive power as to 6,292,435 shares, and (D) shared dispositive power as to 92,680 shares.
(4)Pursuant to the Form 4 filed with the SEC on August 23, 2022 by JANA, the Form 4 specifies that (i) JANA is the beneficial owner of 4,747,942 shares of our Common Stock; (ii) JANA has (A) sole voting power as to 4,747,942 shares, (B) no shared voting power, (C) sole dispositive power as to 4,747,942 shares, and (D) no shared dispositive power. As a Partner and co-Portfolio Manager of JANA, Scott Ostfeld may be deemed to beneficially own the shares held by JANA Partners.

86	TreeHouse Foods, Inc.	2023 Proxy Statement

Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review of these reports filed electronically with the SEC and written representations received from Reporting Persons, we believe that all of our directors and officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2022, except with respect to one Form 3 for Mr. Jeffrey M. Haye and one Form 3 for Mr. Steve Landry (reporting one transaction each), due to an unanticipated delay in obtaining the reporting persons' EDGAR filing codes.

2023 Proxy Statement	TreeHouse Foods, Inc.	87

Proposal Six

Approval of the Amendment and Restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, Including an Increase in the Number of Shares Available for Issuance under the Plan

At our 2019 Annual Meeting of Stockholders, a majority of our stockholders approved the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan (the “Incentive Plan”). The Board has approved, subject to stockholder approval, a further amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan (the “Proposed A&R Plan”) in order to extend the term of the Plan to April 27, 2033, increase the number of shares available for issuance under the Plan, and to make certain other changes to the Plan as described below. At the Annual Meeting, stockholders will be asked to approve the Proposed A&R Plan.
Additional Share Reserve
The Board and the Compensation Committee have carefully considered the compensation needs of the Company in determining the number of shares available for issuance under the Proposed A&R Plan. When combined with our outstanding share balance and based on current share price and equity grant practices, we believe the requested 5,000,000 additional shares will support approximately four years of annual and on-going grants. The Compensation Committee believes four years of awards provides adequate equity to allow competitive equity awards in the near term while ensuring that we return to shareholders on a frequent basis for approval of additional shares. The Company evaluated past equity compensation practices, the number of shares likely to be needed for future grants, and benchmark data of long-term incentive compensation at both the individual position and aggregate level.
The Company believes that its burn-rate and overhang are appropriate for TreeHouse as a private label food company. Private label food products are typically sold at a significant discount to branded equivalent products. As a result, the cost of product components and employment costs are significantly higher as a percentage of revenue for private label food products in comparison with branded products. As a primarily private label company, TreeHouse’s cost, burn-rate and overhang for employee equity programs are generally higher than branded food companies that have a lower percentage of employment costs in their margin structure. TreeHouse is one of the few publicly traded, private label food companies; and we are the only publicly traded, highly diversified, multibillion dollar private label food company in the United States. Due to the lack of true comparators, the Company’s compensation comparator group and the peer groups established by external proxy advisory groups are primarily composed of larger, branded food companies. The closing price per share of our common stock on the NYSE as of January 31, 2023 was $48.43.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TREEHOUSE FOODS, INC. EQUITY AND INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER
THE PLAN.

Proxies solicited by the Board will be voted for the approval of the Plan unless stockholders specify a contrary vote.

88	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal Six
Our potential dilution, or overhang, from outstanding awards and shares available for future awards under the Proposed A&R Plan will be approximately 13.7%. This percentage is calculated on a fully diluted basis, based on the following information, each as of January 31, 2023:
•Total shares of Company common stock outstanding: 56,108,291
•Shares available under the Incentive Plan for future grants: 1,304,509
•Shares underlying outstanding stock-based awards (assuming, for performance awards, achievement of target performance levels): 2,580,457
•Additional shares to be reserved under the Proposed A&R Plan: 5,000,000
The table below sets forth information regarding our historical burn rate under the Incentive Plan in the last three fiscal years. Burn rate is calculated as the number of awards granted divided by the weighted average number of common shares outstanding.

Year	Weighted Common Stock Outstanding	Stock Options Granted	Restricted Stock Units Granted	Performance Stock Units Earned[1]	Burn Rate (Based on ISS Multiplier)

2022	56,005,353	375,896	724,707	70,197	3.51%
2021	55,901,468	0	476,006	105,274	2.08%
2020	56,452,139	0	462,246	74,769	1.90%
			3-Year Average Burn Rate		2.50%
(1)     The number of Performance Stock Units granted during 2022, 2021, and 2020 at Target were 428,726, 161,179, and 220,883, respectively.
Expanding the share reserve under the Proposed A&R Plan is critical to our ability to continue to attract, motivate and retain highly qualified talent and align pay with stockholder outcomes in 2023 and beyond. If we do not increase the share reserve at the Annual Meeting, we would need to make significant changes to our equity award and incentive compensation practices. The changes to our practices would limit our flexibility to provide competitive compensation and retain talented employees.

Key Features and Best Practices

The Proposed A&R Plan includes a number of specific terms and limitations that the Board believes are consistent with the long-term interests of our stockholders and sound corporate governance practices, such as:
•Minimum Vesting Provision. The Proposed A&R Plan generally requires that 95% or more of the shares subject to equity awards granted under the plan have a one-year minimum vesting period.
•Prohibiting Dividends on Unvested Shares. The Proposed A&R Plan prohibits the payment of dividends or dividend equivalents on all awards before the vesting of the underlying award.
•No Evergreen Provision. The Proposed A&R Plan provides for a fixed reserve of shares of our common stock available for awards granted under the Proposed A&R Plan and does not provide for any annual increase of available shares.
•No Liberal Share Recycling on Options and SARs. The Proposed A&R Plan prohibits shares tendered to pay the exercise price or shares withheld for payment of taxes of stock options and stock appreciation rights (“SARs”) to be added back to the number of shares remaining available for issuance under the Proposed A&R Plan.
•Limited Terms. The Proposed A&R Plan sets the maximum term for options and SARs at 10 years. The Proposed A&R Plan will terminate in 2033.
•No Stock Option or SAR Repricing. The Proposed A&R Plan expressly prohibits the repricing of stock options and SARs, including through cancellations in exchange for another award or cash, without shareholder approval.

2023 Proxy Statement	TreeHouse Foods, Inc.	89

Proposal Six
•No Discounted Stock Options or SARs. The Proposed A&R Plan requires the exercise price of stock options and SARs to be not less than the fair market value of our common stock on the date of grant.
•Limits on Non-Employee Director Awards. The Proposed A&R Plan contains an annual award limit of $800,000 in fair market value for non-employee directors.
•No Automatic Single Trigger Acceleration. The Proposed A&R Plan provides that if an unvested award is assumed or replaced by a successor entity upon a change in control, vesting of such award will accelerate upon an employee’s qualifying termination of employment following the change in control. Awards not assumed or replaced will vest upon a change in control.
•Clawback Provision. Awards under the Proposed A&R Plan are subject to recoupment under the Company’s clawback policy(ies) as in effect from time to time.

Material Amendments to the Plan

The material amendments proposed under the Proposed A&R Plan are described below. In addition, certain administrative and ministerial amendments, including the elimination of outdated references to Section 162(m) of the Code provisions, which are no longer applicable, are also included in the Proposed A&R Plan.
•Share Reserve. The maximum number of shares of Company common stock that may be issued under the Proposed A&R Plan is increased by 5,000,000 shares from 17,510,167 to 22,510,167 shares.
•Term. The term of the Proposed A&R Plan has been extended to April 27, 2033, which is 10 years from the effective date of the Proposed A&R Plan.
•Clawback Provision. The Proposed A&R Plan contains a provision that automatically subjects awards granted under the Proposed A&R Plan to recoupment in accordance with any clawback or recoupment policy adopted by the Company.

Description of the TreeHouse Foods, Inc. Equity and Incentive Plan

The following is a summary of the Proposed A&R Plan, which is qualified by the entire text of the Proposed A&R Plan included with this Proxy Statement as Appendix C.
Purpose and Eligibility
The purposes of the Plan are to attract and retain non-employee directors, executive personnel and other key employees of outstanding ability, to motivate them by means of performance-related incentives and to enable them to participate in our growth and financial success. Eligibility to participate in the Plan is limited to our non-employee directors, consultants, and employees (including officers and directors who are employees) and the non-employee directors, consultants, and employees of our subsidiaries. As of February 10, 2023, we had approximately 9,549 employees and consultants and nine non-employee directors.
Administration
The Proposed A&R Plan is administered by our Compensation Committee, which consists entirely of independent directors. The Compensation Committee will, from time to time, determine the specific persons to whom awards under the Proposed A&R Plan will be granted, the extent of any such awards and the terms and conditions of each award. The Compensation Committee also will make all other necessary decisions and interpretations under the Proposed A&R Plan. The Compensation Committee may delegate its authority to officers or employees of the Company to grant and administer awards for employees (other than officers) under the Proposed A&R Plan in accordance with applicable law. The Compensation Committee or its designee are referred to herein as the “Administrator”.

90	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal Six
Shares Available Under the Plan
The maximum number of shares that are available to be awarded under the Proposed A&R Plan is 22,510,167 shares of common stock of the Company, which is equal to the sum of (i) 17,510,167 shares previously authorized under the Incentive Plan and (ii) 5,000,000 shares requested pursuant to the Proposed A&R Plan.
The maximum number of shares of our common stock that may be issued under the Proposed A&R Plan with respect to incentive stock options may not exceed 2,000,000 shares. In addition, no participant may be granted awards of restricted stock, restricted stock units, performance shares and performance units covering more than 1,500,000 shares in any calendar year and no participant may be granted options and SARs over 1,500,000 shares of our common stock in any calendar year. No more than $5,000,000 may be paid to any one participant with respect to cash-based awards made during a calendar year.
Shares subject to awards that expire without being exercised, are cancelled or terminated or otherwise settled without the issuance of any shares of common stock will again be available for grant under the Proposed A&R Plan. Shares withheld to satisfy tax obligations for awards other than stock options and stock appreciation rights will again be available for issuance under the Proposed A&R Plan. The following shares will not be added back to the aggregate number of shares of common stock available for issuance under the Proposed A&R Plan: (i) shares tendered to us or withheld by us to pay the exercise price of a stock option, or to satisfy any tax withholding obligation with respect to stock options or stock appreciation rights; (ii) shares subject to stock appreciation rights that are not issued in connection with the settlement of stock appreciation rights for shares upon exercise; and (iii) shares from stock options that are “net exercised” to cover the exercise price.
The Proposed A&R Plan contains a fungible share design such that each share subject to an award that is not a stock option or SAR granted pursuant to the Proposed A&R Plan (a “full-value award”) will count as 2.07 shares against the total number of shares we have reserved for issuance under the Proposed A&R Plan. This provision is included in the Proposed A&R Plan because we recognize that full-value awards can potentially be more costly to our stockholders than awards whose value is derived solely from the appreciation of the underlying common stock, such as stock options and stock appreciation rights. The Proposed A&R Plan also provides that for the purpose of determining the number of shares available under the Proposed A&R Plan, the number of shares available for issuance under the Proposed A&R Plan is increased by one share for every one share granted in respect of options or SARs that again become available for grant and 2.07 shares for every one share granted in respect of awards other than options or SARs that again become available for grant under the Proposed A&R Plan.
Awards Under the Proposed A&R Plan
PERFORMANCE SHARES AND PERFORMANCE UNITS; PERFORMANCE AWARDS; PERFORMANCE CRITERIA
The Administrator may grant awards of performance shares or performance units under the Proposed A&R Plan based upon the achievement of specified performance objectives or the occurrence of other events, such as a change in control, as determined by the Administrator in its discretion. The Administrator has the authority to determine other terms and conditions of the performance shares and performance units. Participants may not transfer any shares underlying such awards before they vest. The Administrator may also grant performance awards under the Plan. Performance awards may be payable in cash or in shares of common stock, and may relate to a single year performance period, such as an annual bonus award, or multi-year periods.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
The Administrator may grant awards of restricted stock and restricted stock units (“RSUs”) under the Proposed A&R Plan. Each RSU represents the right to receive a share of Company common stock or a cash payment equal to the fair market value of a share of Company common stock. The restricted stock and the RSUs will vest as specified in the applicable award agreement, including upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the Administrator in its discretion. Dividends or dividend equivalents payable with respect to restricted stock or RSUs are subject to the same vesting conditions as the underlying award.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
The Administrator may grant awards of stock options and stock appreciation rights (“SARs”) under the Proposed A&R Plan. The stock options may be either “incentive stock options” (as that term is defined in Section 422 of the Code), which provide the recipient with favorable tax treatment, or options that are not incentive stock options (“non-qualified stock options”). The Administrator has the authority to determine the terms and conditions of the stock options and SARs, including the number of shares subject to each stock option and SAR, the exercise price per share, which must be at least the fair market value of a share of our common stock on the date of grant, and when the stock option or SAR will become exercisable. The stock options and SARs will become vested and exercisable as specified in the applicable award agreement, including upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the Administrator in its discretion. The exercise period for any stock options and SARs awarded under the Proposed A&R Plan may not extend beyond 10 years from the date of grant.

2023 Proxy Statement	TreeHouse Foods, Inc.	91

Proposal Six
Stock options and SARs awarded under the Proposed A&R Plan that become vested and exercisable may be exercised in whole or in part. The exercise price must be paid either in cash or cash equivalents or, if permitted by the Administrator, with previously acquired shares of our common stock, through net settlement, by means of a brokered cashless exercise or by a combination of the foregoing. Upon exercise of a SAR, the participant will receive a payment equal to the increase in the fair market value of a share of Company common stock on the date of exercise over the exercise price, multiplied by the number of shares with respect to which the SAR is exercised. The payment will be made in cash or shares of Company common stock of equivalent value.
The Plan prohibits the repricing of stock options or SARs, including through cancellations in exchange for another award or cash. In addition, if the exercise period of a stock option or SAR would expire at a time when trading in our common stock is prohibited by federal securities law or the Company’s insider trading policy, the expiration of the stock option or SAR will be automatically extended until the 30th calendar day following the expiration of such prohibition (so long as the extension does not violate Section 409A of the Code).
OTHER STOCK-BASED AWARDS
The Proposed A&R Plan permits the Administrator to grant other forms of stock-based awards with such terms and conditions as the Administrator determines. Such awards may include outright grants of shares without restriction or awards structured to meet the requirements of non-U.S. law or practice. Other stock-based awards may be settled by the issuance of shares or by a cash payment equal to the value of the shares earned under the award.
Change in Control
Except as otherwise provided in an employment or individual severance agreement or award agreement, upon a change in control (as defined in the Proposed A&R Plan) of the Company, each outstanding award may be assumed by the successor entity or replaced with economically equivalent awards (“Replacement Awards”). Such Replacement Awards will (i) be subject to “double-trigger” vesting as follows: if a participant’s service is terminated other than for cause or due to good reason within 24 months following the change in control, such Replacement Awards will immediately vest upon such termination, and (ii) if the Replacement Award was subject to performance criteria then such award (A) will no longer subject to any performance criteria, which will be deemed satisfied at the higher of actual performance through the date of the change in control or the target performance level for such Replacement Awards and (B) will be subject only to a time-based vesting period substantially equivalent to the applicable remaining performance period for such Replacement Award, subject to acceleration pursuant to (i) above.
If the successor entity fails to assume or replace any outstanding awards as described above, then (i) all outstanding stock options, SARs and other stock-based awards will become immediately vested and exercisable; (ii) the restriction period of all outstanding restricted stock and RSUs will immediately lapse; (iii) each outstanding performance award and performance share will be cancelled in exchange for 100% of the amount earned upon full achievement of applicable performance criteria; and (iv) each outstanding performance unit will be cancelled in exchange for a payment equal to the value that would have been payable had each such performance unit been deemed equal to 100% of its initially established dollar or local currency denominated value.
In addition, if the successor entity fails to assume or replace any outstanding awards as described above, the Administrator may provide for a cash-out of the outstanding awards based on the change in control price (less any applicable exercise price).
If a change in control occurs as a result of a merger, reorganization, consolidation or sale of all or substantially all of our assets, any participant whose service is involuntarily terminated on or after the date on which our stockholders approve the transaction giving rise to the change in control will be treated for purposes of the Proposed A&R Plan as continuing service with us until the consummation of the change in control and to have been terminated immediately thereafter.
Adjustments in Connection with Certain Events
In the event of any equity restructuring that causes the per share value of a share of Company common stock to change (such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend), or in the event of any other change in corporate capitalization (including a merger, consolidation, reorganization, or partial or complete liquidation) to the extent such event does not constitute an equity restructuring or business combination within the meaning of FASB ASC Topic 718 or any successor provision, the Administrator, in order to prevent dilution or enlargement of a participant’s rights under the Proposed A&R Plan, will substitute or adjust, as applicable, the number and kind of shares or other securities that may be issued under the Proposed A&R Plan or under particular forms of awards, the number and kind of shares or other securities subject to outstanding awards, the exercise price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards. In addition, the Administrator may, in its discretion, make other adjustments or modifications in the terms of any awards it deems appropriate to reflect any of the foregoing corporate events.

92	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal Six
Amendment and Termination
The Board may amend, modify terminate or suspend the Proposed A&R Plan at any time; however, without stockholder approval, no amendment or modification may: (i) increase the benefits accruing to participants under the Proposed A&R Plan, (ii) except as a result of an adjustment in capitalization, increase the number of shares of stock subject to awards under the Proposed A&R Plan or the number of awards or amount of cash that may be granted to a participant under the Proposed A&R Plan, (iii) modify the requirements for participation in the Proposed A&R Plan, or (iv) modify the Plan in any way that would require stockholder approval under any regulatory requirement that the Administrator to be applicable. Consequently, the Plan cannot be amended to remove the prohibition on re-pricing or to permit the grant of options or SARs at below fair market value exercise prices without stockholder approval. No amendment, modification, or termination of the Proposed A&R Plan will in any material way adversely affect any award previously granted under the Plan without the consent of the participant. The Proposed A&R Plan will continue in effect, unless sooner terminated by the Board, until April 27, 2033, the 10th anniversary of the date on which the Proposed A&R Plan was adopted by the Board, at which time no additional awards may be granted.
The Board or the Compensation Committee may amend an award agreement without participant consent, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Proposed A&R Plan or an award agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company.
Summary of Federal Tax Consequences
The following is a brief description of the federal income tax treatment that generally applies to awards under the Proposed A&R Plan. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Proposed A&R Plan. A participant may also be subject to foreign, state and local taxes. Because each participant’s circumstances may vary, we recommend that participants consult their own tax advisor regarding the tax implications of awards granted under the Proposed A&R Plan.
NON-QUALIFIED STOCK OPTIONS
The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.
INCENTIVE STOCK OPTIONS
The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will generally not result in taxable income to the participant if the participant was, without a break in service, employed by us or an affiliate from the date of the grant of the option until the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess, if any, of the fair market value of the stock at the time of the exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.
If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, the additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
STOCK APPRECIATION RIGHTS
The grant of an SAR will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

2023 Proxy Statement	TreeHouse Foods, Inc.	93

Proposal Six
RESTRICTED STOCK AND PERFORMANCE SHARES
A grant of restricted stock or performance shares will not result in taxable income to the participant at the time of grant, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends accrued during the restriction period and paid to the holder of restricted stock upon vesting will also be compensation income to the participant, and we will be entitled to a corresponding deduction. A participant may elect pursuant to Section 83(b) of the Code to have income recognized at the date a restricted stock award or performance share award, as the case may be, is granted and to have the applicable capital gain holding period commence as of that date. In such a case, we will be entitled to a corresponding deduction on the date of grant.
RSUs, PERFORMANCE UNITS, PERFORMANCE AWARDS AND OTHER STOCK-BASED AWARDS
A grant of RSUs, performance units, performance awards, or other unvested stock-based award will not result in taxable income to the participant at the time of grant. Upon vesting and settlement, the holder will realize ordinary income in an amount equal to the then fair market value of the issued shares, cash or other property received, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Dividend equivalents paid to the holder will also be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividend equivalents are paid.
TAX WITHHOLDING
As a condition to the delivery of any shares to the recipient of an award, we may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award.
LIMITATIONS ON DEDUCTIBILITY
Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. It is expected that compensation deductions for any covered employee with respect to awards under the Proposed A&R Plan will be subject to the $1 million annual deduction limitation. The Administrator may grant awards under the Proposed A&R Plan that are or may become non-deductible when it believes doing so is in the best interests of the Company and our stockholders.
Equity Compensation Plan Information
The following table provides information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of December 31, 2022:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)(in millions)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future issuance UnderEquity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(in millions)
	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders:
TreeHouse Foods, Inc. Equity and Incentive Plan	2.6(1)	$72.09(2)	1.3
Equity Compensation Plans Not Approved by Security Holders:
None	―	―	―
Total	2.6	$72.09	1.3
(1)Includes 0.7 million RSUs and 0.6 million performance stock units (“PSUs”), assuming achievement of target performance, outstanding under the Incentive Plan.

94	TreeHouse Foods, Inc.	2023 Proxy Statement

Proposal Six
(2)RSUs and PSUs do not have an exercise price because their value is dependent upon continued employment over a period of time or the achievement of performance conditions. Accordingly, we have disregarded the RSUs and PSUs for purposes of computing the weighted-average exercise price.
Existing Plan Benefits
No awards made under the Incentive Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of this Proposal 6. The following table sets forth information with respect to stock options and stock awards that have been granted to our NEOs and the specified groups set forth below under the Incentive Plan from the most recent amendment and restatement effective date of the plan through February 10, 2023. The amounts reflected below assume the achievement of the target level of performance under all outstanding PSUs.

Name and Principal Position	Stock Options	Stock Awards (RSUs and PSUs)

Steven Oakland Chief Executive Officer and President	155,768	605,084
William J. Kelley Jr. Former Executive Vice President and Chief Financial Officer	34,376	111,389
Patrick M. O’Donnell Chief Accounting Officer and Interim Chief Financial Officer	8,654	27,143
Kristy N. Waterman Executive Vice President, Chief Human Resources Officer, General Counsel and Corporate Secretary	29,985	64,552
Amit R. Philip Senior Vice President, Chief Strategy Officer	25,961	71,198
Timothy J. Smith President, Division General Manager	25,961	53,574
Mark A. Fleming Former Senior Vice President, Division President, Meal Preparation	25,961	75,414

All executive officers as a group (7 persons)	298,251	891,159

Scott D. Ostfeld	―	5,972
Jean E. Spence	―	15,075
All non-executive directors as a group (9 persons)	―	105,641
All employees (other than executive officers and non-executive directors as a group)	17,308	1,899,506
New Plan Benefits Table
No awards have been granted under the Proposed A&R Plan. All awards granted under the Proposed A&R Plan will be made in the discretion of the Administrator and, accordingly, are not yet determinable. In addition, benefits under the Proposed A&R Plan will depend on a number of factors, including the fair market value of our shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the Proposed A&R Plan.
The aﬃrmative vote of a majority of the votes cast is required to approve this Proposal 6.

2023 Proxy Statement	TreeHouse Foods, Inc.	95

Summary of the Annual Meeting

We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board for use in voting at the Annual Meeting. As in past years, the Annual Meeting will be held in a virtual-only format. The Annual Meeting will take place on Thursday, April 27, 2023, at 9:00 a.m. Central Daylight Time, via a live webcast accessible at www.virtualshareholdermeeting.com/THS2023, for the purpose of considering and acting upon the matters specified in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. While there will be no physical location for in-person attendance at the Annual Meeting, we designed the format of this year’s virtual Annual Meeting to provide our stockholders who attend the Annual Meeting online through the live webcast with rights and opportunities to participate similar to those they would have at an in-person meeting. This Proxy Statement is being sent to stockholders on or about March 15, 2023.

Who May Vote

If you are a stockholder on March 1, 2023, you may vote at the Annual Meeting. On that date, we had 56,109,145 shares of common stock outstanding and entitled to vote. You are entitled to one vote for each share of Common Stock you own, without cumulation, on each matter to be voted upon at the Annual Meeting.

How to Vote

Shares of Common Stock that are entitled to be voted at the Annual Meeting and are represented by properly executed proxies will be voted in accordance with the instructions on those proxies. You may vote by proxy or, at the virtual Annual Meeting, by electronic ballot. Whether or not you plan to attend the Annual Meeting through the live webcast, you are encouraged to read the Proxy Statement and vote your shares as soon as possible to ensure that your shares are represented and voted at the Annual Meeting.
•Voting Before the Meeting: You may vote your shares by proxy by following the instructions provided on the enclosed proxy card for voting over the internet, by telephone, or by completing, signing, dating and returning your proxy card in the postage-paid envelope provided.
•Voting During the Meeting: Alternatively, you may vote your shares by electronic ballot at the Annual Meeting if you attend the virtual Annual Meeting through the live webcast by following the instructions set forth below under “How to Attend the Annual Meeting”.

96	TreeHouse Foods, Inc.	2023 Proxy Statement

Summary of the Annual Meeting
Deadline for Voting
The deadline for voting via the internet or telephone is 11:59 p.m., Eastern Time, on Wednesday, April 26, 2023. If you attend the virtual Annual Meeting, you may vote your shares during the meeting.
You are encouraged to vote promptly. You can vote via the internet, by telephone, by mail, or by attending and voting online during the Annual Meeting. If you have already voted by proxy, you do not need to vote by electronic ballot at the Annual Meeting, unless you intend to change your vote.
Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please sign, date and return or otherwise submit your proxy with respect to each proxy card so that all of your shares are voted.

Giving Specific Voting Instructions

Proxies Submitted but not Voted
If your proxy card is properly returned as directed on the proxy card, the shares it represents will be voted at the Annual Meeting in accordance with your instructions. If you execute and return your proxy card but do not give specific instructions, your shares will be voted as follows:
•FOR the election of each of the two nominees for director set forth herein;
•FOR the advisory approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation”;
•FOR the advisory approval of the Company's executive compensation program to occur every year;
•FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023;
•FOR the approval of amendments to the Company's Certificate of Incorporation to declassify the Board of Directors and phase-in annual director elections;
•FOR the approval of the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan; and
•with respect to any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, in the discretion of the persons voting the respective proxies.
The Board does not intend to bring any matters before the Annual Meeting except those indicated in this Proxy Statement and the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy card, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in their discretion on such matters.
Beneficial Owners
If you are the beneficial owner of shares held in “street name” through a bank, broker, or other nominee, such bank, broker, or nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Therefore, unless you provide specific voting instructions, your shares may not be represented or voted at the meeting.

2023 Proxy Statement	TreeHouse Foods, Inc.	97

Summary of the Annual Meeting

How to Attend the Annual Meeting

The Annual Meeting will be held in a virtual-only format through a live webcast at www.virtualshareholdermeeting.com/THS2023. All stockholders of TreeHouse as of the close of business on March 1, 2023, the record date, are invited to participate in the Annual Meeting. You do not need to pre-register to attend the meeting virtually.
How to Access the Annual Meeting
To join the live webcast of the Annual Meeting on Thursday, April 27, 2023, visit www.virtualshareholdermeeting.com/THS2023. To participate in the Annual Meeting, you will need the control number included on your notice or proxy card.
We encourage you to access the Annual Meeting webcast at least 15 minutes before it begins. Online check-in will start at approximately 8:45 a.m. Central Daylight Time on April 27, 2023.
If you encounter any difficulties while accessing the virtual Annual Meeting during check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.
Asking Questions at the Annual Meeting
Stockholders attending the Annual Meeting through the live webcast may submit questions during the Annual Meeting by typing them into the box that will be available on the meeting website. We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during our Annual Meeting, subject to time constraints.

Quorum

Stockholders of record may vote their proxies by the internet, telephone, or mail. By using your proxy to vote in one of these ways, you authorize any of the two officers whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote online during the Annual Meeting must be present virtually via webcast or represented by proxy to constitute a quorum. Of course, if you attend the Annual Meeting through the live webcast, you may vote by electronic ballot by following the instructions set forth above under the headings “How to Vote” and “How to Attend the Annual Meeting.” If you are not present, your shares can be voted only when represented by a properly submitted proxy. Abstentions and broker non-votes (as described below under the heading “Required Vote”) are counted for purposes of determining whether a quorum is met.

Revoking a Proxy

Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•delivering to Kristy N. Waterman, our EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary, a signed written revocation letter dated later than the date of your proxy;
•submitting a proxy to the Company with a later date by mail, via the internet or by telephone; or
•attending the Annual Meeting virtually and voting by electronic ballot (your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy; you must also vote online during the Annual Meeting).
If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee that is the record holder of those shares, you must contact the appropriate bank, broker or nominee that is the record holder in order to revoke a proxy executed with respect to those shares.

98	TreeHouse Foods, Inc.	2023 Proxy Statement

Summary of the Annual Meeting

Required Vote

The election of the nominees for director (Proposal 1) in an uncontested election will become effective, in the case of each nominee, only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast “for” or “against” such nominee. The advisory vote to approve the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation” (Proposal 2), the advisory vote to approve the frequency of future advisory votes on the Company's executive compensation (Proposal 3), the ratification of the selection of our independent registered public accounting firm (Proposal 4), the approval of the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan (Proposal 6), and the approval of any other matter that may properly come before the Annual Meeting will become effective only upon the affirmative vote of shares of Common Stock representing a majority of the voting power of the shares of stock present or represented and voting on such matter. The approval of amendments to our Certificate of Incorporation to declassify our Board of Directors and phase-in annual director elections (Proposal 5) will require "the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors represented at a meeting of stockholders at which a quorum is present (as provided in the By-laws of the Company)." Votes cast as “for” or “against” are counted as a vote, while votes cast as abstentions will not be counted as a vote but will be counted for purposes of determining a quorum. On Proposal 3, the frequency alternative that receives the most votes will be the choice of stockholders. Abstentions will have no effect on Proposals 1, 2, 3, 4 and 6, but will have the same effect as a vote “against” Proposal 5.
Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote.
So-called “broker non-votes” will be counted in determining the quorum, but will not be counted as votes at the Annual Meeting and will not be counted in determining the outcome of the vote on Proposals 1, 2, 3, 4 and 6, but will have the same effect as a vote "against" Proposal 5.

Resignation Policy

Our Corporate Governance Guidelines utilize a resignation policy in connection with an uncontested election of directors. Accordingly, if, in an uncontested election, an incumbent director nominee receives a greater number of votes marked “against” his or her election than votes marked “for” his or her election, that nominee is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such resignation.

Method and Cost of Soliciting and Tabulating Votes

The solicitation of proxies from our stockholders is being made by the Board and management of the Company. TreeHouse will bear the costs of soliciting and tabulating your votes, including the cost of preparing and mailing the Proxy Statement, the proxy card, and our 2022 Annual Report. Alliance Advisors will act as our proxy solicitor in soliciting votes for a fee of approximately $27,500 plus the reimbursement of reasonable out of pocket expenses. Solicitation will be primarily through the use of the U.S. Postal Service and the internet and by telephone. Our officers, directors, and regular employees may solicit proxies personally or by telephone or through the use of the internet without additional remuneration for such activity.
TreeHouse will reimburse banks, brokers and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, and obtaining proxies from you, according to certain regulatory fee schedules. The actual amount will depend on variables such as the number of packages mailed, the number of stockholders receiving electronic delivery, and postage costs.
Representatives of Broadridge Financial Services will act as the proxy tabulator and inspector of elections at the Annual Meeting.

2023 Proxy Statement	TreeHouse Foods, Inc.	99

Summary of the Annual Meeting

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement and Annual Report addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are stockholders may be “householding” our proxy materials. If a stockholder receives a householding notification from his, her, or its broker, a single Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.
Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any stockholder that receives a “householding” notification wishes to receive a separate Annual Report and Proxy Statement at his, her or its address, such stockholder should also contact his, her or its broker directly. Stockholders who in the future wish to receive multiple copies may also contact the Company at: 2021 Spring Road, Suite 600, Oak Brook, IL, 60523, Attention: Investor Relations or by phone at (708) 483-1331.

Stockholder Proposals for 2024 Annual Meeting of Stockholders

Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2024 pursuant to Rule 14a-8 under the Exchange Act must send notice of such proposal to us so that we receive it no later than November 15, 2023. Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2024 other than pursuant to Rule 14a-8 must comply with the notice provisions in our By-laws. The notice provisions in our By-laws require that, for a proposal to be properly brought before the Annual Meeting of Stockholders in 2024, proper notice of the proposal must be received by us not less than 90 days or more than 120 days prior to the first anniversary of this year’s meeting, or no earlier than December 29, 2023, and no later than January 28, 2024. Stockholder proposals should be addressed to TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, IL 60523, Attention: Corporate Secretary. In addition to satisfying the deadlines in the notice provisions of our By-laws, a stockholder who intends to solicit proxies in support of nominees submitted under these notice provisions must provide the notice required under Rule 14a-19 to the Corporate Secretary no later than February 27, 2024.

Other Matters

If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.
The Company's 2022 Annual Report is being distributed to stockholders together with this Proxy Statement.
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.treehousefoods.com. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
You may also request one free copy of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning Kristy N. Waterman, EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary at our principal executive office: TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, telephone (708) 483-1300.

100	TreeHouse Foods, Inc.	2023 Proxy Statement

Appendix A

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of diluted loss per share from continuing operations to adjusted diluted earnings per share from continuing operations:

	Year Ended December 31,
	2022	2021

Diluted loss per share from continuing operations (GAAP)	$(0.29)	$(1.45)
Growth, reinvestment, restructuring programs & other	1.51	1.50
Central services and conveyed employee costs	1.15	1.45
Divestiture, acquisition, integration, and related costs	0.24	0.07
Loss on extinguishment of debt	0.08	0.26
Shareholder activism	0.05	0.08
Foreign currency loss (gain) on remeasurement of intercompany notes	0.01	(0.01)
Litigation matter	0.01	—
Mark-to-market adjustments	(1.33)	(0.66)
Tax indemnification	—	0.03
COVID-19	—	0.26
Impairment	—	0.16
Change in regulatory requirements	—	—
Taxes on adjusting items	(0.26)	(0.75)
Adjusted diluted EPS from continuing operations (Non-GAAP)	$1.17	$0.94

2023 Proxy Statement	TreeHouse Foods, Inc.	101

Appendix A
Reconciliation of the Company’s net loss from continuing operations to Adjusted net income from continuing operations, Adjusted EBIT from continuing operations, Adjusted EBITDA from continuing operations, and Adjusted EBITDAS from continuing operations:

	Year Ended December 31,
	2022	2021
	(In millions)

Net loss from continuing operations (GAAP)	$(16.1)	$(80.9)
Growth, reinvestment, restructuring programs & other	85.1	84.2
Central services and conveyed employee costs	65.0	81.6
Divestiture, acquisition, integration, and related costs	13.8	4.0
Loss on extinguishment of debt	4.5	14.4
Shareholder activism	2.7	4.6
Foreign currency loss (gain) on remeasurement of intercompany notes	0.8	(0.5)
Litigation matter	0.4	—
Mark-to-market adjustments	(75.1)	(37.3)
Tax indemnification	—	1.6
COVID-19	—	14.5
Impairment	—	9.2
Change in regulatory requirements	—	(0.1)
Less: Taxes on adjusting items	(15.0)	(42.2)
Adjusted net income from continuing operations (Non-GAAP)	66.1	53.1
Interest expense	69.9	72.1
Interest income	(15.5)	(4.7)
Income taxes (excluding COVID-19 income tax adjustments)	8.3	(23.2)
Add: Taxes on adjusting items	15.0	42.2
Adjusted EBIT from continuing operations (Non-GAAP)	143.8	139.5
Depreciation and amortization	143.2	148.8
Adjusted EBITDA from continuing operations (Non-GAAP)	287.0	288.3
Stock-based compensation expense	13.3	11.7
Adjusted EBITDAS from continuing operations (Non-GAAP)	$300.3	$300.0

Net loss margin from continuing operations (GAAP)	(0.5)%	(2.7)%
Adjusted EBITDA margin from continuing operations (Non-GAAP)	8.3%	9.8%

Reconciliation of net cash (used in) provided by operating activities from continuing operations to free cash flow from continuing operations:

	Year Ended December 31,
	2022	2021
	(In millions)

Cash flow (used in) provided by operating activities from continuing operations	$(81.6)	$140.5
Less: Capital expenditures	(94.8)	(86.1)
Free cash flow from continuing operations	$(176.4)	$54.4

102	TreeHouse Foods, Inc.	2023 Proxy Statement

Appendix B

Certificate of Amendment to the Amended and Restated Certificate of Incorporation

NINTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.
1.General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
2.Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by a majority of the entire Board of Directors except that such number shall be not less than three (3) nor more than fifteen (15), the initial number to be seven (7) until otherwise determined by resolution adopted by a majority of the entire Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.
3.Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes: Class I (elected at the Corporation’s annual meeting of stockholders held in 2021, with a term expiring at the Corporation’s annual meeting of stockholders held in 2024), Class II (elected at the Corporation’s annual meeting of stockholders held in 2022, with a term expiring at the Corporation’s annual meeting of stockholders held in 2025) and Class III (elected at the Corporation’s annual meeting of stockholders held in 2023, with a term expiring at the Corporation’s annual meeting of stockholders held in 2026), provided that such division of directors into classes shall terminate at the annual meeting of stockholders held in 2026. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.
4.Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director ~~initially~~ appointed to Class I shall serve for a term expiring at the Corporation’s annual meeting of stockholders held in ~~2006~~2024; each director ~~initially~~ appointed to Class II shall serve for a term expiring at the Corporation’s annual meeting of stockholders held in ~~2007~~2025; and each director ~~initially~~ appointed to Class III shall serve for a term expiring at the Corporation’s annual meeting of stockholders held in ~~2008~~2026.~~; provided further, that the~~ Notwithstanding the preceding sentence, each director elected by the stockholders after the annual meeting of stockholders held in 2023 shall serve for a term expiring at the next succeeding annual meeting of stockholders. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation, disqualification or removal.
5.Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation serving in Class I (with a term expiring at the Corporation’s annual meeting of stockholders held in 2024), Class II (with a term expiring at the Corporation’s annual meeting of stockholders held in 2025) or Class III (with a term expiring at the Corporation’s annual meeting of stockholders held in 2026) may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. Notwithstanding the preceding sentence, each director elected by stockholders after the annual meeting of stockholders held in 2023 or appointed to a term that is no longer classified may be removed with or without cause and only by the affirmative vote of the holders of at least a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

2023 Proxy Statement	TreeHouse Foods, Inc.	103

Appendix B
6.Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorships in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation, disqualification or removal, and any director elected to a newly created directorship shall serve for a term expiring at the annual meeting at which the term of the class to which he or she has been elected expires; provided in each case that (subject to the rights of holders of any series of Preferred Stock) each director elected to fill a vacancy or newly created directorship at or after the annual meeting of stockholders held in 2026 shall serve for a term expiring at the next succeeding annual meeting of stockholders or until the election and qualification of his or her successor and be subject to his or her earlier death, resignation, disqualification or removal.
7.Amendments to Article. Notwithstanding any other provisions of applicable law, this Restated Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by applicable law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors represented at a meeting of stockholders at which a quorum is present (as provided in the By-laws of the Corporation) shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

104	TreeHouse Foods, Inc.	2023 Proxy Statement

Appendix C

TreeHouse Foods, Inc. Equity and Incentive Plan

(As Proposed to be Amended and Restated Effective April 27, 2023)

Section 1.PURPOSE

The TreeHouse Foods, Inc. Equity and Incentive Plan, as amended and restated effective April 27, 2023 (the “Plan”), was originally an amendment and restatement of the TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan approved by stockholders on April 19, 2007, April 23, 2015, April 27, 2017 and April 25, 2019. The Plan is intended to promote the interests of the Company and its shareholders by (i) attracting and retaining non-employee directors and executive personnel and other key employees of outstanding ability; (ii) motivating non-employee directors and executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range Performance Criteria; and (iii) enabling such non-employee directors and employees to participate in the growth and financial success of the Company.

Section 2.DEFINITIONS

(a)Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:
“Act” means the Securities Exchange Act of 1934, as amended.
“Affiliate” means (i) for purposes of Incentive Stock Options, any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.
“Award” means any grant or award made pursuant to Sections 5 through 8 of the Plan, inclusive.
“Award Agreement” means either a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant, or a written or electronic statement issued by the Company describing the terms and conditions of an Award or Awards.
“Board” means the Board of Directors of the Company.

2023 Proxy Statement	TreeHouse Foods, Inc.	105

Appendix C
“Cause” means (i) the willful failure of a Participant to perform substantially his or her duties; (ii) a Participant’s willful or serious misconduct that has caused, or could reasonably be expected to result in, material injury to the business or reputation of an Employer; (iii) a Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; (iv) the breach by a Participant of any written covenant or agreement with an Employer, any material written policy of any Employer or any Employer’s “code of conduct”, or (v) the Participant’s failure to cooperate with an Employer in any internal investigation or administrative, regulatory or judicial proceeding; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such employment or severance agreement. In addition, the Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.
“Change in Control” means the first occurrence of any of the following events after the Effective Date:
(i)any person, entity or “group” (as defined in Section 13(d) of the Act), other than the Company, a wholly-owned subsidiary of the Company, and any employee benefit plan of the Company or any wholly-owned subsidiary of the Company, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), of 30% or more of the combined voting power of the Company’s then outstanding voting securities;
(ii)the persons who, as of the Effective Date, are serving as the members of the Board (the “Incumbent Directors”) shall cease for any reason to constitute at least a majority of the Board (or the board of directors of any successor to the Company), provided that any director elected to the Board, or nominated for election, by at least two-thirds of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii);
(iii)the Company consummates a merger or consolidation with any other corporation, and as a result of which (A) persons who were shareholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the merger or consolidation, more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of (x) the Company or the surviving entity or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity described in subclause (x), and (B), within the 12-month period after such consummation of the merger or consolidation, the members of the Board as of the consummation of such merger or consolidation cease to constitute a majority of the board of directors of the Company or the surviving entity (or the entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the Company or such surviving entity);
(iv)the Company consummates a sale, transfer or other disposition of all or substantially all of the assets of the Company, which is consummated and immediately following which the persons who were shareholders of the Company immediately prior to such sale, transfer or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the sale, transfer or disposition, more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of (x) the entity or entities to which such assets are sold or transferred or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entities described in subclause (x); or
(v)the shareholders of the Company approve a plan of complete liquidation of the Company, or such a plan is commenced;
provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Change in Control” (or analogous term) then, with respect to any Award made to such Participant, “Change in Control” shall have the meaning set forth in such employment or severance agreement.
“Change in Control Price” means the price per share offered in respect of Stock in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in

106	TreeHouse Foods, Inc.	2023 Proxy Statement

Appendix C
Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a share of Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall from time to time designate to administer the Plan.
“Company” means TreeHouse Foods, Inc., a Delaware corporation.
“Consultant” means any person, including an advisor, engaged by an Employer to render services to such Employer and who is not a Director or an Employee.
“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.
“Director” means any individual who is a member of the Board.
“Disability” means, unless another definition is incorporated into the applicable Award Agreement, the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or an Affiliate; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such employment or severance agreement.
“Effective Date” means April 27, 2023.
“Employee” means any officer or employee employed by any Employer in a common-law employee-employer relationship.
“Employer” means the Company and any Affiliate thereof.
“Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Act.
“Fair Market Value” means, as of any date, (i) if the Stock is listed on the New York Stock Exchange or any other established stock exchange, system or market, the closing price of the Stock as reported for consolidated trading of issues on the New York Stock Exchange or such other stock exchange, system or market on such date, or if the Stock was not traded on such date, the closing price on the first date prior thereto on which the Stock was so traded; and (ii) in the absence of an established market for the Stock, the value determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.
“Good Reason” means, as determined by the Committee in its sole discretion and solely with respect to this Plan and any Award made hereunder, the occurrence of any of the following events without the Participant’s express written consent: (i) the material reduction of the Participant’s authorities, duties, and position with the Company, (ii) a material reduction by the Company of the Participant’s base compensation, other than a reduction approved by the Board that similarly applies to all executive officers of the Company or similarly situated Participants, or (iii) a change in the offices of the Participant to a place that is more than 30 miles in distance farther from the Participant’s home than the current executive offices of the Company in Oak Brook, IL; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Good Reason” then, with respect to any Award made to such Participant, “Good Reason” shall have the meaning set forth in such employment or severance agreement. The Participant must provide notice to the Company of the existence of one or more of the foregoing conditions within 90 calendar days of the initial existence of the condition, upon the notice of which the Company will have 30 calendar days during which it may remedy the condition. For a Participant’s termination of Service to be on account of “Good Reason,” it must occur within 180 calendar days following the initial existence of the applicable condition.
“Incentive Stock Option” means a stock option granted under Section 7 of the Plan that is designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

2023 Proxy Statement	TreeHouse Foods, Inc.	107

Appendix C
“Net Exercised” means the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.
“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.
“Non-statutory Stock Option” means a stock option granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Non-statutory Stock Option.
“Other Stock-Based Award” means an award of, or related to, shares of Stock other than Options, SARs, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 8 of the Plan.
“Participant” means an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.
“Performance Award” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive cash or Stock (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria.
“Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 5(c) of the Plan for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards, or Performance Units has been earned.
“Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards, or Performance Units has been earned, provided that the minimum duration of a Performance Period shall be one-year.
“Performance Share” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive one share of Stock (or the Fair Market Value thereof in cash or any combination of cash and Stock, as determined by the Committee), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria.
“Performance Unit” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive a fixed or variable dollar denominated unit (or a unit denominated in the Participant’s local currency), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Stock or any combination thereof.
“Restricted Stock” means shares of Stock contingently granted to a Participant under Section 6 of the Plan.
“Restricted Stock Unit” means a fixed or variable Stock-denominated unit contingently awarded to a Participant under Section 6 of the Plan.
“Restriction Period” means the period of time selected by the Committee during which an Award of Restricted Stock and Restricted Stock Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan, provided that the minimum duration of a Restriction Period shall be one-year.
“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s Service at or after the date the Participant has reached age 55 and has completed five years of Service with the Company; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Retirement” then, with respect to any Award made to such Participant, “Retirement” shall have the meaning set forth in such employment or severance agreement.
“Section 409A” means Code Section 409A and any applicable regulations or interpretative authority promulgated thereunder.
“Service” means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

108	TreeHouse Foods, Inc.	2023 Proxy Statement

Appendix C
“Special Termination” means a termination of the Participant’s Service due to death or Disability.
“Stock” means the common stock of the Company, par value $0.01 per share.
“Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with an Option, designated as an SAR under Section 7 of the Plan.
“Subsidiary” means any business entity in which the Company possesses directly or indirectly 50% or more of the total combined voting power.
(b)Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
Section 3.POWERS OF THE COMMITTEE
(a)Eligibility. Each Employee, Director or Consultant who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company is eligible to be a Participant in the Plan.
(b)Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine which Employees, Directors or Consultants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.
(c)Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, shareholders, Employers, and each Employee, Director, Consultant, Participant or Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.
(d)Delegation by the Committee. The Committee may delegate to the Company’s Chief Executive Officer and/or to such other officer(s) of the Company the power and authority to make and/or administer Awards under the Plan with respect to Employees pursuant to such conditions and limitations as the Committee may establish in accordance with applicable law; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.
(e)Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Stock) or covenants in favor of the Company and/or one or more Affiliates thereof (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant’s Service and after the Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.
(f)Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth in Section 4 of the Plan regarding the maximum number of shares of Stock issuable hereunder and the maximum Award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish, without

2023 Proxy Statement	TreeHouse Foods, Inc.	109

Appendix C
amending the Plan, subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates of any of the foregoing and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate of any of the foregoing, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.
Section 4.MAXIMUM AMOUNT AVAILABLE FOR AWARDS
(a)Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for issuance pursuant to Awards shall be 22,510,167 or the sum of (i) 17,510,167 shares of Stock previously authorized under the Plan and (ii) 5,000,000 shares of Stock requested pursuant to this most recent amendment and restatement of the Plan. Such maximum number of shares shall be subject to adjustment in accordance with Section 4(d). Notwithstanding the provisions of Section 4(b) of the Plan, the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 2,000,000 shares. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.
(b)Canceled, Terminated, or Forfeited Awards, etc. Any shares of Stock subject to an Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if (i) shares of Stock otherwise issuable or issued in respect of, or as part of, any Award other than Options and SARs are withheld to cover taxes, such shares shall not be treated as having been issued under the Plan and shall again be available for issuance under the Plan, (ii) shares of Stock otherwise issuable or issued in respect of, or as part of, any Award of Options or SARs are withheld to cover taxes or the exercise price of such Award, such shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, (iii) if any Options are Net Exercised, the aggregate number of shares of Stock subject to such Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan, and (iv) if any stock-settled SARs are exercised, the aggregate number of shares of Stock subject to such SARs shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, shares of Stock tendered to exercise outstanding Options or other Awards or to cover applicable taxes on Awards of Options and SARs shall not be available for issuance under the Plan, but shares of Stock tendered to cover applicable taxes on Awards other than Options and SARs shall be available for issuance under the Plan. The number of shares of Stock remaining available for issuance shall be reduced by the number of shares of Stock subject to outstanding Awards and, for Awards that are not denominated by shares of Stock, by the number of shares of Stock actually delivered upon settlement or payment of the Award; provided, however, that, notwithstanding the foregoing, for every one Share issued in respect of an award of (i) Restricted Stock, (ii) Restricted Stock Units, (iii) Performance Shares, (iv) Performance Units, (v) Performance Awards, and (vi) Other Stock-Based Awards, the number of shares of Stock available for issuance under the Plan shall be reduced by 2.07 shares of Stock for purposes of determining the number of shares of Stock that remain available for issuance under the Plan. Solely for the purpose of applying the limitation set forth in Section 4(a), the number of shares available for issuance under the Plan shall be increased by one Share for every one Share granted in respect of an Award of an Option or SAR that again become available for grant pursuant to this Section 4(b) and 2.07 shares of Stock for every one Share granted in respect of an Award other than an Award of an Option or Stock Appreciation Right that again become available for grant pursuant to this Section 4(b).

110	TreeHouse Foods, Inc.	2023 Proxy Statement

Appendix C
(c)Individual Award Limitations.
(i)Annual Limit on Awards to Participants. Subject to the annual award limitations applicable to a non-employee Director under Section 4(c)(ii), no Participant may be granted under the Plan in any calendar year Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units covering an aggregate of more than 1,500,000 shares of Stock, subject to adjustment as described in Section 4(d) or 10(b). No Participant may be granted Options and SARs with respect to more than 1,500,000 shares of Stock under the Plan in any calendar year, subject to adjustment as described in Section 4(d) or 10(b). The maximum aggregate cash payment with respect to cash-based Awards (including Performance Awards) granted in any one fiscal year that may be made to any Participant shall be $5,000,000.
(ii)Annual Limit on Compensation to Non-Employee Directors. No non-employee Director may receive in any calendar year Awards with an aggregate grant date fair value and cash or other compensation having a value that is, in the aggregate, greater than $800,000 for service as a Director; provided that in any calendar year in which a non-employee Director first joins the Board or during any calendar year in which a non-employee Director is designated as Chairman or Lead Director, such limit shall instead by $1,600,000.
(d)Adjustment in Capitalization.
(i)In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then an adjustment shall be made, as applicable, in (1) the number and class of shares of stock available for Awards under Section 4(a), (2) the limitations in Section 4(c), (3) the shares of Stock that may become subject to an Award the number and kind of shares of stock or other securities into which each outstanding share of Stock was changed, for which each such share of Stock was exchanged, or to which each such share of Stock, as the case may be, (4) the exercise price applicable to outstanding Awards, and (5) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718), such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Stock subject to an Award shall always be a whole number.
(ii)In addition to the adjustments permitted under subparagraph (d)(i) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in subparagraph (d)(i) above, including, but not limited to, (1) modifications of performance goals and changes in the length of Performance Periods, (2) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the shares of Stock available under the Plan or the shares of Stock covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (3) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.
(iii)The determination of the Committee as to the foregoing adjustments set forth in this Section 4(d), if any, shall be made in accordance with Code Sections 409A or 424, to the extent applicable, and shall conclusive and binding on Participants under the Plan.
(e)Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such

2023 Proxy Statement	TreeHouse Foods, Inc.	111

Appendix C
pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, non-employee Directors or Consultant prior to such acquisition or combination.
(f)Minimum Vesting Standards. Any Award granted under this Plan shall be subject to a minimum vesting period of not less than one year following the date the applicable Award is granted. Notwithstanding the foregoing, the Committee may grant Awards covering up to 5% of the total number of shares of Stock authorized under this Plan without respect to the minimum vesting standards set forth in this Section 4(f). Nothing in this Section 4(f) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a holder’s death, Disability, Retirement or in connection with a Change in Control.
Section 5.PERFORMANCE AWARDS, PERFORMANCE SHARES AND PERFORMANCE UNITS
(a)Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Awards, Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Awards, Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Each grant of Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units. Subject to the terms of the Plan, Performance Awards may be granted to Participants in such amounts, subject to such Performance Criteria, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
(b)Earned Performance Awards, Performance Shares and Performance Units. Performance Awards, Performance Shares and Performance Units shall become earned, in whole or in part, based upon the achievement of one or more Performance Criteria or other performance conditions achieved during a Performance Period selected by the Committee. The Committee may provide, at the time of any grant of Performance Shares or Performance Units, that if performance relative to the Performance Criteria exceeds targeted levels, the number of shares issuable in respect of each Performance Share or the value payable in respect of each Performance Unit shall be adjusted by such multiple as the Committee shall specify.
(c)Performance Criteria. At the discretion of the Committee, Performance Criteria may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: working capital, book value, cash flow (including funds from operations), customer satisfaction, combined ratio, earnings (either in aggregate or on a per-share basis), earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA), economic value added, expenses/ costs, gross or net income, gross or net operating margins, gross or net profits, gross or net revenues, inventory turns, margins, market share, net income or earnings, operating income or earnings, operational performance measures, pre-tax income, productivity ratios and measures, profitability ratios, return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment), share price (including growth in share price and total shareholder return), strategic business objectives (including objective project milestones), or transactions relating to acquisitions or divestitures, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Committee shall exclude, unless it determines otherwise at the time that it establishes the Performance Criteria, (i) any or all items

112	TreeHouse Foods, Inc.	2023 Proxy Statement

Appendix C
determined to be unusual in nature and/or infrequent in occurrence as determined under FASB ASC Topic 225, (ii) charges or costs associated with restructuring of the Company or any subsidiary, (iii) discontinued operations, (iv) other unusual or non-recurring items, (v) the cumulative effects of accounting changes or (vi) such other objective factors as the Committee deems appropriate.
The Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.
(d)Certification of Attainment of Performance Criteria. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify the amount of the Performance Award, the number of Performance Shares, or the number and value of Performance Units, that have been earned on the basis of performance in relation to the established Performance Criteria.
(e)Payment of Awards. Earned Performance Awards, Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee’s certification under Section 5(d) above, provided that (i) earned Performance Awards, Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Awards, Performance Shares or Performance Units pursuant to Section 9 of the Plan shall be distributed in accordance with Section 9. The Committee shall determine whether Performance Awards, Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares of Stock payable to be determined based on the Fair Market Value of Stock on the date of the Committee’s certification under Section 5(d) above.
(f)Termination of Service.
(i)Special Termination or Retirement. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, a Participant whose Service terminates by reason of a Special Termination or due to Retirement shall be entitled to a distribution of the same Performance Awards, number of Performance Shares, or the value of Performance Units that would have been payable for the Performance Period had his or her Service continued until the end of the applicable Performance Period (based on actual performance), prorated for the Participant’s length of Service during the Performance Period. Any Performance Awards, Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as the Performance Awards, Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or Designated Beneficiary may have in respect of any Performance Awards, Performance Shares or Performance Units outstanding at the date of the Special Termination or Retirement that are not available to be earned or that are not earned in accordance with this Section 5(f)(i) shall be forfeited and canceled, effective as of the date of the Participant’s termination of Service.
(ii)Termination for any Other Reason. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service is terminated for any reason other than a Special Termination or Retirement prior to vesting in the Performance Awards, Performance Shares or Performance Units, all of the Participant’s rights to Performance Awards, Performance Shares and Performance Units shall be immediately forfeited and canceled as of the date of such termination of Service. Notwithstanding the immediately preceding sentence, a Participant’s rights in respect of unearned Performance Awards, Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of Service for Cause.
(iii)Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 5(f), Section 9 of the Plan shall determine the treatment of Performance Awards, Performance Shares and Performance Units upon a Change in Control, including the treatment of such Awards granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated

2023 Proxy Statement	TreeHouse Foods, Inc.	113

Appendix C
due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.
Section 6.RESTRICTED STOCK AND RESTRICTED STOCK UNITS
(a)Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units granted to each Participant, (ii) the Restriction Period(s) applicable thereto and (iii) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Awards of Restricted Stock Units shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time).
(b)Vesting. Subject to Section 4(f), Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period as specified in the Award Agreement, provided that the Participant continuously provides Service through such vesting date. The Committee in its discretion may provide that the Restriction Period on Restricted Stock and Restricted Stock Units shall lapse, in whole or in part, upon the achievement of one or more Performance Criteria or other performance conditions, during a Performance Period selected by the Committee.
(c)Dividends and Dividend Equivalents. The Committee shall determine whether and to what extent dividends payable on Stock will be credited, or paid currently, to a Participant in respect of an Award of Restricted Stock or Restricted Stock Units; provided however, that in the case of an Award of Restricted Stock or Restricted Stock Units as to which vesting depends upon the satisfaction of a service condition and/or one or more performance conditions, the payment of dividends or dividend equivalents shall be subject to the same service conditions and/or performance conditions, as applicable to the underlying Award. A Participant holding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a shareholder with respect to shares of Stock underlying such Award.
(d)Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock, the Company shall remove the restrictions applicable to the Restricted Stock, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock having an aggregate value equal to the Fair Market Value of one share of Stock.
(e)Restrictions on Transfer. Except as provided herein or in an Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period. Any such attempt by the Participant to sell, assign, transfer, pledge or encumber shares of Restricted Stock and Restricted Stock Units without complying with the provisions of the Plan shall be void and of no effect.
(f)Termination of Service.
(i)Special Termination. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service terminates by reason of a Special Termination during the Restriction Period, a pro rata portion of any Stock related to Restricted Stock or a Restricted Stock Unit held by such Participant shall become nonforfeitable at the date of such termination, based on the number of full calendar months of such Participant’s Service relative to the number of full calendar months in the relevant Restriction Period.
(ii)Retirement. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service terminates by reason of Retirement during the Restriction Period, a pro rata portion of any Stock related to a Restricted Stock Unit held by such Participant shall become nonforfeitable at the date of such termination, based on the number of full calendar months of such Participant’s Service relative to the number of full calendar months in the relevant Restriction Period. If shares of Restricted Stock Units are subject to the achievement of

114	TreeHouse Foods, Inc.	2023 Proxy Statement

Appendix C
Performance Criteria, the pro rata portion of any Stock earned with respect to Restricted Stock Units described in the previous sentence shall only vest based on the actual achievement (if any) of the Performance Criteria and be paid to the Participant at the same time as the Restricted Stock Units are paid to other Participants.
(iii)Termination for any Other Reason. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant’s Service terminates for any reason other than a Special Termination or Retirement during the Restriction Period, any Restricted Stock or Restricted Stock Units held by such Participant shall be forfeited and cancelled as of the date of such termination of Service. Notwithstanding the immediately preceding sentence, a Participant’s rights in respect of unvested Restricted Stock or Restricted Stock Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of Service for Cause.
(iv)Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 6(f), Section 9 of the Plan shall determine the treatment of Restricted Stock and Restricted Stock Units upon a Change in Control, including the treatment of such Awards granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.
Section 7.STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
(a)Grant. Options and SARs may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have the authority to grant Incentive Stock Options, Non-statutory Stock Options and SARs. The grant date of an Option or SAR under the Plan will be the date on which the Option or SAR is awarded by the Committee, or such other future date as the Committee shall determine in its sole discretion. Each Option or SAR shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option or SAR, the number of shares of Stock to which the Option or SAR pertains, the conditions upon which the Option or SAR or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. For the avoidance of doubt, Incentive Stock Options may only be granted to Employees.
(b)Exercise Price. The Committee shall establish the exercise price at the time each Option or SAR is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the grant date. Notwithstanding the foregoing, if an Incentive Stock Option is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the exercise price shall be at least 110% of the Fair Market Value of the Stock on the grant date.
(c)Vesting and Exercisability. Subject to Section 4(f), each Option and SAR awarded to a Participant under the Plan shall vest and become exercisable as specified in the applicable Award Agreement, provided that the Participant continuously provides Service through such vesting date. The Committee, in its discretion, may establish performance conditions with respect to the exercisability of any Option or SAR during a Performance Period selected by the Committee. No Option or SAR shall be exercisable on or after the tenth anniversary of its grant date (the fifth anniversary of the grant date for an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof). The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.
(d)Payment of Option Exercise Price. No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefore is received by the Company. Such payment may be made in cash or its equivalent or, if permitted by the Committee, (i) by exchanging shares of Stock owned by the Participant and which are not the subject of any pledge or other security interest, (ii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price of the portion of the Option being exercised. Additionally, to the extent authorized by the Committee (whether at or after the grant date), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose. The

2023 Proxy Statement	TreeHouse Foods, Inc.	115

Appendix C
Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.
(e)Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price; by (ii) the number of shares of Stock with respect to which the SAR is exercised. At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Stock of equivalent value, or in some combination thereof.
(f)Incentive Stock Option Status. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.
(g)Termination of Service.
(i)Special Termination. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if the Participant’s Service is terminated due to a Special Termination, then all Options and SARs held by the Participant on the effective date of such Special Termination shall vest and become exercisable and shall remain exercisable until the first to occur of (A) the second anniversary of the effective date of such Special Termination (or, for Incentive Stock Options, the first anniversary of such Special Termination) or (B) the expiration date of the Option or SAR.
(ii)Termination for any Other Reason. Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, (A) if the Participant’s Service is voluntarily or involuntarily terminated for any reason other than a Special Termination prior to the expiration date of the Option or SAR, any Options and SARs that have not become vested and exercisable on or before the effective date of such termination shall terminate on such effective date, and (B) if the Participant’s Service is terminated voluntarily or involuntarily for any reason other than a Special Termination or for Cause, any vested and exercisable Options and SARs then held by the Participant shall remain exercisable for a period of 90 days following the effective date of such termination of Service.
(iii)Termination for Cause. Notwithstanding anything contrary in this Section 7(g), if the Participant’s Service is terminated for Cause, then all Options or SARs (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination.
(iv)Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 7(g), Section 9 of the Plan shall determine the treatment of Options and SARs upon a Change in Control, including the treatment of Options and SARs granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.
(v)Limited Extension of Exercisable Period. If the exercise period of an Option or SAR would expire at a time when trading in the Stock is prohibited by federal securities law or the Company’s insider trading policy, the expiration of the Option or SAR shall be automatically extended until the 30th calendar day following the expiration of such prohibition (so long as such extension shall not violate Section 409A).
Section 8.OTHER STOCK-BASED AWARDS
(a)Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards, including, but not limited to, the outright grant of Stock in satisfaction of obligations of the Company or any Affiliate thereof under another compensatory plan, program or arrangement, modified Awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Criteria. Subject to Section 4(f), each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions applicable thereto. Any Other Stock-Based Award may entail the transfer of actual shares of Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Stock, or any combination of the

116	TreeHouse Foods, Inc.	2023 Proxy Statement

Appendix C
foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.
(b)Termination of Service. In addition to any other terms and conditions that may be specified by the Committee, each Other Stock-Based Award shall specify the impact of a termination of Service upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.
Section 9.CHANGE IN CONTROL
(a)In General. If the Participant has in effect an employment, retention, severance or similar agreement with the Company that discusses the effect of a Change in Control on the Participant’s Awards (a “Separate Agreement”), then the terms of the Separate Agreement shall control. If no Separate Agreements exist, except as otherwise specified in an Award Agreement, the provisions of this Section 9 shall apply upon a Change in Control with respect to Awards granted on or after the Effective Date (for the avoidance of doubt, Awards granted prior to the Effective Date shall be governed by the terms of the Plan in effect prior to the Effective Date). Upon a Change in Control, each outstanding Award may be assumed by the New Employer or replaced with an award that preserves the existing value of the Award at the time of the Change in Control and shall provide for subsequent payout in accordance with the same vesting schedule applicable to the original Award; provided, however, that with respect to any Awards that are assumed or replaced, such assumed or replacement awards shall (i) be subject to “double-trigger” vesting as follows: if a Participant’s Service is involuntarily terminated (for a reason other than Cause) or the Participant terminates his or her Service due to Good Reason within 24 months following the Change in Control, such assumed or replacement awards shall immediately vest upon such termination of Service, and (ii) if assumed or replaced in relation to a Performance Award, Performance Share or Performance Unit outstanding under this Plan, also be (A) no longer subject to any Performance Criteria, which shall be deemed satisfied at the higher of actual performance through the date of the Change in Control or the target performance level for such assumed or replaced award and (B) subject only to a time-based vesting period substantially equivalent to the applicable remaining Performance Period for such award, subject to acceleration pursuant to (i) above.
(b)Failure to Assume Awards. In the event the New Employer after a Change in Control does not assume the Award or substitute for the Award an economically equivalent award that meets the requirements of Section 9(a) above, notwithstanding any other provision of the Plan to the contrary, immediately upon occurrence of the Change in Control (i) all outstanding Options, SARs and Other Stock-Based Awards shall become vested and exercisable; (ii) the Restriction Period on Restricted Stock and Restricted Stock Units shall lapse; (iii) each outstanding Performance Award and Performance Share shall be cancelled in exchange for a payment equal to the payment that would have been payable had each such Performance Award or Performance Share been deemed equal to 100% (or such greater or lesser percentage as the Committee shall specify at the grant date or such greater percentage as the Committee shall specify after the grant date) of the amount earned upon full achievement of applicable Performance Criteria; and (iv) each outstanding Performance Unit shall be cancelled in exchange for a payment equal to the value that would have been payable had each such Performance Unit been deemed equal to 100% (or such greater or lesser percentage as the Committee shall specify at the grant date or such greater percentage as the Committee shall specify after the grant date) of its initially established dollar or local currency denominated value. Additionally, in the event the New Employer after a Change in Control does not assume an Award or substitute for an Award an economically equivalent award that meets the requirements of Section 9(a) above, the Committee (as constituted prior to the Change in Control) may provide that in connection with the Change in Control (i) each Option and SAR shall be cancelled in exchange for an amount (payable in accordance with Section 9(c) below) equal to the excess, if any, of the Change in Control Price over the exercise price for such Option or SAR and (ii) each share of Restricted Stock and each Restricted Stock Unit shall be cancelled in exchange for an amount (payable in accordance with Section 9(c) below) equal to the Change in Control Price, multiplied by the number of shares of Stock covered by such Award. Notwithstanding any provision to the contrary, the settlement of Awards under this Section 9(b) shall be made pursuant to its original schedule if necessary to comply with Section 409A.
(c)Payments. Payment of any amounts calculated in accordance with Sections 9(a) and (b) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the date of the Participant’s termination of Service or the Change in Control, as applicable. For

2023 Proxy Statement	TreeHouse Foods, Inc.	117

Appendix C
purposes hereof, the fair market value of one share of stock of the New Employer shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control), in good faith. Notwithstanding any provision to the contrary, the settlement of Awards under this Section 9(c) shall be made pursuant to its original schedule if necessary to comply with Section 409A.
(d)Termination of Service Prior to Change in Control. In the event that any Change in Control occurs as a result of any transaction described in clause (iii) or (iv) of the definition of such term, any Participant whose Service is involuntarily terminated by an Employer other than for Cause, by the Participant for Good Reason or due to a Special Termination, in each case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 9), as continuing in Service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.
Section 10.EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN OR AWARDS
(a)General. The Plan, as most recently restated herein, shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 10, until the 10th anniversary of the Effective Date, after which no new Awards may be granted under the Plan. The Board may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d) of the Plan, materially increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4(c) of the Plan, (iii) materially modify the requirements for participation in the Plan or (iv) modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, subject to Section 10(b), including without limitation, to change the date or dates as of which (A) an Option becomes exercisable, (B) a Performance Award, Performance Share or Performance Unit is deemed earned, or (C) Restricted Stock and Restricted Stock Units becomes nonforfeitable; provided that, without shareholder approval, no outstanding Option or SAR may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d) of the Plan) in a manner that would have the effect of (I) reducing the exercise price of an outstanding Option or an outstanding SAR, (II) cancelling outstanding Options or SARs in exchange for other Options or SARs with an exercise price that is less than the exercise price of the cancelled Option or the cancelled SAR, (III) cancelling an outstanding Option or outstanding SAR with an exercise price that is less than the Fair Market Value of a share of Stock on the date of cancellation in exchange for cash or another Award, or (IV) being treated as a repricing under generally accepted accounting principles. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect in any material way the Participant’s rights under such Award, whether in whole or in part. No amendment, modification, or termination of the Plan or any Award shall adversely affect in any material way any Award theretofore granted under the Plan, without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement without Participant consent, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company.
(b)Adjustment of Awards Upon the Occurrence of Certain Events.
(i)Reciprocal Transactions. The Committee may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the exercise price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares of Stock resulting from any reciprocal transaction.
(ii)Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Board determines that adjustments are appropriate in order to prevent dilution or

118	TreeHouse Foods, Inc.	2023 Proxy Statement

Appendix C
enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the performance-based exception (as defined in Section 409A), the Board will take care not to make an adjustment that would disqualify the Award.
(iii)Fractional Shares and Notice. Fractional shares of Stock resulting from any adjustment in Awards pursuant to this Section 10(b) may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.
Section 11.DEFERRALS AND SECTION 409A
(a)Deferrals. As provided in an Award Agreement, the Board may permit a Participant to defer receipt of cash or shares of Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A).
(b)Section 409A Savings Clause. Notwithstanding anything in this Plan to the contrary, no terms of this Plan relating to Awards or any deferral with respect thereto shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to cause an Award, or the deferral or payment thereof, to become subject to interests and additional tax under Section 409A. Notwithstanding any other provision in the Plan to the contrary, if a Participant is a “specified employee,” as that term is used in Section 409A, at the time of his or her separation from service, no amount that is subject to Section 409A and that becomes payable by reason of such separation from service shall be paid to such Participant before the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) within 30 days following the Participant’s death.
Section 12.GENERAL PROVISIONS
(a)Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy any applicable tax withholding requirements under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld provided however that such amount may not exceed the maximum statutory withholding rate.
(b)Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have all of the beneficial interest and any other entity in which these persons (or the Participant) own all of the voting interests (“Permitted Transferees”). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.
(c)Clawback/Recoupment Policy. Awards granted under this Plan will be subject to recoupment in accordance with any clawback or recoupment policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event

2023 Proxy Statement	TreeHouse Foods, Inc.	119

Appendix C
giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.
(d)No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation, in cash or property, in a manner which is not expressly authorized under the Plan.
(e)No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with an Employer. Each Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.
(f)No Rights as Shareholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.
(g)Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Illinois (without reference to the principles of conflicts of law).
(h)Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.
(i)Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

120	TreeHouse Foods, Inc.	2023 Proxy Statement

Appendix C
(j)No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.
(k)Dividend Treatment. Notwithstanding any other provision herein, no cash dividends or distributions declared with respect to any Award (including Performance Awards) and no dividend equivalents shall be paid to any Participant unless and until the Participant vests in such underlying Award. All unvested dividends and dividend equivalents shall be forfeited by the Participants to the extent their underlying Awards are forfeited.
(l)No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.
(m)Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

2023 Proxy Statement	TreeHouse Foods, Inc.	121

TreeHouse

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600
Oak Brook, IL 60523

http://www.treehousefoods.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V01073-P84389

TREEHOUSE FOODS, INC.
Annual Meeting of Shareholders
April 27, 2023 9:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Kristy N. Waterman and Kelly A. Crosier, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TREEHOUSE FOODS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on April 27, 2023, at www.virtualshareholdermeeting.com/THS2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as listed on the reverse side of this card and at their discretion on any matter that may properly come before the meeting and any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

Continued and to be signed on reverse side

TREEHOUSE FOODS, INC.
ATTN: KRISTY N. WATERMAN
2021 SPRING ROAD, SUITE 600
OAK BROOK, IL 60523

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01072-P84389

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TREEHOUSE FOODS, INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Scott D. Ostfeld	☐	☐	☐
1b. Jean E. Spence	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Advisory vote to approve the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. Advisory vote to approve the frequency of future advisory votes on the Company's executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4, 5 and 6.	For	Against	Abstain
4. Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2023.	☐	☐	☐
5. Approval of amendments to the Company's Certificate of Incorporation to declassify the Board of Directors and phase-in annual director elections.	☐	☐	☐
6. Approval of the amendment and restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan, including an increase in the number of shares subject to the plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date